As filed with the Securities and Exchange Commission on October 2, 2002

                                              Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-11
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                        AAA Realty Income & Growth, Ltd.
       (Exact Name of Registrant as specified in its Governing Instrument)

                           8 Greenway Plaza, Suite 824
                              Houston, Texas 77046
                                 (713) 850-1400
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 H. Kerr Taylor
                             Chief Executive Officer
                                  AmREIT, Inc.
                           8 Greenway Plaza, Suite 824
                              Houston, Texas 77046
                                 (713) 850-1400
                 (Name, Address, including zip code, and telephone number,
                     including area code, of agent for service)

                                   Copies to:

                                Bryan L. Goolsby
                                Kenneth L. Betts
                            Locke Liddell & Sapp LLP
                          2200 Ross Avenue, Suite 2200
                            Dallas, Texas 75201-6776
                                 (214) 740-8000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If this form is filed to register additional Securities for offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|-| --------------------

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|-| --------------------

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|


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


                         CALCULATION OF REGISTRATION FEE

================================================ ================= ========================= ======================= ==============
                                                                       Proposed Maximum         Proposed Maximum       Amount of
       Title of Each Class of Securities           Amount to be         Offering Price             Aggregate         Registration
               to be Registered                     Registered             Per Unit            Offering Price(1)          Fee
------------------------------------------------ ----------------- ------------------------- ----------------------- --------------
------------------------------------------------ ----------------- ------------------------- ----------------------- --------------

           Limited Partnership Units               $25,000,000              $1,000                $25,000,000           $2,300
================================================ ================= ========================= ======================= ==============

(1)  Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o), promulgated under the Securities Act of 1933, as amended.
                                                          ------------------

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED October 2, 2002


                        AAA Realty Income & Growth, Ltd.

                           $1,250,000 Minimum Offering
            Up to 25,000 Units at a purchase price of $1,000 per Unit

         AAA Realty Income & Growth, Ltd. (Fund) is a newly-organized Texas limited partnership that has been formed to acquire free-standing, credit tenant leased (CTL) projects, frontage shopping centers (FSC) and other commercial real estate projects that are located contiguous to major thoroughfares and traffic generators. The proceeds from the sale of the units of limited partnership interests (Units) being offered by us pursuant to this prospectus will be invested in these types of real estate properties. Our goal is to actively manage this portfolio for both income and growth during a seven year period following the closing of this offering and then to liquidate the properties. It is our expectation that the proceeds from the liquidation of the properties will allow us to return to you your original principal and profits. During the time that we manage your investment we expect to generate profits that will allow us to distribute to you a current monthly return on your original investment of 8% during years one through three, 8.5% during years four through six and 9.0% during year seven and the liquidation period. The Units are being offered at a price of $1,000 per Unit.

         You must purchase 5 Units for $1,000, except for those of you who live in the states described beginning on page ___ of this prospectus. All money received from you will be placed in an interest-bearing escrow account with Wells Fargo until we receive a minimum of $1,250,000 (1,250 Units). Your money will be promptly returned to you if we do not sell this minimum number of Units by March 31, 2003.

         This prospectus gives you detailed information about the Fund and the Units. You are encouraged to read this document carefully. In particular, you should read the "Risk Factors" section beginning on page ___ for a description of various risks you should consider in evaluating an investment in the Units, including the following:

o the total reliance on the general partner of the Fund to select properties to be acquired and to conduct our operations,

o the lack of a liquid market for the Units, resulting in an inability to resell except at a substantial discount from the purchase price,

o    the limited voting rights of Unit holders,

o the inability of the Fund to liquidate its properties for a period of seven years,

o the substantial fees that will be paid to the general partner and/or its affiliates,

o    the Partnership may use debt to acquire properties,

o the properties to be acquired have not been identified and prospective investors will not have the opportunity to investigate the properties prior to investing in the Partnership,

o the conflicts of interest facing the general partner and dependence on tenants for our revenue.

         Neither the SEC, the Attorney General of the State of New York nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

         The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.







                               October ______, 2002

No person has been authorized to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus in connection with the offering of the Units made hereby and, if given or made, that information or representation must not be relied upon as having been authorized by the Fund or the general partner. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation of an offer.

                                                               TABLE OF CONTENTS

                                                                                                                 Page
       Questions and Answers About This Offering...............................................................
       Summary of the Offering.................................................................................
       Risk Factors............................................................................................
              Investment Risks.................................................................................
              Business Risks...................................................................................
              Federal Income Tax and ERISA Risks Relating to the Units.........................................
       Suitability Standards...................................................................................
       Investment Objectives and Criteria......................................................................
              General..........................................................................................
              Acquisition and Investment Policies..............................................................
              Development and Construction of Properties.......................................................
              Terms of Leases and Tenant Creditworthiness......................................................
              Financing Policies...............................................................................
              Affiliate Transaction Policy/Joint Venture Investments...........................................
              Disposition Policies.............................................................................
              Other Policies...................................................................................
       The Properties..........................................................................................
       Management..............................................................................................
              The General Partner..............................................................................
              Management.......................................................................................
              AmREIT...........................................................................................
       Estimated Use of Proceeds...............................................................................
       Compensation of the General Partner and Affiliates......................................................
       Conflicts of Interest...................................................................................
       General Partner's Fiduciary Responsibility..............................................................
       Distributions and Allocations...........................................................................
       Prior Performance.......................................................................................
       Management's Discussion and Analysis of Financial Condition and Results of Operations...................
       Summary of Partnership Agreement........................................................................
              Powers of the General Partner....................................................................
              Liabilities of our Limited Partners; Nonassessability of Units...................................
              Other Activities of the General Partner..........................................................
              Rights and Obligations of Limited Partners.......................................................
              Voting Rights of the Limited Partners............................................................
              Mergers and Consolidations.......................................................................
              Removal of General Partner.......................................................................
              Assignability of General Partner's Interests.....................................................
              Books and Records; Rights to Information; Annual Audits..........................................
              Meetings of Limited Partners.....................................................................
              Transferability of Units.........................................................................
              Repurchase of Units..............................................................................
              Distribution Reinvestment Plan...................................................................
              Proxy to Liquidate...............................................................................
              Dissolution and Termination......................................................................
       Investment By Tax-Exempt Entities and ERISA Considerations..............................................
              General..........................................................................................
              Minimum Distribution Requirements - Plan Liquidity...............................................
              Plan Assets - Generally..........................................................................
              Plan Assets - Definition.........................................................................
              Plan Asset Regulations - Available Exemptions Publicly Offered Securities Exemption..............
              Plan Asset Consequences - Prohibited Transaction Excise Tax......................................
              Annual Valuation.................................................................................
       Federal Income Tax Aspects..............................................................................
              General..........................................................................................
              Necessity of Prospective Shareholders Obtaining Professional Advice..............................
              Opinion of Special Counsel.......................................................................
              Classification as a Partnership..................................................................
              Publicly Traded Partnership Status...............................................................
              Partners, Not Partnership, Subject to Tax........................................................
              Partnership's Allocation.........................................................................
              Disposition of Units.............................................................................
              Passive Activity Loss Limitations................................................................
              Treatment of Gain or Loss on Sale of Property....................................................
              Characterization of Leases.......................................................................
              General Principles of Partnership Taxation.......................................................
              Alternative Minimum Tax..........................................................................
              Withholding Taxes................................................................................
              Syndication and Organizational Expenditures......................................................
              Investment by Qualified Plans and IRAs...........................................................
              State and Local Tax Consequences.................................................................
       Reports to Investors....................................................................................
       Plan of Distribution....................................................................................
       Supplemental Sales Material.............................................................................
       Legal Opinions..........................................................................................
       Additional Information..................................................................................
       Glossary................................................................................................


                                        1
                    QUESTIONS AND ANSWERS ABOUT THE OFFERING

         The following questions and answers are intended to provide brief answers to frequently asked questions by prospective investors concerning the offering. These questions and answers do not, and are not intended to, address all the questions that may be important to you. Prospective investors should carefully read the "Summary" section and the remainder of this prospectus as well as the annexes and the documents incorporated by reference in this proxy statement for more information regarding the offering.

Q.   What is AAA Realty Income & Growth, Ltd.  ("AAA" or "Fund")

A. We are a Texas limited partnership formed to acquire and develop free-standing CTL projects, frontage shopping centers and other commercial projects that are located contiguous to major thoroughfares and traffic generators. AAA will invest in (buy, develop or redevelop) projects that will be leased to tenants such as those described below, as well as others. We will manage these projects, collect rents and then sell the projects for an anticipated profit. We initially plan to pay an annual distribution of 8%, payable monthly (which distribution is expected to increase to 8.25% in years four through six and 8.5% in year seven), to you. As we sell our projects we will reinvest the profits (after paying to you an estimated tax obligation on the capital gains), and repeat the process during a seven-year period following completion of this offering, during which the general partner will actively manage the portfolio. After seven years from the date of this prospectus, we will sell all of our projects and return your original capital contributions and profits to you. We estimate that this final liquidation will take approximately twelve to eighteen months.

Q.   What are the financial goals and timetable of  AAA?

A. By actively managing our real estate portfolio we believe we will be able to achieve the following goals:

o To generate monthly distributions to you in the amount of 8% per annum on your original investment for the first three years, increasing to 8.25% per annum during the second three years and 8.5% during the final year of investment;

o To generate a total yield to you of between 12% to 15% per annum on your original investment, including the monthly distribution described above; and

o To return your capital and profits to you by commencing liquidation of our properties on or before the seventh anniversary date of the closing of this offering.

Q.   Who is the sponsor of AAA Realty Income & Growth, Ltd.?

A. AmREIT Realty Investment Corp. (ARIC), a wholly-owned subsidiary of AmREIT, Inc., is the sponsor of the Fund. ARIC is an entrepreneurial real estate operating company ("REOC"). AmREIT, a real estate investment trust, is listed on the American Stock Exchange (AMEX:AMY) and is a pre-eminent sponsor of high quality real estate investment opportunities to the financial planning community. AmREIT researches, identifies and participates in exceptional real estate opportunities through its investment funds. For more than sixteen years we have established a track record of investing in commercial real estate built on outstanding locations and leased to "parent companies" in the retail, financial services and banking, medical and restaurant sectors. AmREIT's tenant list includes some of the finest companies in the U.S., including Goodyear Tire, Washington Mutual, IHOP, McDonalds, Hermann Hospital, Radio Shack, Sprint, Coldwell Banker, Jack in the Box, Guaranty Federal, Bennigan's, Chili's, Texas Children's Hospital and Discount Tire. AmREIT's service providers include Wells Fargo, Deloitte & Touche, Locke Liddell & Sapp and Resources Connection. AmREIT's management team has over 100 years of collective experience in the business of acquiring, developing, managing and marketing real estate.

Q.   What is the track record of the sponsor?

A. AmREIT and its predecessors have been sponsoring real estate investment partnerships since 1986. Since that time they have sponsored 14 funds which have raised approximately $70 million of dollars of capital. To date, no investment fund has ever missed a scheduled distribution.

Q.   In your opinion, where does AAA fall within the risk and reward spectrum?

A. As a result of our over 16 years of experience, it is our opinion that there are basically three types of real estate funds spanning the risk and reward spectrum: income, income and growth and growth funds. Each type of real estate fund has different strategies, targeted benefits and risks. Income funds normally have minimum if any debt, a property holding period of 15 years or more, current distributions of 5% to 7% and a total targeted yield of 9% to 10%. Growth funds typically have significant debt (80+%), a short holding period of three to five years, no current distributions and a total targeted yield of 18% or more. Income and growth funds in our opinion, combine the best of both ends of the spectrum and typically have moderate debt (50%-75%), a holding period of seven to eight years, current distributions of 7% to 9% and a total targeted yield of 12 to 15% per annum. AAA represents the middle or "balanced" fund type.

Q. What fees will ARIC, as the sponsor, earn during the operational stage of the investment?

A. ARIC will earn a fee equal to 1% of capital contributions annually for the administrative services it performs, which will include accounting, communication and marketing. Also, ARIC and its affiliates may earn a market fee or commission for services actually rendered. For instance, if it provides property management services for a project owned by the Fund, ARIC can collect a fee that does not exceed market rates. ARIC's fee schedule is based on comparable fee schedules of other national real estate operators. ARIC will in no event be allowed to collect a fee for a service not actually performed, or collect a fee that is not based on an industry competitive formula.

Q.   What is "active management" and how is it a benefit to an investor?

A. "Active management" simply means that we will be constantly "working the portfolio" for our investors during the seven-year term of the property ownership. We will build, buy, joint venture, manage and sell projects for AAA. After we acquire a property we will attempt to maximize income and increase value. We will constantly monitor the marketplace and when we believe the time is right to maximize the investment, we will sell the project. We then reinvest the profits that have been created after paying to you your estimated tax payment resulting from that sale. By actively managing our portfolio of real estate investments, and by reinvesting the original capital into additional projects during the seven-year investment period, we should be able to mitigate a number of the risks involved in real estate investment and provide maximum profitability for the Fund through the compounding effect of reinvestment of profits.

Q. Does the general partner use any specific criteria when selecting a potential property for acquisition?

A. Yes. AmREIT has developed over its 16-year operating period a proprietary "AmREIT Decision Logic" system of analysis for every project that its reviews. Over 25 specific factors are contained within this decision logic, including demographic studies, traffic flow review, environmental review, site planning and financial analysis. The general partner will apply this proven model to each property it proposes to acquire for the Fund.

Q.   Will the sponsor invest its own money into the Fund?

A. Yes. ARIC believes it should have its own capital invested along side its partners. ARIC has invested $250,000 into the Fund on the same terms and conditions as you will.

Q.   When will the Fund be liquidated?

A. The Fund will enter its liquidation stage commencing seven years from the date of this prospectus. If the general partner does not commence a final liquidation of the portfolio at that time, it will forfeit its $250,000 investment. We believe we will be able to return to you your original investment and the majority of your profits within eighteen months of liquidation. It is our experience that some residual ownership in some projects may continue beyond this period of time and you will continue to receive your pro-rata profits according to the terms of the partnership agreement.

Q.   What type of properties will the Fund invest in?

A. We will generally invest in commercial real estate properties on lease to primarily "parent companies" under long term leases. We will invest in these projects through sale-leaseback transactions with our credit tenant lease tenants, through acquisition of existing single and multi-tenant projects where we can add value and through the development of build to suit projects for both single and multi-tenant clients. We will specialize in the general retail, financial services and banking, medical, and restaurant sectors.

Q.   What are the terms of your leases?

A. We anticipate entering into "net leases", generally having terms of five to twenty-five years, many of which will have renewal options for an additional five to twenty-five years. "Net lease" means that the tenant, not the Fund, is generally responsible for repairs, maintenance, property taxes, utilities and insurance. We often enter into leases where we have responsibility for replacement of specific components of a property such as the roof of the building or the parking lot.

Q.   Do you currently own any real estate properties?

A. Yes, the Fund currently intends to acquire from the general partner one fee simple International House of Pancake restaurant ("IHOP"). Although this is substantially a "blind pool" offering, the Fund has identified this first property. The property is an existing restaurant with a 25-year triple net lease, guaranteed by IHOP. The restaurant was constructed approximately 18 to 24 months ago and is currently operating and paying rent.

Q.   How does the Fund get its properties?

A. AmREIT has generated a very strong reputation in the real estate marketplace and its client list of CTL and FSC tenants is of high quality. Because AmREIT is organized as a REIT (Real Estate Investment Trust) it is prohibited by federal tax law from buying and selling properties on an active basis. Therefore, the general partner anticipates AmREIT will use this expertise to secure projects for AAA. AmREIT will benefit from the success of the Fund through its indirect ownership of the general partner. This synergistic relationship should allow the Fund to acquire projects that it might not be able to secure without the relationships and expertise that AmREIT has grown over many years. Ultimately, however, the selection of all real estate investments of the Fund will be made by the general partner in its sole discretion.

Q.   Does AmREIT get first rights to selection of properties?

A. Yes. However, AmREIT has traditionally generated a large number of potential projects that it considers to be very attractive but can not purchase because of numerous reasons. These include concentration of credit issues, projects that are outside the acquisition criteria of AmREIT and capital constraints. This is the primary reason AmREIT has created the Fund.

Q.   What kind of offering is this?

A. We are offering the public up to 24,750 Units on a "best efforts" basis. The general partner, in its sole discression, can increase the offering by up to another 25,000 Units, which would also be offered on a "best efforts" basis.

Q.   Is there a liquidity provision if I need to liquidate my investment?

A. Yes, although there is no active trading market for the Fund, the Fund will have the authority to re-purchase Units from investors seeking liquidity. On an annual basis, after the first twenty-four months of investment, a limited partner may request that the Fund re-purchase his Units. The Fund will be limited to the number of Units it may re-purchase in any given year to 250 Units. The formula for re-purchase will be one whereby, (1) cumulative distributions from all sources, added together with (2) the re-purchase price of the Units, will equal a return of 100% of the partners original capital plus a 2% per annum return on their Adjusted Capital Account (as defined in the partnership agreement).

Q.   What is a "best  efforts" offering?

A. When Units are offered to the public on a "best efforts" basis, the brokers participating in the offering are only required to use their best efforts to sell the Units and have no firm commitment or obligation to purchase any of the Units.

Q.   Who can buy Units?

A. If you receive a copy of this prospectus, you may buy Units provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed information set forth under the caption "Suitability Standards" in this prospectus.

Q.   Is there any minimum investment required?

A. Yes. Generally, you must invest at least $5,000. Except in Maine, Minnesota, Nebraska and Washington, if you already own our Units or have purchased Units from an affiliated public real estate program, you can make purchases for less than the minimum investment. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing under the caption "Suitability Standards" in this prospectus.

Q.   What will you do with the money raised in this offering?

A. We intend to invest a minimum of 88% of the proceeds from this offering to acquire real estate properties, and approximately 12% of the proceeds will be used to pay fees and expenses of this offering and acquisition-related expenses. The payment of these fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $1,000 per Unit.

     Until we invest the proceeds of this offering in real estate, we will invest in short-term, highly liquid investments. These short-term investments will not earn as high a return as we expect to earn on our real estate investments, and we cannot guarantee how long it will take to fully invest the proceeds in real estate. We intend to initially invest or commit to initially invest substantially all of the money raised in this offering within one year of the termination of this offering, subject to market conditions.

Q.   How do you plan to overcome this "load"?

A. By actively managing the portfolio of projects we anticipate creating profits from both rental income as well as from sale of the projects. After paying to you the monthly distribution of 8% to 8.5% per annum (see above) we will reinvest the remaining profits, after paying to you the estimated tax from the sale of the projects. This active management strategy should create compounded growth as we repeat the process of investing, collecting rent and selling.

Q.   Will I be notified of how my investment is doing?

A. You will receive periodic updates on the performance of your investment with us, including:

o Monthly distributions with a confirmation of the amount invested and the return on that investment;

o    Four detailed financial and activity reports;

o    An annual report; and

o    An annual IRS Schedule K-1.

Q.   When will I get my detailed tax information?

A. Your Schedule K-1 tax information will be mailed to you on or before February 15 of each year.

Q.   Who can help answer my questions?

A. If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:


                          Investor Services Department
                                  AmREIT, Inc.
                           8 Greenway Plaza, Suite 824
                              Houston, Texas 77046
                                  800-888-4400

               For change of address and lost checks: extension 10

           For other questions regarding your investment: extension 24

                             SUMMARY OF THE OFFERING

         This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that is important to your decision whether to invest in the Fund. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section.

AAA Realty Income & Growth, Ltd.

         AAA Realty Income & Growth, Ltd. is a newly formed Texas limited partnership. The business address and registered office of the Fund is located at the office of the general partners, 8 Greenway Plaza, Suite 824, Houston, Texas 77046, telephone (713) 850-1400.

General Partner

         AmREIT Fidelity Corporation, a wholly-owned subsidiary of ARIC, is the general partner of the Fund and will be responsible for all of the Fund's operations, including making all decisions with respect to real estate acquisitions. For information regarding the previous experience of the general partner and its affiliates in the management of real estate programs, please review the information under the caption "Prior Performance Summary." An affiliate of the general partner includes generally any entity in which the general partner owns 10% or more or otherwise controls, any person owning, directly or indirectly, 10% or more of the general partner and any officer, director or partner of the general partner.

Summary Risk Factors

         Following are the most significant risks relating to an investment in the Fund:

o The partnership agreement imposes substantial restrictions on transfers of your Units. No public market for the Units currently exists or is ever likely to develop so it will be difficult to sell your Units. In fact, our partnership agreement restricts your ability to participate in a public trading market or anything substantially equivalent to one by providing that any transfer which may cause us to be classified as a "publicly traded partnership" as defined in Section 7704 of the Internal Revenue Code shall be deemed void and shall not be recognized by us. Because classification of the Fund as a "publicly traded partnership" may significantly decrease the value of your Units, our general partner intends to use its authority to the maximum extent possible to prohibit transfers of Units which could cause us to be classified as a "publicly traded partnership." If you are able to sell your Units at all, you will likely have to sell them for substantially less than the price you paid for them in the offering.

o Although the Fund currently owns an IHOP property, this is substantially a "blind pool" offering, meaning we have not identified all of the properties in which there is a reasonable probability that we will invest the proceeds of this offering. A reasonable probability exists when we have entered into a contract for the purchase of a property that does not contain material contingencies that make the ultimate closing unlikely. Accordingly, you will not have the opportunity to evaluate all the properties that we acquire before you make your investment in us. You must rely totally upon the general partner's ability to select properties.

o You must rely on the general partner and entities affiliated with it for the day-to-day management of our business.

o You will have limited voting rights and, therefore, will have minimal control over the Fund's operations.

o The general partner has a net worth that is limited in amount, substantially illiquid and not readily marketable. Accordingly, we cannot guarantee that the general partner will have sufficient cash to make any required payments to the Fund.

o The number of properties that we will acquire and the diversification of our investments will be reduced if we sell less than all of the 25,000 Units being offered by this prospectus. If we only sell the minimum 1,250 Units, we may buy only one property. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio of properties by geographic location and property type.

o The Fund will pay substantial fees to the general partner and its affiliates regardless of whether the Fund is successful.

o Real estate investments are subject to the risks of general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

o We may invest some or all of the offering proceeds to acquire vacant land on which a building will be constructed in the future. This type of investment involves risks relating to the builder's ability to control construction costs, failure to perform, or failure to build in conformity with plan specifications and timetables. We will be subject to the risk of cost overruns and time delays for properties under construction. Increased costs of newly constructed properties may reduce our returns to you, while construction delays may delay our ability to distribute cash to you.

o We do not anticipate commencing a final liquidation of the Fund until after the seventh anniversary of the date of this offering. Before you invest in the Fund, you should see the complete discussion of the "Risk Factors" beginning on page ___ of this prospectus.

o We expect to generally fund 60% of the acquisition costs of the properties through borrowings secured by the particular property. The use of leverage exposes the Fund to the potential loss of the property securing the debt.

Properties To Be Acquired

         As of the date of this prospectus, the general partner has acquired one IHOP restaurant property for a purchase price of approximately $1,900,000. The general partner will sell this property to the Fund, at cost, upon completion of this offering. See "The Properties." Upon receipt of proceeds of greater than $1,250,000, we anticipate closing upon this property and we will seek to acquire and operate additional commercial real estate properties we have described in this prospectus. Although we are authorized to purchase all types of commercial properties, including, without limitation, office buildings, shopping centers, business and industrial parks, manufacturing facilities, warehouses and distribution facilities and other similar real estate properties, and may in fact acquire any such type of property, we will primarily seek to invest in free-standing CTL properties and frontage shopping centers, many of which will be located in suburban areas. We will purchase properties, which are newly constructed, under construction or have been constructed and have operating histories. All properties may be acquired, developed and operated by us either alone or jointly with another party. We are likely to enter into one or more joint ventures for the acquisition of properties with AmREIT or other future AmREIT programs. We anticipate that most of our properties will be leased to credit worthy tenants on a "net lease" basis. In other words, the tenant will pay as additional rent substantially all costs associated with the repair and maintenance of the building, real estate taxes, insurance and other similar costs associated with a building. Whenever possible, we intend to execute leases for our properties at or prior to the closing of the acquisition of such properties.

Possible Leverage of Properties

         We do not anticipate borrowing more than 60% of the value of our real estate properties, as determined by management valuations, utilizing market assumptions and valuation methods. The general partner, however, is authorized under the partnership agreement to borrow against properties acquired by the Fund in amounts of up to 75% of the total market value of all properties acquired by the Fund for purposes of acquisition, maintenance, repair or improvement of such properties. See the information under the caption "Investment Objectives and Criteria - Borrowing Policies" on page ____ of this prospectus for a more detailed discussion of our borrowing policies.

Estimated Use of Proceeds of Offering

         We anticipate that we will invest approximately 88% of the proceeds of this offering in real estate. We will use the remainder of offering proceeds to pay selling commissions and fees, expenses relating to the selection and acquisition of properties and the costs of the offering and organizing the Fund.

Investment Objectives

         Our investment objectives are:

o to provide dependable, increasing, monthly distributable cash to you by actively managing our real estate portfolio for a period of seven years;

o    to preserve, protect and return your capital contribution; and

o to realize growth in the value of our properties upon our ultimate sale of such properties. We may only change these investment objectives upon approval of a majority of the investors.

Distributions and Allocations

         We expect to distribute cash flow from operations to investors on the fifteenth of each month, following the first month of investment by a partner. You may, from time to time, be allocated more taxable income than the amount of cash flow you will receive because the partnership's deductions for depreciation and other tax losses allocable to you might not be sufficient to offset taxable income. In general, we anticipate that you will receive sufficient cash distributions to pay your income tax liability resulting from such allocation of income, unless you participate in the distribution reinvestment plan, in which case you will be allocated your share of taxable income, including income allocable to units acquired pursuant to the distribution reinvestment plan, even though you will receive no cash distributions from the partnership. Our investment objective of maximizing distributable cash will directly benefit you in this regard. Please see the "Summary of the Partnership Agreement" section of this prospectus on page ____ for more information about the Units. If you want to read more about the allocation and distribution of cash flow from operations and the net proceeds from the sale or exchange of properties or the allocation of taxable income and loss, please see the "Distribution and Allocations" section of this prospectus on page ____.

Conflicts of Interest

         The general partner and its affiliates will experience conflicts of interest in connection with the management of the Fund, including the following:

o The general partner and its affiliates will have to allocate their time between the Fund and other real estate programs and activities in which these are involved.

o The general partner may compete with other AmREIT programs for the same tenants in negotiating leases or in selling similar properties at the same time.

o The general partner must determine which AmREIT program or other entity should enter into a joint venture for the acquisition and operation of specific properties with affiliates of the general partner.

The general partner and its affiliates may be entitled to the payment of significant fees in connection with Fund transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us.

See the "Conflicts of Interest" section of this prospectus on page ____ for a detailed discussion of the various conflicts of interest relating to your investment in Units. The following chart indicates the relationship between the general partner and its affiliates, which will be providing services to the Fund.

Prior Offering Summary

         Affiliates of the general partner have previously sponsored 14 publicly offered and privately placed real estate limited partnerships, 13 of which were on an unspecified property or "blind pool" basis. As of August 31, 2002, these affiliates have raised over $40 million from approximately 1,800 investors in these 14 real estate programs. The "Prior Performance Summary" on page ____ of this prospectus contains a discussion of the AmREIT programs sponsored to date. Certain statistical data relating to prior funds with investment objectives similar to ours is also provided in the "Prior Performance Tables" included at the end of this prospectus.

Compensation To General Partners and Affiliates

         The general partner and its affiliates will receive compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the following table:


       Recipient                          Type of Compensation                                   Amount
                                          Organizational Stage
Affiliated Selected      Securities Commissions and Due Diligence                Up to 8% (7% commission and 1% due
Dealer                   Reimbursements. It is anticipated that most of the      diligence reimbursement) of the price
                         Units will be placed through unaffiliated               of Units placed, but only to the
                         broker/dealers.                                         extent Units are sold by an Affiliated
                                                                                 Selected Dealer.
General Partner,         Dealer Manager Fee.                                     Up to 2.5% of the price of Units
Affiliates and/or                                                                placed.
Selected Dealers
General Partner or       Reimbursements of their advances of the Fund's          Amount cannot be determined at this
Affiliates               organizational and offering expenses, including legal   time; however, in the event all of the
                         and accounting fees, printing costs, filing fees and    Units offered hereby are sold, the
                         distribution costs.                                     amount is limited to $375,000.

                                           Operational Stage

General   Partner   or  Asset  Management  Fee  equal  to  1% of  the  capital  Amount  cannot be  determined at this
Affiliates              contributed.                                            time.

General Partner,        Development Fee ranging from 4% of project costs, not   Amount cannot be determined at this
Affiliates, or          to exceed 6% of project costs depending on project      time.
Unrelated Third         size and scope of development. These development fees
Parties                 shall be paid only for services actually rendered,
                        and if paid to the General Partner or an affiliate, the
                        aforementioned fees will not exceed the fees which would
                        customarily be charged in arm's length transactions by
                        others rendering similar services in the same geographic
                        area for similar services.

General Partner,        Property management fees not to exceed 4% of the        Amount cannot be determined at this
Affiliate or            gross rentals (base rental, percentage rental           time.
unrelated third         and  expense reimbursement) received from multi-tenant
parties                 or multi-pad properties; for providing management,
                        operating, maintenance and other services required to
                        maintain a quality property. These property management
                        fees shall be paid only for services actually rendered,
                        and if paid to the General Partner or an affiliate, the
                        aforementioned fees will not exceed the fees which would
                        customarily be charged in arm's length transactions by

                                       12

                        others rendering similar services in the same geographic area for similar services.

General Partner,        Property  Leasing  Fees not to  exceed 2% of base rent  Amount  cannot be  determined at this
Affiliate or            on a lease renewal,  and not to exceed 6% of base rent  time.
unrelated third         on  an  initial  lease;  for  procuring   tenants  and
parties                 negotiating  the  terms of the  tenant  leases.  These
                        leasing fees shall be paid only for services actually
                        rendered, and if paid to the General Partner or an
                        affiliate, the aforementioned fees will not exceed the
                        fees which would customarily be charged in arm's length
                        transactions by others rendering similar services in the
                        same geographic area for similar services.

General Partner,        Brokerage  Commissions  not to  exceed 6% of the sales  Amount  cannot be  determined at this
Affiliate or            price on  co-brokered  transactions  and not to exceed  time.
unrelated third         3% of the sales price on solo  brokered  transactions;
parties                 for  the   identification   of  the   buyer   and  the
                        coordination and negotiation of the sales terms. These
                        brokerage commissions shall be paid only for services
                        actually rendered, and if paid to the General Partner or
                        an affiliate, the aforementioned fees will not exceed
                        the fees which would customarily be charged in arm's
                        length transactions by others rendering similar services
                        in the same geographic area for similar services.
                        Additionally, if the aforementioned fees are paid to the
                        General Partner or an affiliate, the General Partner
                        will subordinate the payment of these fees to the return
                        of 100% of the Limited Partners capital plus an 8% per
                        annum uncompounded return on their Adjusted Capital if
                        the property being sold does NOT generate an annual
                        property level return of at least 10% per annum on the
                        equity contributed, and, if in the aggregate, all
                        properties that the Partnership has sold have not
                        generated a property level return of at least 10% per
                        annum on the equity contributed. The General Partner
                        will be entitled to the payment of the aforementioned
                        fees if the above criteria has been met.


General Partner,        Debt Placement Fees not to exceed 1% of the debt        Amount cannot be determined at this
Affiliate or            placed on the project, for the solicitation to          time.
unrelated third         lenders, negotiation of loan terms and coordination
parties                 of documents involved with both construction loans

                                       13

                        and permanent loans. These debt placement fees shall be paid only for services actually rendered, and if paid to the General Partner or an affiliate, the aforementioned fees will not exceed the fees which would customarily be charged in arm's length transactions by others rendering similar services in the same geographic area for similar services.

                                          Liquidation Stage

General Partner         Subordinated Interest in Partnership Profits,           Amount cannot be determined at this
                        Losses  and Distributions for serving as General Partner time.
                        of the Partnership as described under  "DISTRIBUTIONS
                        AND ALLOCATIONS."

General Partner or      Reimbursements of their actual costs for performing     Amount cannot be determined at this
Affiliate               acquisition, development, management and                time.
                        administrative functions for the Partnership.


Nonetheless, the general partner may not receive compensation in excess of the maximum amount permitted under the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association (NASAA Guidelines). The general partner and its affiliates may receive a number of other smaller items of incidental expense reimbursement during the operation and liquidation stages of the Fund. For specific details relating to the compensation of the general partner, please review the information under the caption "Compensation of the General Partner and Affiliates" on page ______ of this prospectus.

Depreciation and Cost Recovery Method

         For income tax purposes, we intend to use the straight-line method of depreciation for the real properties to be acquired. For more information about the tax implications of an investment in the Units, please review the information under the caption "Federal Income Tax Aspects" on page ____ of this prospectus.

Partnership Agreement

         Your rights and obligations in the Fund and your relationship with the general partner will be governed by the partnership agreement. Some of the significant features of the partnership agreement include the following:

o Voting Rights. A majority of you may vote to: (1) amend the partnership agreement, subject to certain limitations; (2) change our business purpose or our investment objectives; and
                  (3) remove the general partner. In the event of any such vote, you will be bound by the majority vote even if you did not vote with the majority.

o Mergers and Consolidations. The partnership agreement prohibits the general partner from initiating any merger or consolidation by the Fund with any other partnership or corporation. We may not merge or consolidate with any other partnership or corporation without approval by a majority of you.

For a detailed discussion concerning the terms of the partnership agreement, please review the information under the caption "Summary of Partnership Agreement" on page ______ of this prospectus. A complete copy of the partnership agreement is attached as Exhibit "A" to this prospectus.

Glossary

         We have defined certain terms, which have initial capital letters in the "Glossary" on page ______ of this prospectus.

                                  RISK FACTORS

         Before you decide to invest in the Fund, you should be aware that your purchase of Units involves a number of risks. In addition to the other information included in this prospectus, you should specifically consider the following risks before purchasing Units. The following information summarizes all material risks related to the acquisition of the Units.

Investment Risks

         There is no public trading market for your Units. We do not anticipate that a public trading market will ever develop for your Units. In fact, our partnership agreement restricts our ability to participate in a public trading market or anything substantially equivalent to one by providing that any transfer which may cause us to be classified as a "publicly traded partnership" as defined in Section 7704 of the Internal Revenue Code shall be deemed void and shall not be recognized by us. The classification of the Fund as a "publicly traded partnership" may significantly decrease the value of your Units. As a result, our general partner intends to use its authority to the maximum extent possible to prohibit transfers of Units which could cause us to be classified as a "publicly traded partnership."

         Your Units have limited transferability and lack liquidity. Except for certain intra-family transfers, you are limited in your ability to transfer your Units. Our partnership agreement and certain state regulatory agencies have imposed restrictions relating to the number of Units you may transfer. In addition, the suitability standards applied to you upon the purchase of your Units may also be applied to persons to whom you wish to transfer your Units. Accordingly, you may find it difficult to sell your Units for cash or you may have to sell your Units at a substantial discount. You may not be able to sell your Units in the event of an emergency, and your Units are not likely to be accepted as collateral for a loan. For a more detailed description of these limitations on transfer, please see "Summary of Partnership Agreement - Transferability of Units."

         This offering is only suitable for long-term investors. As discussed above, your Units lack a public trading market and have transfer restrictions. In addition, we are limited in our ability to buy back your Units pursuant to the repurchase reserve. We do not anticipate commencing liquidation of the properties until the seventh anniversary of the Fund. See "Investment Objectives and Criteria -- Disposition Policies." For each of these reasons, you should view your investment in Units strictly as a long-term investment.

         You are participating in a "blind pool" offering and must rely totally on our general partners for selection of properties. This offering is commonly referred to as a "blind pool" offering, meaning our general partner has not identified all of the properties in which there is a reasonable likelihood that we will invest the proceeds of this offering. You must rely upon the ability of our general partner with respect to the investment in and management of unspecified properties, and you will not have an opportunity to evaluate for yourself the relevant economic, financial and other information regarding the specific properties in which the proceeds of this offering will be invested. You should be aware that any appraisals we may be required to obtain for each property we acquire are merely estimates of value and should not be relied upon as accurate measures of true worth or realizable value. We cannot assure you that we will successfully obtain suitable investments or that, if we make investments, we will achieve our objectives.

         No Operating History. Because the Fund is a new venture, it has no operating history in the current market to evaluate. Although management of the general partner has substantial experience in commercial real estate development and investment, no assurance can be given that the Fund's operations will approximate the results of those other projects or that they will be successful in operating the Fund. The profitability and marketability of the Fund will depend upon many factors beyond the control of the general partner.

         You must rely on our general partner for management of our business. Our general partner will make all decisions with respect to the management of the Fund. As a limited partner, you will have no right or power to take part in the management of the Fund, except through the exercise of your limited voting rights. You will be relying almost entirely on our general partner for management of the Fund and the operation of its business. See "Management." Our general partner may only be removed under those conditions set forth in our partnership agreement. If our general partner is removed, it will receive payment equal to the fair market value of its interest in the Fund as agreed upon by our general partner and the Fund or by arbitration if they are unable to agree. See "Summary of Partnership Agreement - Voting Rights of the Limited Partners."

         Conflicts of Interest. The organization and operation of the partnership involves various conflicts of interest between the Fund, the general partner and its affiliates. These include the general partner's identification and origination of property acquisitions both for the Fund and others, including AmREIT, and the general partner's management of its own development activities and those of its affiliates, which may be in competition with the Fund's properties. Also, the compensation payable to or for the benefit of the general partner is not determined on the basis of arm's-length negotiation. These conflicts raise the risk of delays in correcting management shortcomings, of the Fund's properties not receiving the general partner's sole attention and of the fees paid by the Fund being higher than by unrelated persons. Conflicts of interest will be resolved by the general partner, subject to the applicable provisions of the partnership agreement and its fiduciary duties to the parties involved.

         In addition to the foregoing, the general partner and/or its affiliates purchase, sell, lease, manage and operate properties for their own benefit and for the benefit of others, including the Fund and its affiliates. The general partner and/or its affiliates may be in competition with the Fund from time to time in connection with purchases, sales, leasing, management and operation of properties in the same geographical area in which the Fund owns properties or has interests.

         The general partner will use commercially reasonable efforts to present to the Fund suitable investments consistent with the Fund's investment objectives and policies. However, the general partner is not restricted from advising or managing entities, any of which may have investment objectives similar to those of the Fund. In situations where the same property is appropriate for both the Fund and an affiliate of the general partner, the general partner will review the investment portfolio of each entity and will make decisions as to which entity shall acquire a particular property on the basis of several factors, including each entity's investment objectives, each entity's cash flow requirements, the affect of the acquisition on the diversification, capital needs and timing of the entity's investments, projected cash flow and economic effects of the property, the estimated tax consequences of the acquisition on the prospective program, and the amount of each entity's available funds.

         If the Fund and an affiliate have funds available to pursue the specific property and, after evaluation of the factors enumerated above, investment is deemed equally appropriate for each entity, the general partner will offer the investment opportunity to the entity which has had uncommitted funds available for the longest period of time. In the event that the Fund does not have funds available for a property, or if the general partner determines such property is not suitable for the Fund, the general partner may undertake the property for its own account or for one of its affiliates. See "Conflicts of Interest."

         General Partner and Affiliate Compensation. The general partner and its affiliates will receive substantial compensation from or in connection with the Fund, including compensation in connection with the management, administration, financing and sale or other disposition of the properties. Moreover, the payment of this compensation is generally not dependent on the success or profitability of the Fund's business. The general partner has endeavored to establish its compensation levels based on comparable compensation paid to unrelated parties for similar services and it believes that each item of compensation is fair and reasonable to the Fund. Nevertheless, none of this compensation is the result of arm's-length negotiations, and there is no assurance that the Fund could not obtain these services at a lower cost from unrelated parties.

         Reliance on Management. Except for certain matters affecting the basic structure of the Fund, all Fund decisions will be made solely by the general partner. According to the partnership agreement and Texas law, the limited partners have no right or power to take part in the management of the Fund. Thus, the limited partners must rely upon the ability of the general partner for Fund operations, which ability may be affected by the past experience of its management and the general partner's present and future financial condition, among other things. No person should invest in the Fund unless he or she is willing to entrust all aspects of the management of the Fund to the general partner.

         Limited Financial Capability/Other Liabilities of the General Partner. The general partner has limited financial resources, most of which are illiquid. Accordingly, the general partner may not have additional funds to devote to the Fund's business even if it desired to do so. Also, the general partner may sponsor additional funds. If another limited partnership's assets should become insufficient to meet that partnership's obligations, the general partner's ability to perform for the Fund may be impaired.

         Additional Capital. The Units are not assessable, and the general partner has no obligation to lend funds or otherwise provide additional capital if needed by the Fund. See "Summary of the Partnership Agreement." The general partner has no obligation to make loans to cover cash shortfalls and, in any case, has limited financial resources. Instead of or in addition to making such a loan, the general partner may elect to call upon the limited partners to invest additional capital on a voluntary basis whereby additional Units may be offered and sold by the general partner to some or all of the limited partners, to the general partner or its affiliates or to others. Such a sale could dilute the existing limited partners' interest in the Fund disproportionately to the amount of new capital invested, and the general partner could retain its percentage interest in the Fund without participating in the new capital contributions.

         Risk of Limited Partners' Capital. Although a limited partner's financial risk is generally limited to his or her invested capital, a limited partner may be required to return distributions if the Fund's liabilities exceed the fair value of its assets at the time the distribution is made. See "Summary of the Partnership Agreement." In addition, the general partner will receive compensation and reimbursement for expenses prior to any return of the limited partners' capital. Upon liquidation of the Fund, the proceeds realized from disposition of assets will not be available for distribution to limited partners until all amounts owed to creditors (including amounts owed to the general partner and/or its affiliates pursuant to any loans they may have made to the
Fund) have been paid. Accordingly, there is no assurance that a limited partner will recover all or any portion of his or her investment.

         Return of Capital. The rights of the limited partners to receive a return of their invested capital out of the assets of the Fund will be subject to and subordinate to the payment of any indebtedness of the Fund, and to the claims of trade and other creditors of the Fund. Under Texas law, a limited partner may be compelled to return Fund distributions previously made to that partner and those distributions may be subject to the claims of Fund creditors under certain circumstances. See "Summary of the Partnership Agreement."

         Indemnification of General Partner. Under the partnership agreement, the general partner is not liable to the Fund or to the limited partners for any act or omission that it determines in good faith is in the best interest of the Fund, except for acts of gross negligence or intentional misconduct, and under specified circumstances, the general partner will be entitled to indemnification from the Fund for certain losses. The general partner must decide in the first instance in good faith whether its actions were in the best interests of the Fund. As a fiduciary, the general partner would otherwise be subject to a higher standard of care than that imposed in the case of gross negligence, but it has protected itself from such exposure through the indemnification provisions of the partnership agreement. The general partner changed the standard for fiduciary liability primarily in order to insure that it could develop properties and generally operate the Fund without being challenged for potentially violating fiduciary standards (e.g., resulting from conflicts of interest or the quality of the properties being acquired). The limited partners are benefited by this provision because the general partner has greater flexibility and can act more decisively. The limited partners are also disadvantaged by not being able to claim a recovery from the general partner on behalf of the Fund unless they can show that there was gross negligence or willful misconduct by the general partner. Texas law allows partners to modify by contract the extent of liability among themselves involving civil, common law wrongdoing.

         Exceptions to Limited Liability. Although investors will be limited partners in the Fund, specific events under Texas law can result in general liability being imposed upon them. For example, if a limited partner takes part in the managerial control of the business of the Fund, he or she may become liable as a general partner. Also, it is possible that a failure on the part of the Fund to file certain documents in some jurisdictions in which it operates may jeopardize the partner's limited liability. Under Texas law, however, a limited partner generally will be liable to a partnership or its creditors only for any difference between that limited partner's actual contributions to the capital of the partnership and the amount of that contribution as reflected in the partnership's limited partnership agreement, for amounts or property wrongfully distributed to a limited partner by the partnership, and for any return of that limited partner's contributions to the capital of the partnership, plus interest, to the extent that a creditor extended credit or had a claim against the partnership prior to the return.

Business Risks

         Risks of Real Estate Development. The Fund's development of commercial real estate is subject to the risks generally incident to the developing and owning of real property, including risks related to cost overruns, changes in interest rates, changes in the investment climate for real estate, changes in local market conditions, availability of mortgage funds for financing, changes in real estate tax rates, other operating expenses, governmental rules and other factors beyond the control of the general partner. The properties are subject to the risk of the inability to lease and/or sell properties, which could result from adverse changes in local real estate markets or other factors.

         Uncertain Availability of Financing. Recent market fluctuations relating to real estate loans have affected the availability and cost of such loans. The general partner cannot predict the effects of such fluctuations on the Fund. Money market conditions existing at such time, if any, as the Fund seeks to sell a property could make the financing of the sale for prospective purchasers difficult or costly to obtain and, therefore, reduce the ability of the Fund to sell the property for an acceptable price.

         Uncertain Resale Potential of Projects. Although the general partner intends that the Fund will eventually sell its properties for cash, in the event the Fund provides financing to purchasers, the liquidation of the Fund could be delayed beyond the time of disposition of its properties and until any such financing is repaid or otherwise liquidated.

         Risks Associated With Joint Ventures. The Fund's business will involve joint ownership (including ownership by tenancy in common, or joint venture) of a particular property. If the Fund enters into joint ventures with other affiliated or unaffiliated entities as to the ownership and operation of properties, the Fund will still experience the risks of having to share benefits with another party and the potential disputes that can arise as a result, as well as the possibility of sharing management activities.

         Risks of Environmental Liabilities. Under federal law, the landowner has specified liabilities with respect to the presence of improperly disposed hazardous substances on its real property. This liability is without regard to fault or knowledge of such substances and may be imposed jointly or severally upon all succeeding landowners from the date of the improper disposal. Moreover, the requirements of state and local laws governing the properties which the Fund may acquire can be expected to differ from location to location. There can be no assurance that hazardous substances or wastes, contaminants, pollutants, or sources thereof (as defined by present or future state or federal laws and regulations) will not be discovered on properties during the time they are owned by the Fund or after its sale of them to third parties. In the event hazardous materials are discovered on Fund property, the Fund may be required to remove these substances or sources and clean up the affected property. In doing so, the Fund may incur liability to the full extent of its assets for the entire cost or of any such removal and cleanup. The Fund could also be liable to tenants or other users of the affected property, and it may find it difficult or impossible to sell the affected property prior to or following any such removal or cleanup.

         Risks of Cost in Complying with the Americans With Disabilities Act. The Americans with Disabilities Act of 1990 (ADA) prohibits discrimination in the private ownership and operation of real estate. The ADA addresses the design, construction, and use of places of public accommodation and commercial facilities by private entities. In general, the ADA provides that private entities who own, operate, lease, or lease to a place of public accommodation cannot discriminate against persons with disabilities in the facility itself or in the activities and operations conducted within the facility. The ADA mandates that persons with disabilities be provided accommodations and access equal to, or similar to, that available to the general public. In order to ensure that the Fund's properties comply with the ADA, the Fund may incur costs necessary to remove "architectural barriers" that prevent a person with a disability from enjoying full and equal use of a facility. These costs may be prohibitive in certain situations and thereby prevent the Fund from acquiring a property that would otherwise qualify for acquisition. In addition, the costs of compliance with the ADA may have significant adverse impact on the Fund's profits.

         Uninsured Losses. The general partner will arrange for liability and casualty insurance coverage for the Fund properties. Even so, certain losses from significant risks, such as chemical contamination and natural disasters, such as storms, floods, droughts or hurricanes, are either uninsurable or are not economically feasible to insure. Should the Fund incur a loss from such an uninsured event, it could sustain a significant loss. In such event, the limited partners could lose all or substantially all of their investment in the Fund.

         Risk of Leverage. The use of financing (leverage) will allow the Fund to invest in a greater number of properties with a smaller cash investment by the limited partners, and thereby provides the partners with the opportunity for greater profits. However, leverage also exposes the Fund (and thus the limited partners) to correspondingly larger losses. In the event that the Fund's cash flow is insufficient to meet the debt service on a financed property or that property sold for an amount less than the principal amount of such financing, plus accrued interest payable thereon, the Fund could lose all of its investment in that property.

         Balloon Payment Financing. Financing incurred by the Fund may require "balloon payments." That is, regularly scheduled payments during the term of the loan may not be equally spread (amortized) over the life of the loan but may instead be payable at varying rates with one or more large or "balloon payments." If the Fund is unable to make a balloon payment as required, it would be necessary for the Fund to extend such financing or to obtain replacement financing. If it is not able to do so, the Fund could be required to prematurely sell properties or face the loss of such financial properties through foreclosure.

         Disposition Risks; Foreclosure. The price that the Fund can realize for a property will depend on many factors that are presently unknown, including costs of labor and materials, borrowing costs and changes in the real estate markets. There is a risk that the Fund will realize a loss on one or more of its properties. In addition, in the event it becomes necessary for a lender to foreclose on a property, the limited partners are likely to lose all or a portion of their investment and incur tax liability without receiving proceeds from the Fund. Accordingly, the ability of a limited partner to recover all or any portion of his or her investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

         Also, when selling a property, it may be necessary or desirable to provide secondary financing to the purchaser(s). In the event the Fund finds it necessary or desirable to provide such secondary financing, the liquidation of the Fund may be delayed beyond the time of disposition of the property until any such loans are repaid or otherwise liquidated.

         Effect of Competition. The Fund will compete with many other real estate developers for properties, institutional financing, labor, materials, tenants and for other material components of its business. Many of these competitors are larger, more experienced and/or better financed than the Fund.

Federal Income Tax and ERISA Risks Relating to the Units

         There are material federal income tax and ERISA issues and risks associated with an investment in the Units including the following. See "Federal Income Tax Aspects."

         General. A ruling from the Internal Revenue Service (IRS or Service) has not been obtained with respect to any tax aspect of an investment in the Fund. Availability of certain tax consequences intended to be realized by limited partners may be challenged upon audit by the Service. See "Federal Income Tax Aspects -- Partners, Not Fund, Subject to Tax." Any adjustment resulting from an audit by the Service also could result in adjustments to the tax returns of the limited partners and may lead to an examination of other items unrelated to the Fund in such returns or an examination of prior tax returns. Moreover, limited partners could incur substantial legal and accounting costs in connection with any challenge by the Service of the position taken by the Fund on its tax returns regardless of the outcome of such a challenge.

         Partnership Status. The Service may contend that the Fund should be treated as a corporation for Federal income tax purposes, rather than as a partnership, in which case substantially all the anticipated tax benefits from an investment in the Fund would be eliminated. The Fund has not sought, will not seek, and probably could not obtain, an advance ruling as to its status as a partnership for Federal income tax purposes. Although counsel will render its opinion that the Fund will more likely than not be treated as a partnership, and not as an association taxable as a corporation for Federal income tax purposes, such opinion is not binding on the IRS. See "Federal Income Tax Aspects--Classification as a Partnership."

         Passive Losses and Credits. Losses allocated to a limited partner will generally be considered passive losses and credits, and may not be used by limited partners who are subject to the passive loss and credit rules to offset "non-passive income" or "portfolio income" such as salary, dividends and interest income or the tax liability resulting therefrom, subject to certain limited exceptions. Limited partners without sufficient tax liability arising from passive income against which to apply the Fund's losses and excess credits would be unable to utilize such losses and excess credits. See "Federal Income Tax Aspects--Allocations of Profits and Losses" and "--Passive Activity Loss Limitations."

     Unrelated Taxable Business Income. Net income allocated to the partners, if any, may constitute unrelated business taxable income. Accordingly, qualified plans and IRAs should consult a tax advisor prior to an investment in Units. See "Federal Income Tax Aspects."

         Tax Liability in Excess of Cash. Because the general partner intends to reinvest any proceeds from the sale of a property into additional properties during the term of the Fund and limited partners may not receive cash distributions to the extent such limited partners participate in the distribution reinvestment plan, the general partner anticipates that the amount of Fund net income allocated to partners during the Fund's years of operation may exceed cash distributed to them. Thus, limited partners can expect to recognize Federal income tax in excess of the amount of cash distributed to them during the applicable tax year, however, the Fund will make a special tax distribution each year related to the capital gains generated on the sale of assets. If and when tax liabilities exceed cash distributions, payment of Federal income taxes will be an out-of-pocket liability to the limited partners. Similarly, in the event of a limited partner's interest in the Fund, a limited partner may be allocated taxable income (and resulting tax liability) in excess of the cash, if any, distributed to him as a result of such event. See "Federal Income Tax Aspects."

         Allocations. The IRS may contend that the allocation of taxable income and losses among the partners set forth in the partnership agreement does not have substantial economic effect or is not in accordance with the interests of the partners in the Fund or that certain payments to partners and their affiliates should be treated as Fund distributions which would then require changes in such allocations. Any change in such allocations could have a material adverse effect on a limited partner's share of income and losses from an investment in the Fund. See "Federal Income Tax Aspects--Allocations of Profits and Losses."

         Tax Treatment of Certain Expenditures. The IRS may contend that certain fees and payments which the Fund expects to deduct should in fact be deductible over a longer period of time, or that such payments are excessive and may not be deducted. Moreover, the IRS may contend that such payments should be treated as non-deductible Fund distributions or syndication fees. If the Service were successful in any of these contentions, the forecasted taxable income of the Fund and its federal income tax liability could be increased. See "Federal Income Tax Aspects."

         Dealer Status. The IRS may contend that the Fund is a "dealer," defined as one who holds property primarily for sale to customers in the ordinary course of business, with respect to one or more of the properties. If the IRS were successful in such contention, any gain recognized upon a sale of such real property would be taxable as ordinary income and would also constitute unrelated business taxable income to investors who are tax-exempt entities. The resolution of the Fund's status in this regard is dependent upon facts, which will not be known until the time a property is sold or held for sale.


         ERISA and Other Benefit Plan Considerations. Each prospective investor that is (1) an ERISA Plan, (2) a plan within the meaning of section 4975(e)(1) of the Internal Revenue Code (including an IRA and a Keogh Plan) or (3) a person investing assets of any ERISA Plan or plan whose assets are deemed to include plan assets should consider the matters described below in determining whether to invest in the Fund. Such ERISA Plans, plans and persons are referred to herein as "Plans."

         General Fiduciary Rules. Investments by ERISA Plans and persons whose assets are deemed to include plan assets are subject to ERISA's general fiduciary requirements, including the requirements of investment prudence and diversification, requirements respecting the delegation of investment authority and the requirement that an ERISA Plan's investment be made in accordance with the documents governing the Plan. Plan fiduciaries must give appropriate consideration to, among other things, the role that an investment in the Fund has in the Plan's investment portfolio, taking into account the Plan's purposes, the risk of loss and the potential return in respect of such investment, the composition of the Plan's portfolio, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the Plan, and the projected return of the portfolio relative to the Plan's funding objectives.

Keogh Plan and IRA investors should also consider whether an investment in the Fund is appropriate for their Keogh Plans or IRAs.

         Prohibited Transactions. ERISA generally prohibits a fiduciary from causing an ERISA Plan to engage in a broad range of transactions involving the assets of the ERISA Plan and persons having a specified relationship to the Plan ("parties in interest") unless a statutory or administrative exemption applies. Similar prohibitions are contained in section 4975 of the Internal Revenue Code and generally apply with respect to ERISA Plans, Keogh Plans, IRAs, and other Plans. An excise tax may be imposed pursuant to section 4975 of the Internal Revenue Code on persons having a specified relationship with a Plan ("disqualified persons") in respect of prohibited transactions involving the assets of the Plan. Generally speaking, parties in interest for purposes of ERISA would be disqualified persons under section 4975 of the Internal Revenue Code.

         If the assets of the Fund are treated for purposes of ERISA and section 4975 of the Internal Revenue Code as the assets of the Plans that invest in the Fund, certain transactions that the Fund might enter into in the ordinary course of its business might constitute "prohibited transactions" under ERISA and the Internal Revenue Code, thereby potentially subjecting fiduciaries of the Plans to personal liability and civil penalties and potentially resulting in the imposition of an excise tax under section 4975 of the Internal Revenue Code upon the disqualified person that is party to the transaction with the Fund.

         Plan Assets. Regulations issued by the U.S. Department of Labor (Plan Asset Regulations) describe what constitutes the assets of a Plan for purposes of various provisions of ERISA and section 4975 of the Internal Revenue Code when a Plan makes an equity investment in an entity such as an investment in the Fund. Under the Plan Asset Regulations, an investment by a Plan in equity securities of an entity, generally, will not be considered to be an investment in the underlying assets of such entity if, among other things, the Fund is a "real estate operating company" (REOC).

         The general partner intends to operate the Fund in a manner that will qualify the Fund as a REOC. Accordingly, the general partner believes that, under the Plan Asset Regulations, the underlying assets of the Fund should not be treated as plan assets for purposes of ERISA and section 4975 of the Internal Revenue Code. However, the Plan Asset Regulations provide only limited guidance as to the types of management and development rights which must be obtained to satisfy the requirements of the Plan Asset Regulations and the Department of Labor has issued only limited substantive guidance on the REOC definitions to date. Therefore, there is no assurance that the Fund will qualify as a REOC.

         General. The foregoing discussion of ERISA and Internal Revenue Code issues should not be construed as legal advice. Fiduciaries of Plans should consult their own counsel with respect to issues arising under ERISA and the Code and make their own independent decision regarding an investment in the Fund.

         Governmental Plans. Although federal, state and local governmental pension plans are not subject to ERISA, applicable provisions of federal and state law may restrict the type of investments such a plan may make or otherwise have an impact on such a plan's ability to invest in the Fund. Accordingly, state and local governmental pension plans considering an investment in the Fund should consult with their counsel regarding their proposed investment in the Fund.

         Tax Law Changes. The last seventeen years have witnessed a major overhaul of the tax laws. The IRS and the courts have only begun to interpret the many ambiguities that these changes created. Accordingly, there is very little authoritative interpretation of these changes available, and investors are urged to discuss the effects of the changes, in particular the concepts of passive income, loss and credits, with their personal tax advisors. See "Federal Income Tax Aspects."

     Subsequent Tax Law Changes. Changes in federal income tax laws after the date of this prospectus could affect the tax consequences of an investment in the Units.

                              SUITABILITY STANDARDS

         An investment in the Fund involves significant risks. It may be difficult to resell the Units due to the restrictions on transferability contained in our partnership agreement and because no public market for the Units currently exists nor is one ever expected to develop. Investors who are able to sell their Units at all will likely be able to sell such Units only at a discount. See "Summary of the Partnership Agreement -- Transferability of Units." In addition, we anticipate that we will actively manage our portfolio of properties and reinvest the net sales proceeds for a period of seven years. Accordingly, the Units we are offering are suitable only as a long-term investment for persons of adequate financial means.

     If the investor is an individual, including an individual beneficiary of a purchasing IRA, or if the investor is a fiduciary, such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act, that individual or fiduciary, as the case may be, must represent that he meets specific investment requirements. The requirements are set out in the Subscription Agreement attached as Exhibit B to this prospectus, and include the following:

     o that the individual, or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Units, has a minimum annual gross income of $45,000 and a net worth excluding home, furnishings and automobiles of not less than $45,000; or

     o that the individual, or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Units, has a net worth excluding home, furnishings and automobiles of not less than $150,000.

         Transferees will also be required to comply with applicable standards, except for transfers to family members and transfers made by gift, inheritance or divorce. In the case of purchases of Units by fiduciary accounts in California, the suitability standards must be met by the beneficiary of the account or, in those instances where the fiduciary directly or indirectly supplies the funds for the purchase of Units, by such fiduciary.

         The minimum purchase is 5 Units ($5,000) except in certain states as described below. You may not transfer less than the minimum required purchase or, except in very limited circumstances, transfer, fractionalize or subdivide the Units so as to retain less than such minimum number thereof. For purposes of satisfying the minimum investment requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that they contribute in increments of at least $25. You should note, however, that an investment in the Fund will not, in itself, create a retirement plan as defined in Section 401(a) of the Internal Revenue Code or an IRA as defined in Section 408(a) of the Internal Revenue Code for any investor and that, in order to create a retirement plan or an IRA, an investor must comply with all applicable provisions of the Internal Revenue Code. Except in Maine, Minnesota, Nebraska and Washington, investors who have satisfied the minimum purchase requirements and have purchased Units in AmREIT programs or Units or shares in other public real estate programs may purchase less than the minimum number of Units set forth above, but in no event less than ..025 Units ($25). After an investor has purchased the minimum investment, any additional investments must be made in increments of at least .025 Units ($25), except for (1) those made by investors in Maine, who must still meet the minimum investment requirement for Maine residents of $1,000 for IRAs and $2,500 for non-IRAs, and (2) purchases of Units pursuant to our distribution reinvestment plan or reinvestment plans of other public real estate programs, which may be in lesser amounts.

         We have listed the suitability standards in the following table for those states that have any requirements different from those set by the Fund.

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                     Income/Net Worth                  Minimum
            State                      Requirements                   Purchase                 Other Limitations
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Arizona                         (1) Current annual gross     ____ Units ($ 1,000)         N/A
                                income of $60,000 and net
                                worth of $60,000, or (2)
                                net worth of $225,000
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
California                      (1) Current annual gross     ____ Units ($ 1,000)         The following legend must
                                income of $60,000, or (2)                                 be placed on each
                                net worth of $225,000                                     certificate: "It is
                                                                                          unlawful to consummate
                                                                                          a sale or transfer of this
                                                                                          security, or any interest
                                                                                          therein, or to receive
                                                                                          any consideration
                                                                                          therefore, without the
                                                                                          prior written consent of
                                                                                          the Commissioner of
                                                                                          Corporations of the
                                                                                          State of California,
                                                                                          except  as permitted in
                                                                                          the Commissioner's rules."
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Florida                         (1) Current annual gross     ____ Units ($1,000)          Units of subsequent
                                income of $45,000 and net                                 partnership reinvestment
                                worth of $45,000, or (2)                                  plan must be registered or
                                net worth of $150,000                                     exempt from registration
                                                                                          in Florida, and such Units
                                                                                          must be purchased from a
                                                                                          Florida broker.
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Iowa                            (1) Current annual gross     ____ Units ($2,000)          Husband and wife may not
                                income of $45,000 and net                                 jointly contribute from
                                worth of $45,000, or (2)                                  separate IRAs to satisfy
                                net worth of $200,000                                     minimum purchase.
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Maine                           (1) Current annual gross     ____ Units ($2,500);         Husband and wife may not
                                income of $50,000 and net    ____ Units ($2,000) for      jointly contribute from
                                worth of $50,000, or (2)     IRAs                         separate IRAs to satisfy
                                net worth of $200,000                                     minimum purchase.
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Massachusetts                   (1) Current annual gross     ____ Units ($1,000)          N/A
                                income of $60,000 and net
                                worth of $60,000, or (2)
                                net worth of $225,000
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Michigan                        (1) Current annual gross     ____ Units ($1,000)          Investor may not invest
                                income of $45,000 and net                                 more than 10% of net worth.
                                worth of $45,000, or (2)
                                net worth of $150,000
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

                                       26

Minnesota                       (1) Current annual gross     ____ Units ($2,500);         N/A
                                income of $45,000 and net    ____ Units ($2,000) for
                                worth of $45,000, or (2)     IRAs and qualified
                                net worth of $150,000        retirement plans
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Mississippi                     (1) Current annual gross     ____ Units ($1,000)          N/A
                                income of $60,000 and net
                                worth of $60,000, or (2)
                                net worth of $225,000
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Missouri                        (1) Current annual gross     ____ Units ($1,000)          Husband and wife may not
                                income of $60,000 and net                                 jointly contribute from
                                worth of $60,000, or (2)                                  separate IRAs to satisfy
                                net worth of $225,000                                     minimum purchase.
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Nebraska                        (1) Current annual gross     ____ Units ($5,000) except   Investments in additional
                                income of $60,000 and net    for IRAs and qualified       Units pursuant to
                                worth of $60,000, or (2)     retirement plans             reinvestment plan must be
                                net worth of $225,000                                     at least $50 per year and
                                                                                          made through a Nebraska
                                                                                          broker.
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
New Hampshire                   (1) Current annual gross     ____ Units ($1,000)          N/A
                                income of $50,000 and net
                                worth of $125,000, or (2)
                                net worth of $250,000
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
New York                        (1) Current annual gross     ____ Units ($2,500) except   No proceeds from New York
                                income of $50,000 and net    for IRAs                     investors released from
                                worth of $50,000, or (2)                                  escrow until $2,500,000
                                net worth of $150,000                                     raised in offering.
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
North Carolina                  (1) Current annual gross     ____ Units ($2,500) except   N/A
                                income of $45,000 and net    for IRAs
                                worth of $45,000, or (2)
                                net worth of $150,000
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Ohio                            (1) Current annual gross     ____ Units ($2,500) except   Investor may not invest
                                income of $45,000 and net    for IRAs                     more than 10% of net worth.
                                worth of $45,000, or (2)
                                net worth of $150,000
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Oklahoma                        (1) Current annual gross     ____ Units ($1,000)          Husband and wife may not
                                income of $45,000 and net                                 jointly contribute from
                                worth of $45,000, or (2)                                  separate IRAs to satisfy
                                net worth of $150,000                                     minimum purchase.
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

                                       27

Oregon                          (1) Current annual gross     ____ Units ($1,000)          N/A
                                income of $60,000 and net
                                worth of $60,000, or (2)
                                net worth of $225,000
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Pennsylvania                    (1) Current annual gross     ____ Units ($1,000)          Investor must have a net
                                income of $45,000 and net                                 worth of at least ten
                                worth of $45,000, or (2)                                  times amount of investment
                                net worth of $150,000                                     in the partnership.
                                                                                          Subscription proceeds
                                                                                          from  Pennsylvania
                                                                                          investors held in escrow
                                                                                          until $2,500,000 raised
                                                                                          from all investors.  If
                                                                                          proceeds held in escrow
                                                                                          more than 120 days,
                                                                                          funds returned to
                                                                                          investors unless they
                                                                                          choose to reinvest.
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
South Carolina                  (1) Net worth of $150,000,   ____ Units ($2,500) except   N/A
                                or (2) State and federal     IRAs and qualified
                                income subject to maximum    retirement plans
                                rate of income tax
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
South Dakota                    (1) Current annual gross     ____ Units ($1,000)          N/A
                                income of $60,000 and net
                                worth of $60,000, or (2)
                                net worth of $225,000
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Tennessee                       (1) Current annual gross     ____ Units ($1,000)          N/A
                                income of $60,000 and net
                                worth of $60,000, or (2)
                                net worth of $225,000
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Texas                           (1) Current annual gross     ____ Units ($1,000)          Investments through
                                income of $45,000 and net                                 reinvestment plan must be
                                worth of $45,000, or (2)                                  made through Texas
                                net worth of $150,000                                     registered broker.
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Wisconsin                       (1) Current annual gross     ____ Units ($1,000)          Husband and wife may not
                                income of $45,000 and net                                 jointly contribute from
                                worth of $45,000, or (2)                                  separate IRAs to satisfy
                                net worth of $150,000                                     minimum purchase.
------------------------------- ---------------------------- ---------------------------- ----------------------------

         Net worth in all cases excludes home, furnishings and automobiles.

         By executing the Subscription Agreement and Subscription Agreement Signature Page (collectively, the "Subscription Agreement"), which is attached as Exhibit B to this prospectus, you represent to our general partner that you meet the foregoing applicable suitability standards for the state in which you reside. Our general partner will not accept subscriptions from any person or entity, which does not represent that it meets such standards. Our general partner has the unconditional right to accept or reject any subscription in whole or in part.

         Our general partner and each person selling Units on our behalf are required to:

o make reasonable efforts to assure that each person purchasing Units is suitable in light of such person's age, educational level, knowledge of investments, financial means and other pertinent factors; and

o maintain records for at least six years of the information used to determine that an investment in Units is suitable and appropriate for each investor.

         The agreements with the selling broker-dealers require such broker-dealers to (1) make inquiries diligently as required by law of all prospective investors in order to ascertain whether a purchase of Units is suitable for the investor, and (2) transmit promptly to the Fund all fully completed and duly executed Subscription Agreements.

                       INVESTMENT OBJECTIVES AND CRITERIA

General

         We invest in commercial real estate properties, including properties that are under development or construction, are newly constructed or have been previously constructed and have operating histories. Our investment objectives are:

          1. to maximize net cash from operations to be distributed with an initial minimum monthly projected distribution of an 8% annualized return on your capital contributions;

          2.  to  preserve,   protect  and  return  your  capital  contributions
     beginning on the seventh anniversary of the date of this prospectus; and

          3.  to  generate  a  total  projected   annualized  return  (including
     distributions described above) on your invested capital of between 12% and 15%.

         We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment objectives except upon approval of limited partners holding a majority of the Units.

         Our general partner makes all decisions relating to the purchase or sale of our properties. See "Management" for a description of the background and experience of our general partner.

Acquisition and Investment Policies

         We will seek to invest substantially all of the net offering proceeds available for investment after the payment of fees and expenses in the acquisition, development and re-development of freestanding CTL properties, frontage shopping centers and other high quality commercial real estate. We will take an actively managed approach to investing and will attempt to maximize our earning potential through aggressive management, marketing, upgrading and sale of the Fund's projects. These properties are located in high traffic areas and, as a result, are typically able to obtain relatively higher rental rates within their respective geographical area. We will primarily attempt to acquire commercial properties which are generally less than five years old, the space in which has been leased or pre-leased to one or more credit worthy tenants. See "Terms of Leases and Tenant Creditworthiness." We anticipate that a minimum of 88% of the proceeds from the sale of Units will be used to acquire real estate properties and the balance will be used to pay various fees and expenses. See "Estimated Use of Proceeds."

         The Fund will seek to maximize income and capital gain profits through the buying, developing and joint venture of commercial properties. During the life of the Fund, as profits and tax liabilities are generated, the Fund plans to reinvest profits and to distribute to investors an amount, which will equal their estimated tax liability on any capital gains or profits generated from sale. The Fund's goal is to create a steady flow of monthly distributions to investors and distribute to investors their un-returned positive capital account balance and any capital gains generated from Fund activities beginning at the end of the seventh year from the date of this Prospectus.

         The Fund intends to invest through sale-leaseback transactions, joint venture and ground up development and acquisition of existing properties. These will consist of single-tenant and multi-tenant, projects geographically diversified throughout the United States. The leases will generally be long term net leases to national, regional and local commercial tenants with significant financial strength and well thought out business plans. Our joint venture transactions will be with proven partners who have secured locations, tenants and construction financing but require additional equity and development and construction expertise. The general partner will work closely with local development partners in these transactions throughout the development process. Acquisitions of existing properties will primarily be in very strong demographic markets with a focus on cash flow and value. We will look to maximize value by identifying locations where we can capture tenant lease renewals that are below market rents or re-tenant a portion of the space with better rents and lease terms. AmREIT, an affiliate of the Fund, is currently active in these areas and has an attractive pipeline of new investment opportunities.

         The equity committed to sale-leaseback, ground up development and acquisition projects is expected to be leveraged, using traditional, commercial real estate lending sources, as underwritten by the general partner and the lender. The equity contributed to joint venture projects will not be leveraged by the Fund, but it is anticipated that the local developer will employ construction financing consistent with that of traditional real estate projects, and underwritten by the development partner, the general partner and the lender. Construction financing employed by development partners will not directly be part of the Fund's capitalization as it will be off balance sheet to the Fund.

         The Fund will invest in projects where the amount of equity committed will generally be 40% of the market value of the project, with the remaining costs being funded through lines of credit to the Fund, construction financing or other property level mortgage financing. The Fund intends to purchase properties from, and enter into net-leases with, creditworthy national and regional commercial tenants. The Fund's management has, in the past, been successful in producing projects leased to some of the highest quality tenants in America (including Goodyear, Radio Shack, McDonalds, IHOP and Washington Mutual). We plan to manage the projects, collect rents and then sell the projects for an anticipated profit. Our plan is to pay a solid, increasing monthly distribution to you, reinvest any additional profits made after sales of properties back into new projects (after paying to you any projected taxes that you may owe through those sales) and repeat the process during a seven year actively managed cycle. After seven years, we plan to commence selling all of our properties and return your original capital contribution plus profits generated through the final sale of the real estate.

         The Fund will also seek development projects that are pre-leased with regional and national tenants. Single-tenant properties will be pre-leased prior to the commencement of construction. On multi-tenant properties, pre-leasing will be required at a level necessary to financially support the transaction. The general partner will source all projects, negotiate the terms of the leases and manage the risks of development through its in-house development, construction management, leasing and property management capabilities. The general partner strongly believes that the market expertise and experience of its management team and its financial resources will allow it to effectively compete against other developers with limited experience and limited financial resources.

         The Fund will also engage in joint venture projects with established local commercial developers with whom management of the general partner has developed relationships. In exchange for providing equity, the Fund will typically require a preferred return of 10% to 15% and should receive a portion of the potential profits of the project (up to 50%). The general partner will closely monitor the local developers throughout the development process. The general partner will be very active in helping negotiate the lease terms and mitigate the development risks with its in-house development capabilities. Management currently has strong relationships, through AmREIT, with developers such as: Centurion Development Corp., Jeffco Development, KMH Development Company, SCC Development Ltd., Ainbinder Development Corp. and the Gilmore Davis Company. These relationships will source transactions for the Fund's pipeline and provide the Fund additional investment opportunities. Should the local developer ever fail to perform, the general partner's in-house development team, which will already be working with each developer, will be well positioned to take the project over with a minimum amount of disruption.

         Prior to acquiring a property, the general partner will undertake an extensive site review. The general partner will typically also undertake a long-term viability and market value analysis, including an inspection of the property and surrounding area by an acquisition specialist and an assessment of market area demographics, consumer demand, traffic patterns, surrounding land use, accessibility, visibility, competition and parking. The general partner also may, depending on the property and terms agreed to by the general partner
(1) obtain an independent appraisal of the property; (2) obtain an independent engineering report of the property's mechanical, electrical and structural integrity (sale/leaseback properties only); (3) evaluate both the current and potential alternative uses of the property; and (4) obtain an independent Phase I environmental site assessment.

         Our investment in real estate generally will take the form of holding fee title or a leasehold estate having a term, including renewal periods, of at least 20 years. We will acquire such interest either directly or indirectly through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of the general partners or other persons. See "Affiliate Transaction Policy/Joint Venture Investments" below. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use commercially reasonable efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that the Fund will be treated as the owner of the property for federal income tax purposes, no assurance can be given that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed, and our income there from could be treated as portfolio income, rather than passive income. See "Federal Income Tax Aspects -Taxation of Real Estate Operations."

         While we are not limited as to the geographic area where we may conduct our operations, we intend to invest only in properties located in the United States. We do not anticipate focusing our investments in any particular geographic region within the United States.

         We are not specifically limited on the number or size of properties we may acquire or on the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

         In making investment decisions, we will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, its liquidity and income tax considerations. Our general partner will have substantial discretion with respect to the selection of our specific investments.

         We will obtain independent appraisals for each property in which we invest, or we will prepare our own valuation analysis, and the purchase price of each such property will not exceed its appraised value. However, we will rely on our own independent analysis and not on such appraisals in determining whether to invest in a particular property. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Copies of these appraisals will be available for review and duplication by investors at our office and will be retained for at least five years.

         Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

o        plans and specifications;

o        environmental reports;

     o    surveys;

     o evidence of marketable title subject to such liens and encumbrances as are acceptable to our general partners; and

     o audited financial statements covering recent operations of any properties having operating histories unless such statements are not required to be filed with the Securities and Exchange Commission and delivered to investors; and title and liability insurance policies.

         We will not close the purchase of any property unless and until we obtain what is generally referred to as a "Phase I" environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I study basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities which may have an adverse environmental impact on the property and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I does not generally include any sampling or testing of soil, groundwater or building materials from the property.

         In determining whether to purchase a particular property, we may, in accordance with customary real estate practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

         We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to the Fund a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

Development and Construction of Properties

         In order to deliver real estate projects at a "wholesale" price to the Fund, the Fund may engage in ground up and joint venture development opportunities. To help ensure performance by the builders of properties which are under construction, completion of properties under construction shall be guaranteed at the price contracted either by an adequate completion bond or performance bond, or, in appropriate circumstances, our general partner may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond.

         We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect's certification as to the percentage of the project then-completed and as to the dollar amount of the construction then-completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent.

         We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. These people would be compensated directly by the Fund and, other than through employment, will not be affiliated with our general partner.

Terms of Leases and Tenant Creditworthiness

         The terms and conditions of any lease we enter into with regard to a tenant may vary substantially from those described herein; however, we anticipate entering into leases that are generally referred to as "triple-net" leases. When we use the term "triple-net" lease in this prospectus, we are referring to a lease which provides that, in addition to making its lease payments, the tenant will bear responsibility for substantially all property costs and expenses associated with ongoing maintenance and operations including utilities, property taxes and insurance. In addition, the Fund's leases generally provide that the tenant is responsible for roof and structural repairs. However, some of the tenants' leases may require that the Fund be responsible for roof and structural repairs. In these instances, the Fund will normally require warranties and/or guarantees from the related vendors, suppliers and/or contractors to mitigate the potential costs of repairs during the primary terms of the leases. We believe net-leases increase the attractiveness of these properties to buyers, which should allow the Fund's properties to be sold at attractive capitalization rates. We are not limited to entering into only "net leases", especially if we acquire properties other than free standing commercial properties.

         Our general partner has developed specific standards for determining the creditworthiness of potential tenant of our properties. While authorized to enter into leases with any type of tenant, our general partner anticipates that a majority of the tenants of our properties will be national and regional commercial tenants. In an attempt to limit or avoid speculative purchases, to the extent possible, our general partner will seek to secure leases with tenants at or prior to the closing of the acquisition or development of our properties. The Fund will target brand name national and regional commercial tenants. AmREIT has been successful in attracting tenants that operate in different commercial segments, including Radio Shack, Blockbuster Music, TGI Friday's, IHOP, Game Stop, Guarantee Federal Savings Bank, Washington Mutual, Chili's and McDonalds. The general partner believes that its ability to obtain locations near national commercial tenants, which are major traffic generators for other commercial tenants such as Wal-Mart, Home Depot and TJ Maxx, is extremely beneficial to the Fund in its ability to attract brand name tenants.

         In addition to monitoring lease compliance, the general partner will regularly review the financial condition of the Fund's tenants and prospective tenants, including their business, economic and market trends, in order to identify and anticipate problems with tenant performance, which could adversely affect the tenant's ability to meet lease obligations. When potential problems are identified, the general partner will seek early intervention with the tenants and, when appropriate, contact chain or retailer national management to address and mitigate such problems.

         We anticipate that tenant improvements, required to be funded by the landlord in connection with newly acquired properties, will be funded from our net proceeds available for investment. However, at such time as a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space.

Financing Policies

         As a general policy, the Fund intends to maintain a ratio of total indebtedness to net asset value (as determined by the general partner) not more than 60%. However, no assurance can be given that the Fund will be able to accomplish this objective. The debt-to-net asset value ratio is based upon the market value of the Fund's properties, and accordingly can fluctuate.

         Indebtedness incurred by the Fund may be in the form of bank borrowings, purchase money obligations to the sellers of properties or financing from institutional investors or other lenders, any of which indebtedness may be unsecured or may be secured by mortgages or other interests in properties owned by the Fund. The recourse of the holders of any indebtedness may be to all or any part of the properties of the Fund or may be limited to the particular property to which the indebtedness relates. The proceeds from any borrowings by the Fund may be used for making distributions, for working capital or for refinancing existing indebtedness.

         We may borrow funds from our general partners or their affiliates for the purposes listed above only if the following qualifications are met:

o any borrowing cannot constitute a "financing" as that term is defined under the NASAA Guidelines, i.e., indebtedness encumbering Fund properties or incurred by the Fund, the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50% of the principal amount of which is scheduled to be paid during the first 24 months;

o interest and other financing charges or fees must not exceed the amounts which would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as our principal place of business; and

o no prepayment charge or penalty shall be required. (See Section 5.3 (e) of our partnership agreement.)

         Except in connection with a potential borrowing as described above, we will not issue senior securities without the majority approval of the limited partners at such time.

Affiliate Transaction Policy/Joint Venture Investments

         We are likely to enter into joint ventures with affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. We may invest some or all of the proceeds of the offering in such joint ventures under the conditions described below. In this connection, we will likely enter into joint ventures with AmREIT or other AmREIT programs. Our general partner also has the authority to enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating properties in accordance with our investment policies. In determining whether to invest in a particular joint venture, our general partner will evaluate the real property which the joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments.

         At any time as our general partner believes that a reasonable probability exists that we will enter into a joint venture with another AmREIT program for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of that proposed investment transaction. Based upon our general partner's experience, in connection with the development of a property which is currently owned by an AmREIT program, this would normally occur upon the signing of legally binding leases with one or more major tenants for commercial space to be developed on that property, but may occur before or after signing, depending upon the particular circumstances surrounding each potential investment. It should be understood that the initial disclosure of any proposed transaction cannot be relied upon as an assurance that we will ultimately consummate the proposed transaction nor that the information provided in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

         We may enter into a partnership, joint venture or co-tenancy with unrelated parties if:

o the management of that partnership, joint venture or co-tenancy is under our control in that we or one of our affiliates possesses the power to direct or to cause the direction of the management and policies of any that partnership, joint venture or co-tenancy;

o we, as a result of joint ownership of a property, are not charged, directly or indirectly, more than once for the same services;

o the joint ownership, partnership or co-tenancy agreement does not authorize or require us to do anything as a partner, joint venturer or co-tenant with respect to the property which we or our general partner could not do directly under our partnership agreement; and

o our general partner and its affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under our partnership agreement.

In the event that any co-ownership arrangement contains a provision giving each party a right of first refusal to purchase the other party's interest, we may not have sufficient capital to finance the buy-out.

         We intend to enter into joint ventures with other AmREIT programs for the acquisition of properties, but may only do so provided that:

o    each co-venturer has substantially identical investment objectives as ours;

o we, as a result of such joint ownership of a property, are not charged, directly or indirectly, more than once for the same services;

o the compensation payable to our general partners and their affiliates is substantially identical in each program; and

o the investment by the Fund and the affiliate are on substantially the same terms and conditions.

Disposition Policies

         We anticipate that prior to our termination and dissolution all of our properties will be sold. We intend to hold the various real properties in which we invest until the time as sale or other disposition appears to be advantageous to achieve our investment objectives, or until it appears that our objectives will not be met. In deciding whether to sell properties, we will consider a number of factors, including potential capital appreciation, cash flow and federal income tax considerations. Our general partner will evaluate the market conditions surrounding the property, the general economic conditions and the strength and viability of the credit of the tenant, and at the appropriate time, will sell the income producing properties. It is anticipated that the exit market for these properties will be to individuals, 1031 investors, trusts, estates and other motivated buyers of net-leased real estate. In addition, the general partner will also be permitted to sell properties to AmREIT, provided that the purchase price paid equals or exceeds the fair market value of the property as determined by an independent appraisal. In the general partner's experience, this has been a very broad and prolific market. Our general partner may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon the termination of the Fund on ______________, ______, or earlier if investors holding a majority of the Units vote to liquidate the Fund in response to a formal proxy to liquidate. (See "Summary of the Partnership Agreement -- Proxy to Liquidate.")

         Cash flow from operations and net sales proceeds may be invested in the acquisition of real estate properties, and in the discretion of our general partner, cash flow may be held as working capital reserves, or used to make capital improvements to existing properties. In addition, during the seven-year period during which the general partner is actively managing the properties, net sale proceeds will generally be reinvested in the acquisition of new properties. Notwithstanding the above, reinvestment of proceeds from the sale of properties will not occur unless sufficient cash will be distributed to pay the monthly limited partner distribution of a minimum of 8% (or such greater amount as should then be payable) per annum and any federal or state income tax liability created by the sale of the property assuming limited partners will be subject to up to a 30% combined federal and state tax bracket.

         We will not pay, directly or indirectly, any commission or fee, except as specifically permitted under our partnership agreement, to our general partners or their affiliates in connection with the reinvestment or distribution of proceeds from the sale, exchange or financing of our properties.

         Although not required to do so, we will generally seek to sell our real estate properties for all cash. We may, however, accept terms of payment from a buyer, which include purchase money obligations secured by mortgages as partial payment, depending upon then prevailing economic conditions customary in the area in which the property being sold is located, credit of the buyer and available financing alternatives. Some properties we sell may be sold on the installment basis under which only a portion of the sale price, will be received in the year of sale, with subsequent payments spread, over a number of years. In such event, the full distribution by the Fund of the net proceeds of any sale may be delayed until the notes are paid, sold or financed.

Other Policies

         We will not invest as a limited partner in other limited partnerships. Except in connection with sales of our properties where we may take purchase money obligations as partial payment, we will not make loans to any person, nor will we underwrite securities of other issuers, offer securities except potentially for purchase money obligations to sellers in exchange for property, or invest in securities of other issuers for the purpose of exercising control. Notwithstanding the foregoing, we may invest in joint ventures or partnerships as described above and in a corporation where real estate is the principal asset and its acquisition can best be effected by the acquisition of the stock of such corporation, subject to the limitations set forth below.

         We will not engage in any of the following activities:

     o issue any Units after the termination of the offering or issue Units in exchange for property;

     o make investments in real estate mortgages except in connection with the sale or other disposition of a property; make loans to our general partners or their affiliates; or

     o invest in or underwrite the securities of other issuers except for permitted temporary investments pending utilization of partnership funds.

         We intend to operate in a manner that will not subject the Fund to regulation under the Investment Company Act of 1940.

                                 THE PROPERTIES

General

         As of the date of this prospectus, the General Partner has acquired one IHOP restaurant property for a purchase price of $1,900,000. This property is located in St. Peters, Missouri. The General Partner will sell this property to the Fund at cost upon completion of this offering. Upon receipt of proceeds greater than $1,250,000, we anticipate closing upon this property and we will seek to acquire and operate additional commercial real estate properties. Pursuant to the terms of our partnership agreement, we are authorized to purchase all types of commercial properties, including, without limitation, office buildings, shopping centers, business and industrial parks, manufacturing facilities, warehouses and distribution facilities and other similar real estate properties, and may in fact acquire any such type of property. We will, however, primarily seek to invest in free standing CTL properties and frontage shopping centers, many of which will be located in suburban areas. We will purchase properties that are newly constructed, under construction or have been constructed and have operating histories.

Ownership of Real Estate Interests

         We expect to acquire fee simple title to the properties that we purchase; however, we may, from time to time, acquire long-term ground leases and purchase the improvements on the leased land. Additionally, we may enter into one or more joint ventures for the purposes of acquiring the properties. These joint ventures may be with AmREIT or other future AmREIT programs or with independent third parties.

The Leases

         We anticipate leasing the properties acquired to credit worthy tenants on a "net lease" basis. In other words, the tenant will pay as additional rent substantially all costs associated with the repair and maintenance of the building, real estate taxes, insurance and other costs associated with the building. Whenever possible we intend to execute leases for our properties at or prior to the closing of the acquisition of such properties. The IHOP property to be acquired by the Fund upon closing of this offering is subject to a net lease with a 25-year term. The current lease rate is $15,768 per month, and the lease provides for rent increases every five years. The tenant has the option at the end of the initial lease term to extend the lease for three five year periods. The obligations of the tenant under this lease are guaranteed by IHOP Corp. for the original term of the lease and any extensions thereof.

Debt on Properties

         The Fund intends to borrow up to 60% of the purchase price of the properties to be acquired. It is anticipated that the terms of the financing will require that the property secure the borrowings. The ultimate terms of any such financing will be subject to negotiation between the fund and the particular lender and are not determinable at this time; however, there can be no assurance that the Fund will be able to borrow money on terms acceptable to it or that the properties identified by the Fund will ultimately appraise at values sufficient to enable the Fund to acquire the properties at an acceptable debt-to-equity ratio. The indebtedness existing on the IHOP property to be acquired by the Fund upon the closing of this offering is currently financed through a warehouse debt facility with Washington Mutual. The facility provides for borrowing capacity of up to the lesser of 80% of the value of the property or 90% of the cost, the indebtedness is nonrecourse and bears interest at 280 basis points over LIBOR, with a interest rate floor of 6.75%. The facility requires payments of interest only during its term, and the initial term of the facility is 36 months.

                                   MANAGEMENT

The General Partner

         The general partner, AmREIT Fidelity Corporation, was organized as a Texas corporation on October 4, 2001. The general partner has net assets of approximately $300,000, $250,000 of which will be invested in Units constituting the General Partner Investment. The general partner has no material liabilities. The sole stockholder of the general partner is AmREIT Realty Investment Corporation, which is a wholly owned taxable REIT subsidiary of AmREIT. Through its indirect ownership of the stock of the general partner, AmREIT will have a substantial stake in the Fund. AmREIT, together with its affiliates, currently owns approximately 65 properties located in 17 states. While AmREIT is indirectly the sponsor of the Fund, and has an indirect equity ownership in the Fund, holders of the Units will have no rights with respect to the operations of AmREIT, including any distributions made by AmREIT from its ongoing operations. AmREIT has no obligation to provide additional equity capital or provide loans to the Fund in order to assist the Fund in achieving its business objectives.

         The general partner will be responsible for the control and the management of the Fund. The general partner will have the exclusive authority to direct the Fund's business in all material respects, subject only to certain voting rights of the limited partners. The general partner will make all of the investment decisions of the Fund, including decisions relating to the properties to be developed, the method and timing of financing or refinancing properties, the selection of tenants, the terms of leases, and the method and timing of the sale of properties. The general partner will coordinate and manage all of the activities of the Fund, maintain the Fund records and accounts, and arrange for the preparation and filing of all Fund tax returns. The administrative and management functions to be performed by the general partner may be delegated to third parties, including affiliates of the general partner. The general partner has the authority to employ persons on behalf of itself and the Fund in connection with Fund business, including attorneys, accountants, and other persons who may assist in the management and administration of the Fund. Under the partnership agreement, the general partner will not be liable to the Fund or the limited partners for any act, or failure to act, performed in good faith in pursuit of its responsibilities under the partnership agreement, except for acts or omissions which constitute fraud, willful misconduct or gross negligence. See "Summary of the Partnership Agreement." The general partner has the fiduciary responsibility for the safekeeping and use of all partnership assets and funds, whether or not in its immediate possession and control, and may not use or permit another to use the Fund's funds or assets in any manner except for the exclusive benefit of the Fund. See "General Partner's Fiduciary Responsibility."

Management

         The general partner's management team has extensive experience in real estate acquisitions, development, finance, leasing, property sales, construction management and property/asset management. The general partner's President and Chief Executive Officer, Kerr Taylor, founded AmREIT's predecessor in 1985 and has over 20 years of experience in the real estate industry. The other senior members of the management team include Chad C. Braun, Chief Financial Officer and Executive Vice President, Jim O'Neill, Controller, Wade Greene, Senior Vice President, Jason Lax, Vice President of Construction, Todd McDonald, Vice President of Business Development, Presley Bottoms, Vice President and Neize Ferreira, Marketing Manager (for more information with respect to management of the general partner see "AmREIT" below).

AmREIT

         AmREIT was formed in 1993 to continue and expand the business of its predecessor company, American Asset Advisers Trust, which was founded in 1985. AmREIT, a real estate investment trust, is listed on the American Stock Exchange (Symbol "AMY") and is a pre-eminent sponsor of high quality real estate investment opportunities to the financial planning community. The Company researches, identifies and participates in exceptional real estate opportunities and also works hand in hand with the broker-dealer financial services community to sponsor real estate investment products and services. For more than 16 years our people have established a track record of investing in commercial real estate built on outstanding high caliber locations and leased to "parent companies" in the retail, financial services and banking, medical and restaurant sectors. AmREIT's equity structure includes approximately 1,100 class A shareholders, who's stock is publicly listed on the American Stock Exchange, and approximately 1,300 class B shareholders. In addition, AmREIT is a fiduciary to over 500 limited partners in ten separate investment funds that AmREIT manages.

         AmREIT is a synergistic combination of two complementary lines of business. For over 16 years AmREIT (and its predecessor) has been an entrepreneurial real estate company and a sponsor of high quality real estate investment products. AmREIT's first line of business consists of a quality portfolio of single tenant free standing credit tenant leased projects ("CTL") and multi-tenant frontage commercial projects ("FCP") located contiguous to major thoroughfares and traffic generators ("real estate" line of business). As of July 31, 2002, AmREIT and its affiliates own over forty properties leased to over 60 tenants. Supporting this line of business is a wholly-owned subsidiary of AmREIT which is a full service real estate operating company ("REOC") that provides a full range of real estate services including development, construction management, property management, brokerage, and leasing. AmREIT's second line of business consists of the sponsorship of high quality real estate investment products ("sponsorship" line of business) and is built upon an established track record and an outstanding group of selected financial planning and broker/dealer firms operating under licenses granted by the National Association of Securities Dealers, Inc. ("NASD").

         AmREIT has built a quality portfolio of single-tenant credit tenant leased and multi-tenant frontage commercial projects. Our focus has been and continues to be on prime commercial locations contiguous to major thoroughfares and traffic generators. Our real estate portfolio includes properties leased to some of the finest companies in the U.S., including Goodyear Tire, Washington Mutual, IHOP, McDonalds, Hermann Hospital, Radio Shack, Sprint, Coldwell Banker, Jack in the Box, Guaranty Federal, Bennigan's, Chili's, Texas Children's Hospital and Discount Tire. AmREIT and its affiliates' portfolio, valued at over $90 million, allow our investors to participate in the ownership of quality commercial properties that provide a solid flow of rental income backed by the strength of parent companies. Supporting our core portfolio is a real estate operating company subsidiary that provides full-service development, brokerage and construction/property management activities. These activities enable us to provide a complete range of services to help our tenants grow their business. As a "one-stop shop", AmREIT offers innovative financing solutions, project development, construction management, brokerage, and property management services to our wide range of tenants. Our real estate team has built its reputation on meeting our distinguished tenant's demanding expansion requirements and delivering their facilities on time and on budget.


         Good real estate investing requires intelligence, hard work, experience and the ability to adapt quickly to the changing economic environment. AmREIT has a long track record of accurately anticipating real estate market cycles and responding to them by identifying appropriate opportunities that balance risk and reward. In the past years, AmREIT has sponsored thirteen real estate investment funds to the Financial Planning community. We have never missed a


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

scheduled investment fund distribution, our investment funds have met their financial objectives, and upon liquidation, we have never sold a property for a loss.

         We have assembled a real estate team that has spent years creating strong relationships with outstanding tenants, developers, brokers and others within the real estate and broker-dealer community. Additionally, AmREIT has a board of directors that is of highest quality, including the CFO of a $2+ billion publicly traded REIT; the sole managing partner of Locke, Liddell & Sapp, one of the top five REIT law firms in the country; an esteemed professor at Rice University; and a professional who has taken over 50 companies public and led numerous follow-on offerings. We have one of the finest platforms of professionals of any other sponsor in the country. The combination of our vast experience and extensive relationships allows us to be one of the top sponsors in the industry.


                  The directors and officers of AmREIT are as follows:

               Name               Age               Position
          H. Kerr Tyalor          50    President, Chief Executive Officer
                                        and Chairman of the Board
          Chad C. Braun           30    Executive Vice President and Secretary
           Wade Greene                  Senior Vice President

          Todd McDonald           28    Vice President - Business Development
            Jason Lax             30    Vice President - Construction Management
         Presley Bottoms          65    Vice President
            Jim O'Neil            37    Controller
          Neize Ferreira          35    Marketing Manager
         Bryan L. Goolsby         50    Director
    Robert S. Cartwright, Jr.     49    Director
         G. Steven Dawson         43    Director
          Philip Taggart          71    Director

Kerr Taylor, MBA, JD-Mr. Taylor has been our chairman of the board of directors, chief executive officer and president since August 1993. Mr. Taylor was president, director and sole stockholder of American Asset Advisers Realty Corp. from 1989 to June 1998. Mr. Taylor has a bachelor's degree from Trinity University, a Masters of Business Degree from Southern Methodist University and a Doctor of Jurisprudence from South Texas College of Law. Mr. Taylor has over twenty-five years experience and has participated in over 300 real estate transactions. Mr. Taylor has served on a board and governing bodies of a bank, numerous private and public corporations and charitable institutions. Mr. Taylor is a member of the National Board of Realtors, the Texas Association of Realtors and the Texas Bar Association. Mr. Taylor is married to his wife Jill and they have three children.


Bryan L. Goolsby, JD-Mr. Goolsby has been a director since 2000. Mr. Goolsby has a bachelors degree from Texas Tech University and a Doctor of Jurisprudence of the University of Texas. Mr. Goolsby is the Managing Partner of Locke Liddell & Sapp LLP, and has practiced in the area of corporate and securities since 1977. Mr. Goolsby is a member of the Board of Governors of the National Association of Real Estate Investment Trusts and is a member of the National Multi-Family Housing Association and the Pension Real Estate Association. Mr. Goolsby is currently an associate board member at the Edwin L. Cox School of Business at Southern Methodist University and is a member of the board of the Junior Achievement of Dallas. Mr. Goolsby is also a director Web-Real-Estate, Inc. He is married to his wife Michelle and they have five children.

Robert S. Cartwright, Jr.-Mr. Cartwright has been a director since 1993. Mr. Cartwright earned a bachelor's degree magna cum laude in Applied Mathematics from Harvard College in 1971 and a doctoral degree in Computer Science from Stanford University in 1977. Mr. Cartwright is a Professor of Computer Science at Rice University and has been a member of the Rice faculty since 1980 and twice served as department Chair. Mr. Cartwright has compiled an extensive record of professional service. He is a Fellow of the Association for Computing Machinery (ACM) and chair of the ACM Pre-College Education Committee. He is also a member of the board of directors of the Computing Research Association, an umbrella organization representing academic and industrial computing researchers. Mr. Cartwright has served as a charter member of the editorial boards of two professional journals and has chaired several major ACM conferences. From 1991-1996, he was a member of the ACM Turing Award Committee, which selects the annual recipient of the most prestigious international prize for computer science research. Mr. Cartwright is married to his wife Mary and they have two sons.

G. Steven Dawson-Mr. Dawson has been a director since 2000. Since 1990, Mr. Dawson has served as senior vice president and chief financial officer of Camden Property Trust (NYSE:CPT), a public real estate company which specializes in the acquisition, development, and management of over 159 apartment communities throughout the United States, with major concentrations in Dallas, Houston, Las Vegas, Denver, Southern California and the Tampa/Orlando areas. Prior to 1990, Mr. Dawson served in various related capacities with companies involved in commercial real estate including land and office building development as well as the construction and management of industrial facilities located on airports throughout the country. Mr. Dawson currently serves on the boards of US Restaurant Properties, Inc. (NYSE:USV) and His Grace Foundation.

Philip Taggart-Mr. Taggart has been a director since 2000. Mr. Taggart has specialized in investor relations activities since 1964 and is the chairman and chief executive officer of The Philip Taggart Company. He is the co-author of the book Taking Your Company Public, and has provided communications services for 58 initial public offerings, more than 200 other new issues, 210 mergers and acquisitions, 3,500 analyst meetings and annual and quarterly reports for over 25 years. Mr. Taggart serves on the boards of International Expert Systems, Inc. and Salon Group International and served on the board of the Foundation of Texas State Technical College for 10 years. A distinguished alumnus of the University of Tulsa, he also has been a university instructor in investor relations at the University of Houston.

Charles C. Braun CPA, Series 63, 7, 24 and 27-Mr. Braun serves as our Chief Financial Officer, Treasurer and Secretary. Mr. Braun oversees the financial accounting and reporting and is responsible for AmREIT's capital formation, debt placement and joint venture initiatives. Mr. Braun received a B.B.A degree in accounting and finance from Hardin Simmons University and subsequently earned the CPA designation and his Series 63, 7 and 24 securities licenses. He has significant accounting, financial and real estate experience with both Kenneth Leventhal & Co. and Ernst & Young, LLP. At Ernst & Young, LLP, Mr. Braun served as a manager in the real estate advisory services group and has provided extensive consulting and audit services to a number of Real Estate Investment Trusts and private real estate companies. These services included financial statement audits, portfolio acquisition and disposition, real estate portfolio management, merger integration and process improvement, financial analysis and due diligence. Mr. Braun is a member of the National Association of Real Estate Investment Trusts, Financial Planning Association, and the Texas Society of Certified Public Accountants. Mr. Braun is married to his wife Kathy and they have two children.

Presley Bottoms-Mr. Bottoms serves as Vice President and oversees all development and construction projects. In his 30 years of management in the commercial construction business, Mr. Bottoms has been involved in all aspects of the business, from concept and design development to close out. Prior to joining AmREIT, Mr. Bottoms completed over twenty-five retail construction projects representing over one million square feet as construction manager for SCC Development Corporation. In addition, Mr. Bottoms has been instrumental in the research of design and construction concepts to improve labor and cost savings, material assessments for long lead time items and has coordinated and monitored design activities for fast track schedules. Mr. Bottoms is married to his wife Loyal and they have 3 children and 6 grandchildren.

Wade Greene-Mr. Greene serves as Senior Vice President and oversees the business development and growth of the company's third party brokerage. Mr. Greene has 20 years of experience in the real estate investment banking/services industry and has successfully developed and implemented investment strategies and capital market transactions. He has managed over a billion dollars of real estate investment, lease and development transactions. Mr. Greene received a B.S. in Economics from the University of South Alabama and is a licensed Real Estate Broker, a Certified Commercial Investment Member and holds a NASD Series 7 license. Mr. Greene is married to his wife Annette and they have two children.

Jim O'Neil CPA-Mr. O'Neill serves as Corporate Controller and oversees the daily accounting activities of AmREIT and its affiliated partnerships, debt placement, and project financials. Mr O'Neill's responsibilities also include coordinating financial activities with auditors, banks, lenders, transfer agents, and attorneys to assure timely and accurately financial reporting. Mr. O'Neill is a graduate of Texas A & M University, where he received his BBA in Accounting and subsequently earned the distinction of CPA certification. Prior to joining AmREIT, Inc., Mr. O'Neill served in a controller capacity at Continental Emsco in Houston, Texas, Wedge Energy Group in Houston, Texas, and Markborough Development Company located in Denver, Colorado. Mr. O'Neill is married to his wife Mary and they have two children.

Neize Ferreira-Mrs. Ferreira serves as Marketing Manager. She oversees and coordinates the production of marketing materials and information throughout the marketplace and is responsible for both internal and external communications regionally and nationally for the company. Mrs. Ferreira attended the New Orleans Baptist Theological Seminary and has over 15 years of marketing and public relations experience. Having worked with Principal Financial Services and Harris Research Inc. she brings her expertise in marketing strategy and research to the table. She also has extensive practical hands-on experience as an owner of a small business. Mrs. Ferreira is married to her husband Edson and they have two children.

Todd McDonald-Mr. McDonald serves as Vice President and oversees the analysis, marketing, and sales process related to properties currently being marketing by the Company. Mr. McDonald received his B.S. in Business Economics from Wofford College. Mr. McDonald has real estate experience in which he reviewed property level financial statements, produced project proformas, and provided analysis on acquisition and disposition prospects. Mr. McDonald is married to his wife Holly.

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


                            ESTIMATED USE OF PROCEEDS

         The following table sets forth information about how we intend to use the gross proceeds in this offering. Many of the figures set forth below represent our general partner's best estimate since they cannot be precisely calculated at this time. We expect that at least 88% of the money you invest will be used to buy real estate, while the remaining up to 12% will be used for working capital and to pay expenses and fees including the payment of fees to AmREIT Securities, Inc., our Dealer Manager.


                                                                    Minimum Offering           Maximum Offering
                                                                   Amount      Percent        Amount        Percent
Gross Offering Proceeds (1)                                       $1,250,000     100%        $25,000,000     100%
Less Public Offering Expenses:
Selling Commissions, Due Diligence and Dealer Manager Fee (2)        105,000     8.4%          2,598,750     10.4%

Organization and Offering Expenses (3)                                45,000     3.6%            375,000     1.5%

Amount Available for Investment (4)                               $1,100,000      88%        $22,026,250      88%

--------------------

1.   The amounts shown for gross  offering  proceeds do not reflect the possible
     discounts  in  commissions   and  other  fees  as  described  in  "Plan  of
     Distribution."

2. Includes selling commission equal to 7.0% and due diligence reimbursement of aggregate gross offering proceeds which commissions may be reduced under certain circumstances [and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds, both of which are] payable to AmREIT Securities Company, an affiliate of the general partners. AmREIT Securities Company may pay commissions and due diligence of up to 8.0% of the gross offering proceeds to other broker-dealers participating in the offering of the Units. In addition, AmREIT Securities Company may reallow a portion of its dealer manager fee in the aggregate amount of up to 1.0% of gross proceeds to broker-dealers participating in the offering to be paid to such participating broker-dealers as marketing fees. In no event shall the total underwriting compensation, including selling commissions, the dealer manager fee and underwriting compensation, including selling commissions, the dealer manager fee and underwriting expense reimbursements, exceed 12.0% of gross offering proceeds. See "Plan of Distribution."

3. Organization and offering expenses consist of legal, accounting, printing and other accountable offering expenses, other than selling commissions and the deal manager fee; and reimbursements to our general partners and their affiliates for payments to non affiliated broker-dealers of certain bona fide due diligence expenses in an amount not to exceed 1.0% of gross offering proceeds. Our general partner will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent that they exceed 3% of the gross offering proceeds without recourse against or reimbursement by the Fund.

4. Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

               COMPENSATION OF THE GENERAL PARTNER AND AFFILIATES

         The following is a summary of the compensation that the Fund may and anticipates that it will pay to the general partner and/or its affiliates for services actually performed:



       Recipient                          Type of Compensation                                   Amount

                                          Organizational Stage

Affiliated Selected      Securities Commissions and Due Diligence                Up to 8% (7% commission and 1% due
Dealer                   Reimbursements. It is anticipated that most of the      diligence reimbursement) of the price
                         Units will be placed through unaffiliated               of Units placed, but only to the
                         broker/dealers.                                         extent Units are sold by an Affiliated
                                                                                 Selected Dealer.
General Partner,         Dealer Manager Fee.                                     Up to 2.5% of the price of Units
Affiliates and/or                                                                placed.
Selected Dealers
General Partner or       Reimbursements of their advances of the Fund's          Amount cannot be determined at this
Affiliates               organizational and offering expenses, including legal   time; however, in the event all of the
                         and accounting fees, printing costs, filing fees and    Units offered hereby are sold, the
                         distribution costs.                                     amount is limited to $375,000.

                                           Operational Stage

General   Partner or    Asset  Management  Fee  equal  to  1% of  the  capital  Amount  cannot be  determined at this
Affiliates              contributed.                                            time.

General Partner,        Development Fee ranging from 4% of project costs, not   Amount cannot be determined at this
Affiliates, or          to exceed 6% of project costs                           time.
Unrelated Third         depending on project  size and scope of
Parties                 development. These development fees shall be
                        paid only for services actually rendered,
                        and if paid to the General Partner or an affiliate, the
                        aforementioned fees will not exceed the fees which would
                        customarily be charged in arm's length transactions by
                        others rendering similar services in the same geographic
                        area for similar services.

General Partner,        Property management fees not to exceed 4% of the        Amount cannot be determined at this
Affiliate or            gross rentals (base rental, percentage rental           time.
unrelated third         and expense reimbursement) received from multi-tenant or
parties                 multi-pad properties; for providing management,
                        operating, maintenance and other services required to
                        maintain a quality property. These property management
                        fees shall be paid only for services actually rendered,

                                       45

                        and if paid to the General Partner or an affiliate, the aforementioned fees will not exceed the fees which would customarily be charged in arm's length transactions by others rendering similar services in the same geographic area for similar services.

General Partner,        Property  Leasing  Fees not to  exceed 2% of base rent  Amount  cannot be  determined at this
Affiliate or            on a lease renewal,  and not to exceed 6% of base rent  time.
unrelated third         on  an  initial  lease;  for  procuring   tenants  and
parties                 negotiating  the  terms of the  tenant  leases.  These
                        leasing fees shall be paid only for services actually
                        rendered, and if paid to the General Partner or an
                        affiliate, the aforementioned fees will not exceed the
                        fees which would customarily be charged in arm's length
                        transactions by others rendering similar services in the
                        same geographic area for similar services.

General Partner,        Brokerage  Commissions  not to  exceed 6% of the sales  Amount  cannot be  determined at this
Affiliate or            price on  co-brokered  transactions  and not to exceed  time.
unrelated third         3% of the sales price on solo  brokered  transactions;
parties                 for  the   identification   of  the   buyer   and  the
                        coordination and negotiation of the sales terms. These
                        brokerage commissions shall be paid only for services
                        actually rendered, and if paid to the General Partner or
                        an affiliate, the aforementioned fees will not exceed
                        the fees which would customarily be charged in arm's
                        length transactions by others rendering similar services
                        in the same geographic area for similar services.
                        Additionally, if the aforementioned fees are paid to the
                        General Partner or an affiliate, the General Partner
                        will subordinate the payment of these fees to the return
                        of 100% of the Limited Partners capital plus an 8% per
                        annum uncompounded return on their Adjusted Capital if
                        the property being sold does NOT generate an annual
                        property level return of at least 10% per annum on the
                        equity contributed, and, if in the aggregate, all
                        properties that the Partnership has sold have not
                        generated a property level return of at least 10% per
                        annum on the equity contributed. The General Partner
                        will be entitled to the payment of the aforementioned
                        fees if the above criteria has been met.

                                       46



General Partner,        Debt Placement Fees not to exceed 1% of the debt        Amount cannot be determined at this
Affiliate or            placed on the project, for the solicitation             time.
unrelated third         to lenders, negotiation of loan terms and coordination
parties                 of documents involved with both construction loans
                        and permanent loans. These debt placement fees shall be
                        paid only for services actually rendered, and if paid to
                        the General Partner or an affiliate, the aforementioned
                        fees will not exceed the fees which would customarily be
                        charged in arm's length transactions by others rendering
                        similar services in the same geographic area for similar
                        services.

                                          Liquidation Stage

General Partner         Subordinated Interest in Partnership Profits,           Amount cannot be determined at this
                        Losses and Distributions for serving as General         time.
                        Partner of the Partnership as described under
                        "DISTRIBUTIONS AND ALLOCATIONS."

General Partner or      Reimbursements of their actual costs for performing     Amount cannot be determined at this
Affiliate               acquisition, development, management and                time.
                        administrative functions for the Partnership.



                              CONFLICTS OF INTEREST

         The general partner will be subject to various conflicts of interest arising out of its relationship with the Fund and the limited partners. These conflicts include, but are not limited to, the following.

         Properties. The Fund will not have independent representation in the selection and management of the properties. It will rely on the general partner and its affiliates in this regard. Conflicts of interest could arise in connection with any interests the general partner may have in a particular property and those of the limited partners in operating the Fund.

         General Partner's Resources. While the general partner does not intend to devote its entire time to the affairs of the Fund, it could nonetheless have conflicts of interest in allocating its time or its staff's time between the Fund, its other real estate, and any such future ventures, which it may organize. The general partner believes that it has sufficient staff to fully discharge its responsibilities to the Fund.

         Moreover, as discussed under "Management," the general partner has limited financial resources, a substantial portion of which are comprised of illiquid assets. In light of its multiple responsibilities as general partner and its limited resources, conflicts of interest could arise in the event the general partner is obligated or otherwise chooses to provide additional capital or loans to the Fund. The general partner's multiple financial responsibilities could also limit its ability to borrow, co-borrow or guarantee funds for or on behalf of the Fund in the event additional financing is necessary. It is also possible that demands on the general partner's financial resources may be made at the same time by the Fund and one or more of the general partner's other ventures. In such event, the general partner may not have sufficient financial resources to satisfy the needs of each such party and may be required to allocate its limited resources among two or more ventures.

         Compensation. The compensation payable to the general partner and its affiliates set forth under "Compensation to the General Partner and Affiliates" has not been determined by arm's length negotiations. Also, a significant portion of this compensation is payable irrespective of the success or profitability of the Fund. There is no assurance that the amounts or terms of any compensation will not exceed that which would be paid to unrelated persons under similar circumstances in arm's-length transactions.

         Competition and Allocation of Projects. In addition to identifying, originating and acquiring properties for the Fund, the general partner and its affiliates will continue to develop real estate for their own account and for the account of other affiliated and unaffiliated investors. Conflicts of interest of the general partner may arise in its allocating property acquisition and/or development opportunities between the Fund and others, particularly where the general partner's profit or loss interest in such other investor is different than its interest in the Fund.

         Conflicts of interest may also arise in connection with the general partner's development responsibilities to the Fund and one or more other persons. For example, conflicts of interest could arise in the general partner's allocation of its time and access to resources, including financing, goods, material or labor, or in connection with its access to the leasing or resale markets, particularly during times these resources are scarce or in short supply. Conflicts could also result in the selection and marketing of properties if shortages of properties, materials or labor or insufficient market demands require the general partner to allocate sole opportunities between the Fund and its other affiliates.

         In the event conflicts of interest do arise, the general partner will endeavor to allocate such opportunities on a first need, first to receive basis. However, it may not always be able to do so and will then, in its sole discretion, allocate such opportunities in a fair and reasonable manner, which they determine to be consistent with fiduciary obligations to the Fund.

         General Partner's Interests in Other Activities. The general partner and its affiliates engage for their own account, or for the account of others, in other business ventures involving real estate development and investment. Moreover, they may in the future sponsor and serve as general partner for other partnerships or ventures, and/or acquire, develop and operate real estate related activities in the same areas as those of the Fund for their own account. Neither the Fund nor any limited partner will be entitled to any interest in such other ventures. See "Prior Performance."

         Affiliated Selected Dealer. An affiliate of the general partner may act as a Selected Dealer in the Offering. In such event, there will not be an independent managing underwriter to conduct an independent due diligence investigation, review and analysis of the Fund and the Offering on behalf of the broker/dealer selling group, as would be the case if the dealer/manager were unaffiliated.

         Legal Representation. The limited partners have not had counsel in the organization or operation of the Fund or for this offering. The firm of Locke Liddell & Sapp LLP which is acting as special securities and tax counsel to the Fund in connection with this offering, also serves as general counsel to AmREIT, the general partner and certain of their affiliates. Special counsel does not purport to have made any investigation or to have acted independently on behalf of the Fund or the limited partners, but has instead relied upon representations made by the general partner. Further, no portion of this prospectus is intended to give legal advice to any investor or potential investor and each such person must depend on his or her own legal counsel in connection with investigating, reviewing and analyzing an investment in the Fund.

                   GENERAL PARTNER'S FIDUCIARY RESPONSIBILITY

General

         The general partner is accountable to the Fund as a fiduciary and consequently must exercise good faith and integrity in handling Fund affairs. In general, under partnership law, the general partner must, on request, provide to the limited partners certain information on matters affecting the Fund. Unless the limited partners consent to an otherwise unauthorized transaction between the general partner or its affiliate and the Fund, the general partner must account to the Fund for profits derived from such transactions. Where a general partner has breached its fiduciary duties or failed to account to a partnership, courts have held that a limited partner may institute legal action on behalf of himself and similarly situated limited partners to recover damages from the general partner or on behalf of the partnership to recover damages. The extent and nature of a general partner's fiduciary duties to a partnership is a rapidly developing and changing area of law and investors who have questions concerning the duties of the general partner to the Fund should consult with their counsel.

         As discussed below, the partnership agreement limits the liability of the general partner in this regard. Moreover, as a practical matter, the cost of litigation against a general partner for breach of fiduciary obligations may be prohibitively high and judgments against a general partner may not be collectible. An investment decision should be based on the judgment of the investor as to the factors described in this prospectus rather than in reliance upon any right to bring legal actions against, or to control any activities of, the general partner.

Limits on Liability

         Under the partnership agreement, the general partner is not liable to the Fund or the limited partners for actions or inactions if the general partner in good faith determined that such course of conduct was within the scope of its authority, was taken in the belief that the general partner was promoting the best interests of the Fund, and such act does not constitute a breach of fiduciary duty, intentional or willful misconduct or gross negligence. This limitation on a general partner's liability probably limits the rights the limited partners would have absent this provision.

Indemnification of General Partner

         The partnership agreement provides for indemnification of the general partner by the Fund (from Fund assets only) for liabilities incurred by or claims made against the general partner or the general partner's employees or agents in connection with the business of the Fund, provided that the general partner determined in good faith that the conduct which gave rise to the liabilities or claims was within the scope of the general partner's authority and was taken to promote the best interests of the Fund. Amounts to be indemnified include judgments, fines, settlements, litigation expenses and reasonable attorneys' fees, which may be paid as incurred. Thus, only the assets of the Fund may be reached to indemnify the general partner and its agents.

         To the extent this indemnification applies to liabilities under the Securities Act, in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy and therefore unenforceable. If the claim for indemnification involves an allegation of federal securities law violation, the partnership agreement provides for indemnification only if the persons seeking indemnification are successful in defending the action alleging the violation and the indemnification is approved by a court of law.

                          DISTRIBUTIONS AND ALLOCATIONS

Distributions to Partners

         Method and Record Date of Distributions. The general partner will make distributions at such times and in such amounts as it deems appropriate. All or a substantial portion of distributions, if and when made, may in whole or in part represent a return of capital. When made, distributions will be made to the partners of record as of the close of each calendar quarter immediately preceding the quarter in which the distribution is made, based on the number of Units then held by each partner of record. The amount of the distributions will be pro rated in accordance with the number of days the partner was a partner during such quarter.

     There can be no assurance as to when and in what amounts distributions will be made by the Fund, or that the Fund will make any distributions. See "Risk Factors."

         Distributions. Net Cash Flow during the operating stage of the Fund will be allocated 99% to the Limited Partners, 1% to the general partner, on a monthly basis, until such time as the limited partners have received projected cash on cash return as follows:

Year 1                                  8.00%
Year 2                                  8.00%
Year 3                                  8.00%
Year 4                                  8.25%
Year 5                                  8.25%
Year 6                                  8.25%
Year 7                                  8.50%

The numbers set forth above represent the general partner's estimate of the available cash flow during the operating stage of the Fund. No assurance can be given that such returns will be achieved. If the Fund has insufficient cash flow during any fiscal year to provide the projected returns, the Limited Partners will be paid the amounts available with no carry over to the following year. If cash flow in excess of such return is available during any fiscal year, the Fund has the authority and intends to retain such excess for investment purposes.

         Net Cash Flow during the liquidation stage of the Fund will be allocated among the limited partners and the general partner in the following manner:

         First: 99% to the limited partners and 1% to the general partner until such time as the limited partners have received cumulative distributions from all sources (including monthly cash distributions during the operating stage of the Fund) equal to 100% of their Invested Capital plus an amount equal to 8% per annum uncompounded on their Adjusted Capital;

         Second: 90% to the limited partners and 10% to the general partner until such time as the limited partners have received cumulative distributions from all sources in excess of their Adjusted Capital (Excess Distributions) equal to 12% per annum uncompounded on their Adjusted Capital;

         Third: 80% to the limited partners and 20% to the general partner until such time as the limited partners have received cumulative distributions from all sources in excess of their Adjusted Capital (Excess Distributions) equal to 15% per annum uncompounded on their Adjusted Capital;

        Third: 100% to the general partner until it has received cumulative distributions from all sources in an amount equal to 40% of the Net Cash Flow paid to date to the limited partners in excess of their Invested Capital; and

        Thereafter:  60% to the limited partners and 40% to the general partner.

         Distributions allocated to the limited partners will be allocated among them in proportion to the number of Units owned by them without regard to Capital Account Balances. For the purposes of the foregoing:

         "Net Invested Capital" means the gross purchase price for his or her Unit(s) originally paid by a limited partner, less the commissions and due diligence expense reimbursements paid by the Fund in connection with the sale of such Unit(s).

         "Adjusted Capital" means the weighted-average of the balance of capital contributions less cumulative distributions to date which constitute a return of capital for all prior years. (What is this used for, I think adjusted capital should be gross capital less distributions

ALL OR A PORTION OF EACH CASH DISTRIBUTION MAY CONSIST OF A DISTRIBUTION OF A LIMITED PARTNER'S ORIGINAL CAPITAL INVESTMENT WHICH IS DEEMED TO BE THAT PORTION OF CASH DISTRIBUTIONS WHICH IS NOT ATTRIBUTABLE TO PARTNERSHIP NET INCOME FOR THE PERIOD OF THE DISTRIBUTION, OR TO PRIOR PERIODS, IRRESPECTIVE OF WHETHER SUCH DISTRIBUTIONS HAVE IN FACT BEEN PAID FROM CASH FROM CURRENT OR PAST OPERATIONS. THERE CAN BE NO ASSURANCE THAT LIMITED PARTNERS WILL RECEIVE THE RETURN OF ALL OR PART OF THEIR ORIGINAL INVESTMENT IN THE FUND OR ANY INVESTMENT INCOME WITH RESPECT TO THEIR INVESTMENT.

Allocations of Net Income and Net Loss; Gain and Loss

         Allocations of Net Income and Net Loss. Items of income, gain, loss and deduction will be allocated 99% to the limited partners and 1% to the general partner, subject to adjustment to the extent the general partner receives a greater share of distributions in any accounting period.

         Adjustments to Allocations. The general partner may alter the foregoing allocations of income and loss, including any item thereof in any one year where it is advised by the Fund's tax advisor that such allocation will likely not be in compliance with the Code or the Regulations promulgated thereunder. In such event, the general partner shall allocate any such item of income or loss so that, in its sole judgment, it most closely achieves the original allocation.

DUE TO ITS NATURE, THE GENERAL PARTNER EXPECTS THAT IF THE FUND'S BUSINESS IS SUCCESSFUL, THE PARTNER'S ALLOCATION OF NET INCOME WILL EXCEED THEIR SHARE OF DISTRIBUTIONS DURING EACH YEAR OF OPERATION.

                                PRIOR PERFORMANCE

         The following information summarizes the historical experience of real estate programs previously sponsored by the general partner's affiliates. INVESTORS IN THE PARTNERSHIP SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THESE PRIOR PARTNERSHIPS.

         Affiliates of the general partner have sponsored a total of nine non-public programs and four public programs since 1985. Of the 13 programs previously sponsored, AAA Net Developers, Ltd. and AmREIT OpportUnity Fund, Ltd. had investment objectives similar to the Fund. As of March 31, 2002, approximately $55 million had been raised from over 2,500 investors through all programs. The properties acquired in the prior programs are located throughout the United States.

         The following table sets forth a summary information on all programs previously sponsored by the general partner's affiliates. A more detail description of these programs is contained in the prior performance tables continued elsewhere in this prospectus.


------------------------------------------------ ------------------------------------------------- --------------- --------------
                                                                     Type of                          Type of        Method of
                 Name of Fund                                  Real Estate Activity                   Program        Financing
------------------------------------------------ ------------------------------------------------- --------------- --------------
------------------------------------------------ ------------------------------------------------- --------------- --------------
Taylor Income Investors III, Ltd.                Investment in Commercial Real Estate                Non-Public      All-Cash
------------------------------------------------ ------------------------------------------------- --------------- --------------
------------------------------------------------ ------------------------------------------------- --------------- --------------
Taylor Income Investors IV, Ltd.                 Investment in Commercial Real Estate                Non-Public      All-Cash
------------------------------------------------ ------------------------------------------------- --------------- --------------
------------------------------------------------ ------------------------------------------------- --------------- --------------
Taylor Income Investors V, Ltd.                  Investment in Commercial Real Estate                Non-Public      All-Cash
------------------------------------------------ ------------------------------------------------- --------------- --------------
------------------------------------------------ ------------------------------------------------- --------------- --------------
Taylor Income Investors VI, Ltd.                 Investment in Commercial Real Estate                Non-Public      All-Cash
------------------------------------------------ ------------------------------------------------- --------------- --------------
------------------------------------------------ ------------------------------------------------- --------------- --------------
AAA Net Realty Fund VII, Ltd.                    Investment in Commercial Real Estate                Non-Public      All-Cash
------------------------------------------------ ------------------------------------------------- --------------- --------------
------------------------------------------------ ------------------------------------------------- --------------- --------------
AAA Net Realty Fund VIII, Ltd.                   Investment in Commercial Real Estate                Non-Public      All-Cash
------------------------------------------------ ------------------------------------------------- --------------- --------------
------------------------------------------------ ------------------------------------------------- --------------- --------------
AAA Net Realty Fund Goodyear, Ltd.               Investment in Commercial Real Estate                Non-Public      All-Cash
------------------------------------------------ ------------------------------------------------- --------------- --------------
------------------------------------------------ ------------------------------------------------- --------------- --------------
AAA Net Realty Fund IX, Ltd.                     Investment in Commercial Real Estate                  Public        All-Cash
------------------------------------------------ ------------------------------------------------- --------------- --------------
------------------------------------------------ ------------------------------------------------- --------------- --------------
AAA Net Realty Fund X, Ltd.                      Investment in Commercial Real Estate                  Public        All-Cash
------------------------------------------------ ------------------------------------------------- --------------- --------------
------------------------------------------------ ------------------------------------------------- --------------- --------------
AAA Net Realty Fund XI, Ltd.                     Investment in Commercial Real Estate                  Public        All-Cash
------------------------------------------------ ------------------------------------------------- --------------- --------------
------------------------------------------------ ------------------------------------------------- --------------- --------------
AmREIT, Inc.                                     Investment in Commercial Real Estate                  Public        Up to 50%
                                                                                                                     financing
------------------------------------------------ ------------------------------------------------- --------------- --------------
------------------------------------------------ ------------------------------------------------- --------------- --------------
AAA Net Developers, Ltd.                         Acquisition, development and construction of        Non-Public      Up to 80%
                                                 commercial real estate                                              financing
------------------------------------------------ ------------------------------------------------- --------------- --------------
------------------------------------------------ ------------------------------------------------- --------------- --------------
AmREIT Opportunity Fund, Ltd.                    Acquisition, development and construction of        Non-Public      Up to 80%
                                                 commercial real estate                                              financing
------------------------------------------------ ------------------------------------------------- --------------- --------------
------------------------------------------------ ------------------------------------------------- --------------- --------------
AmREIT Income & Growth Fund, Ltd.                Acquisition, development and construction of        Non Public      Up to 75%
                                                 commercial real estate                                              financing
------------------------------------------------ ------------------------------------------------- --------------- --------------

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         As of the date of this prospectus, the Fund had not yet begun active operations. The Fund will not begin active operations until it has received and accepted subscriptions for a minimum of 1,250 Units ($1,250,000). Following achievement of such funding level, subscription proceeds may be released to the Fund from escrow and applied to the payment or reimbursement of selling commissions and other organization and offering expenses, leaving estimated net proceeds available for investment and operations of approximately $1,100,000. See "Estimated Use of Proceeds." Thereafter, the Fund will experience a relative increase in liquidity as additional subscriptions for Units are received, and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of properties. The number of Fund properties to be acquired by the Fund will depend upon the number of Units sold and the resulting amount of the net proceeds available for investment in properties available to the Fund. The general partner is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, which may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the operation of real estate properties. Until required for the acquisition, development or operation of properties, net offering proceeds will be kept in short-term, liquid investments. Because the vast majority of leases for the properties acquired by the Fund will be net leases or provide for tenant reimbursement of operating expenses, it is not anticipated that a permanent reserve for maintenance and repairs of Fund properties will be established. The general partner may, but is not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of non-liquidating net sale proceeds.

                      SUMMARY OF THE PARTNERSHIP AGREEMENT

         The rights and obligations of investors will be governed by the Amended and Restated Agreement of Limited Partnership, the form of which is set out in its entirety as Exhibit A to this prospectus. The partnership agreement will be executed and become effective as of the effective date of this prospectus. Prospective investors should study the partnership agreement carefully before making any investment decision with regard to a potential purchase of Units. The following statements are intended to supplement other statements in this prospectus concerning the partnership agreement and related matters. The following statements are intended to be a summary only and, since they do not purport to be complete, are qualified in their entirety by reference to the partnership agreement itself.

Powers of the General Partner

         The general partner has complete authority and discretion in the management and control of the business of the partnership. Limited partners have no right or power to take part in the management of the partnership. (Articles III and V.)

Liabilities of the Limited Partners; Nonassessability of Units

         The Fund was organized as a limited partnership under the Texas Revised Uniform Limited Partnership Act (TRULPA). Investors whose subscriptions are accepted by the general partner will be admitted to the Fund as limited partners. Under TRULPA, limited partners have no personal liability for Fund debts or obligations in excess of their capital contributions. Units acquired by investors will be fully paid and nonassessable. (Section 4.3(d)). No investor has the right to withdraw all or any portion of his capital contribution until the full and complete winding up and liquidation of the business of the Fund. (Section 4.9). No investor will be liable for any debts or obligations of the partnership in excess of his capital contribution. (Section 4.12.)

Other Activities of the General Partner

         The general partner may participate in other business ventures, including, without limitation, the syndication, ownership or management of other real estate. They shall not be liable to the Fund, or to the limited partners, as a result of engaging in any other business or venture.

Rights and Obligations of Limited Partners

         Limited partners are not permitted to participate in the management and control of the business of the Fund and may not transact any business in the name of the partnership.

Voting Rights of the Limited Partners

         Limited partners may, with the affirmative vote of those limited partners holding more than 50% of the Units in the aggregate, take action on the following matters:

     o the approval or disapproval of any sale, exchange or pledge of all or substantially all of the Fund's real properties, other than the final liquidation commencing in year seven;

     o    dissolution of the Fund;

     o    removal of the general partner or any successor general partner;

     o election of the new general partner upon the retirement, withdrawal or removal of the general partner or upon the death or the occurrence of another event of withdrawal of the general partner;

     o    managing  the  business  purpose  or  investment   objectives  of  the
          partnership; and

     o amending the partnership agreement, except as to certain matters specified in Section 5.2(b) which the general partner alone may amend without a vote of the limited partners. (Section 3.1(a).

         In addition, limited partners holding a majority of the Units have the right to authorize a proposed merger or consolidation of the Fund under certain circumstances. (Section 5.3(a)). Except as otherwise provided in the partnership agreement in connection with a "partnership roll-up" transaction as described in "Mergers and Consolidations" below, limited partners not voting with the majority on such transactions will nonetheless be bound by the majority vote and will have no right to dissent from the majority vote and obtain fair value for their Units. The partnership agreement may not be amended to change the limited liability of the limited partners without the vote or consent of all limited partners. If the rights or benefits of the limited partners are to be diminished by an amendment to the partnership agreement, the limited partners holding a majority of the Units who would be adversely effected must consent to such amendment. (Section 3.1.) Amendments to the partnership agreement receiving the requisite vote will be executed by the general partner on behalf of all limited partners acting pursuant to the power of attorney contained in the partnership agreement. (Section 3.6.)

Mergers and Consolidations

         The partnership agreement prohibits the general partner from initiating any transaction in which the Fund is merged or consolidated with any other partnership or corporation, which type of transaction is commonly referred to as a "partnership roll-up." The partnership agreement further provides that the general partner shall not be authorized to merge or consolidate the Fund with any other partnership or corporation or to convert the Fund into a real estate investment trust, which is often referred to as a "REIT," unless (1) the Fund obtains a current appraisal of all of the Fund's assets by an independent appraiser, and (2) limited partners owning more than 50% of the Units consent in writing to such transaction. (Section 5.3(a)). Limited partners who vote against or dissent from the proposal have the choice of: (1) accepting the securities offered in the proposed roll-up; or (2) one of the following: (a) remaining as limited partners in the Fund and preserving their interests in the Fund on the same terms and conditions as existed previously; or (b) receiving cash or notes in an amount equal to their pro rata share of the appraised value of the net assets of the Fund. (Section 5.3(a)).

Removal of General Partner

         The general partner may be removed, with or without cause, by a vote of limited partners holding a majority of the Units. (Section 9.2). For this purpose, "cause" means the General Partner's bankruptcy, incapacity, commission of an intentional material breach of the Partnership Agreement, or for conduct constituting negligence or misconduct harmful to the Partnership. If the general partner is removed for cause, then its general partnership interest will convert to a limited partner interest and the limited partners will appoint a replacement general partner. If the general partner is removed without cause, the fair market value of the interest of the removed general partner will be determined by independent appraisers and paid to him or it as provided in
Section 9.2(b) of the partnership agreement. The Fund may pay this amount in annual installments over a period of five years, but in no event shall the annual installments continue beyond the seventh anniversary of the closing of this offering. The promissory note shall bear an annual interest rate of 9%. The Fund may, with the consent of a majority in interest of the limited partners, sell the former general partner's interest to an affiliate of the former general partner, and admit such person to the Fund as a substitute general partner. However, the purchase price to be paid to the partnership for the Fund interest of the former general partner shall be at least the fair market value determined by the appraisal described above. Such substitute general partner or partners may pay the purchase price in installments in the manner set forth above.

Assignability of General Partner's Interests

         The general partner may designate a successor or additional general partner provided that the interests of the limited partners are not adversely affected and provided the general partner gives 90 days written notice to all partners. The limited partners holding a majority of the Units must consent to such designation. Generally, except in connection with such a designation, the general partner shall have no right to retire or withdraw voluntarily from the Fund or to sell, transfer or assign its interest without the consent of the limited partners holding a majority of the Units. (Section 9.1.)

Books and Records; Rights To Information; Annual Audits

         The general partner is required to maintain at the Fund's principal office full and accurate books and records for the Fund. Limited partners have the right to inspect, examine and obtain copies of such books and records at reasonable times and at their expense. An alphabetical list of the names, addresses and business telephone numbers of all limited partners, along with the number of Units owned by each of them, shall be available for inspection and copying by the limited partners or their designated representatives. (Section 10.1) Annual audits of the Fund's affairs will be conducted by the independent certified public accountants selected by the Fund. (Section 10.3(a)).

Meetings of Limited Partners

         There will not be any annual or periodic meetings of limited partners. However, the general partner is required to call a meeting of the limited partners upon the written request of limited partners holding 10% or more of the outstanding Units. In such event, a detailed statement of the action proposed, a statement of the wording of any resolution proposed for adoption by the limited partners and any proposed amendment to the partnership agreement shall be included with the notice of the meeting. (Article III)

Transferability of Units

         There are a number of restrictions on the transferability of Units, including the following:

     o except in certain limited circumstances, the proposed transferee must meet the minimum suitability standards set forth in this prospectus;

     o investors may only transfer a number of Units such that, after the transfer, both the transferor and transferee shall own at least the minimum number of Units required to be purchased by an investor, provided, there is no such requirement for transfers made on behalf of a retirement plan, or by gift, inheritance, divorce, or to an affiliate;

     o investors who desire to transfer their Units must pay a transfer fee in an amount sufficient to cover transfer costs;

     o all transfers of Units must be made pursuant to documentation satisfactory in form and substance to the general partners including, without limitation, confirmation by the transferee that the transferee has been informed of all pertinent facts relating to the liquidity and marketability of the Units;

     o no Unit may be sold, assigned or exchanged if the sale of such Unit, when added to the total of all other sales or exchanges of Units within the period of 12 consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the Fund, result in the termination of the Fund under Section 708 of the Internal Revenue Code, unless the Fund receives a ruling from the IRS that the proposed sale or exchange will not cause such a termination; and

     o investors owning Units purchased pursuant to the deferred commission option will have limited rights to transfer their Units for a period of six years following the year of purchase, or longer if required to satisfy the outstanding commission obligation. (Section 9.4).

         Additional restrictions on transfers of Units are imposed on the residents of various states under the securities laws of such states. In addition to the above restrictions, the partnership agreement contains substantial restrictions on the transfer or assignment of Units in order to prevent the Fund from being deemed a "publicly traded partnership." These provisions are based on restrictions contained in the Section 7704 Regulations described in the "Federal Income Tax Aspects" section of this prospectus. The most significant transfer restriction prohibits the transfer during any taxable year of more than 2% of the total interests in the Fund's capital or profits excluding transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers. The partnership agreement also provides that any transfer or assignment of Units which the general partner believes will cause the Fund to be treated as a publicly traded partnership will be void from the beginning and will not be recognized by the partnership. See "Federal Income Tax Aspects -- Publicly Traded Partnerships" and Section 9.4(g) of the partnership agreement.

         Transferees of Units are not eligible to participate in the Fund's distribution reinvestment plan with respect to investment of their distributions in additional Units of this partnership.

         An assignee of Units shall not become a substituted limited partner in place of his assignor unless the assignee shall have expressly agreed to become a party to the partnership agreement. (Section 9.5) An assignee of Units who does not become a substituted limited partner shall be recognized by the Fund not later than the last day of the calendar month following receipt of notice of the assignment and all required documentation and shall be entitled to receive distributions attributable to the Units properly transferred to him. (Section 9.6) Any such assignee shall not have any of the other rights of a limited partner, including the right to vote as a limited partner and the right to inspect and copy the Fund partnership's books. Assignments of Units are restricted in the same manner as transfers of Units.

Repurchase of Units

         After a period of two years following the date of this prospectus, the Fund may establish a repurchase reserve of up to 5% of cash flow in any year, subject to the various restrictions and limitations set forth below. (Sections
4.10 and 5.3(h)). The general partner has the sole discretion whether to establish or terminate the repurchase reserve. If a repurchase reserve is established, the Fund may, in the sole discretion of the general partner and upon the request of a limited partner, repurchase the Units held by such limited partner. However, no such repurchase may be made if either (1) following the repurchase such limited partner's interests would not be fully redeemed but such limited partner would hold less than the minimum investment in the offering (5 Units) or (2) such repurchase would impair the capital or operations of the Fund. In no event will a limited partner be permitted to have his Units repurchased prior to termination of the offering. Units owned by the general partner or its affiliates may not be repurchased by the Fund. Further, in order to prevent the Fund from being deemed a "publicly traded partnership" under the Internal Revenue Code, the opportunity of limited partners to have their Units repurchased has been substantially restricted, as described above.

         A limited partner wishing to have Units repurchased must mail or deliver a written request to the Fund, executed by his or its trustee or authorized agent in the case of qualified profit sharing, pension and other retirement trusts, indicating his or its desire to have such Units repurchased. Such requests will be considered by the general partner in the order in which they are received. If the general partner decides to honor a request, it will notify the requesting limited partner in writing of such fact, of the purchase price for the Units to be repurchased and of the effective date of the repurchase transaction, which will be not less than 60 nor more than 75 calendar days following the receipt of the written request by the Fund.

         On an annual basis, after the first twenty-four months of investment, a limited partner may request that the Fund re-purchase his Units. The Fund will be limited to the number of Units it may re-purchase in any given year to 250 Units (or such lower amount as provided in the Internal Revenue Code and the Treasury Regulations promulgated thereunder). The formula for re-purchase will be one whereby, (1) cumulative distributions from all sources, added together with (2) the re-purchase price of the Units, will equal a return of 100% of the partners original capital plus a 2% per annum return on their Adjusted Capital Account (as defined in the partnership agreement).

         If insufficient amounts are then available in the repurchase reserve to repurchase all of such Units, only a portion of such Units will be repurchased. The Fund may not repurchase less than all of the Units of any limited partner, if as a result thereof the limited partner would own less than the minimum investment in the offering (5 Units). In the event that insufficient funds are available in the repurchase reserve to repurchase all of such Units, the limited partner requesting such repurchase will be deemed to have priority for subsequent Fund repurchases over other limited partners who request repurchases thereafter. Units repurchased by the Fund will be canceled.

         In addition to the other restrictions described herein, the partnership agreement provides that:

     o repurchases out of the repurchase reserve may not exceed in any given year more than 1% of total gross offering proceeds throughout the life of the Fund excluding repurchases of Units relating to the death or legal incapacity of the owner or a substantial reduction in the owner's net worth or income, defined to mean an involuntary loss of not less than 50% in income or net worth during the year in which such repurchase occurs; and

     o not more than 1% of the outstanding Units may be purchased in any year, provided in each case that the partnership has sufficient cash to make the purchase and that the purchase will not be in violation of any other applicable legal requirements. (Section 4.10(k)).

         Prospective investors should not, under any circumstances, assume that they will be able to resell their Units to the Fund due to the various restrictions and limitations relating to the potential establishment of a repurchase reserve by the partnership. (See "Risk Factors.") In addition, prospective investors should consider that a resale of their Units to the Fund may result in adverse tax consequences. (See "Federal Income Tax Aspects - Sales of Limited Partnership Units.")

Distribution Reinvestment Plan

         It is anticipated that a distribution reinvestment plan will be available which will be designed to enable investors to have their distributions of net cash from operations from the Fund invested in additional Units of the Fund during the offering period or in Units issued by subsequent AmREIT programs which have substantially identical investment objectives as the Fund. (Section 8.15.) Units to be issued by the Fund pursuant to the distribution reinvestment plan will be available only until the termination of this offering. The general partner has the discretion to elect not to provide a distribution reinvestment plan or to terminate any existing distribution reinvestment plan.

         Investors participating in the distribution reinvestment plan may purchase fractional Units and shall only be subject to certain minimum investment requirements and other restrictions imposed by the general partner. Investors electing to participate in the distribution reinvestment plan will receive with each confirmation a notice advising such investor that he is entitled to change his election with respect to subsequent distributions by returning a notice to the general partner. If sufficient Units are not available for purchase pursuant to the distribution reinvestment plan, the Fund will remit excess distributions of net cash from operations to the participants.

         Each limited partner electing to participate in the distribution reinvestment plan agrees that if at any time he fails to meet the applicable real estate limited partnership investor suitability standards or cannot make the other investor representations or warranties set forth in the then current real estate limited partnership prospectus, the subscription agreement or partnership agreement relating thereto, he will promptly notify the general partner in writing.

         Subscribers should note that affirmative action must be taken to withdraw from participation in the distribution reinvestment plan. A withdrawal from participation in the distribution reinvestment plan shall be effective only with respect to distributions made more than 30 days following receipt by the general partner of written notice. In the event a limited partner transfers his Units, such transfer shall terminate the limited partner's participation in the distribution reinvestment plan as of the first day of the quarter in which the transfer is effective.

         Selling commissions not to exceed 7% and dealer management fees not to exceed 2.5% may be paid by the Fund with respect to Units purchased pursuant to the distribution reinvestment plan. Each holder of Units is permitted to identify, change or eliminate the name of his account executive at a participating dealer with respect to distributions reinvested. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the Dealer Manager, no selling commission will be paid with respect to distributions which are then being reinvested. The Fund will retain for additional investment in real estate amounts which would otherwise have been paid as selling commissions. Accordingly, the economic benefit to investors who do not identify account executives will be shared with all investors, including those for whose contributions the Fund has paid selling commissions.

         Unless the general partners are otherwise notified in writing, limited partners purchasing Units pursuant to the distribution reinvestment plan will have the same rights and be treated in the same manner as if such Units were issued pursuant to the offering.

         Following the reinvestment, each participant will be sent a statement and accounting showing the distributions received, the number and price of Units purchased, and the total amount of Units acquired under the distribution reinvestment plan.

         The Fund reserves the right to amend any aspect of the distribution reinvestment plan effective with respect to any distribution paid subsequent to the notice, provided that the notice is sent to participants in the distribution reinvestment plan at least 10 days before the record date for a distribution. The Fund also reserves the right to terminate the distribution reinvestment plan for any reason at any time, by sending written notice of termination to all participants.

Dissolution and Termination

         The Fund is to continue until _______, _____, but may be dissolved earlier as provided in the partnership agreement or by law. (Article VIII.) The Fund will also be dissolved upon:

     o the decision by holders of more than 50% of the Units to dissolve and terminate the Fund;

     o the retirement, withdrawal, removal, or bankruptcy of the general partner unless within 90 days from the date of such event: (1) the remaining general partner, if any, elects to continue the business of the Fund or (2) if there is no remaining general partner, a majority in interest of the limited partners elect to continue the business of the Fund;

     o the sale or disposition of all interests in real property and other assets of the Fund; or

     o the happening of any other event causing the dissolution of the Fund under the laws of the State of Texas. (Section 8.2)

         In addition to the above events, the general partner may also terminate the offering, compel a termination and dissolution of the Fund, or restructure the Fund's affairs, upon notice to all limited partners and without the consent of any limited partner, if upon the advice of counsel to the Fund, either (1)

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

the Fund's assets constitute "plan assets," as such term is defined for purposes of ERISA, or (2) any of the transactions contemplated in the partnership agreement constitute "prohibited transactions" under ERISA. (Section 8.2(f)).

         In the event the Fund is dissolved, the assets of the Fund shall be converted to cash. The general partner shall be given a reasonable amount of time to collect any notes receivable with respect to the sale of Fund assets and to collect any other outstanding debts. Fund cash shall be distributed first to creditors to satisfy debts and liabilities of the Fund, other than loans or advances made by partners. The general partners may also establish reserves deemed reasonably necessary to satisfy contingent or unforeseen liabilities or obligations of the Fund. Remaining cash will then be used to repay loans or advances made by partners and to pay any fees due the general partner. The balance, if any, shall be distributed among the partners in accordance with the positive balances in their capital accounts as of the date of distribution. Upon completion of the foregoing distributions, the Fund shall be terminated. (Section 8.5)

           INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

         The general partner has attempted to structure the Fund in such a manner that it will be an attractive investment vehicle for qualified plans, IRAs and other entities, which are tax-exempt under the Internal Revenue Code. In considering an investment in the Fund of a portion of the assets of a retirement plan, however, the plan's fiduciary should consider all applicable provisions of the Internal Revenue Code and ERISA. In this regard, IRAs which are not sponsored or endorsed by an employer or by an employee organization and Keogh Plans under which only partners or a sole proprietor are participants generally are not subject to the provisions of ERISA; however, fiduciaries of such accounts should review carefully the exceptions set forth below. In general, qualified plan fiduciaries should consider:

     o whether the investment is in accordance with the documents and instruments governing such qualified plan; whether the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

     o whether the investment will result in "unrelated business taxable income" to the qualified plan or to an investing IRA, Keogh Plan or other tax-exempt entity (See "Federal Income Tax Aspects - Investment by Qualified Plans and Other Tax-Exempt Entities");

     o whether there is sufficient liquidity for the qualified plan after taking this investment into account; the need to value the assets of the qualified plan annually; and

     o whether the investment would constitute or give rise to a prohibited transaction under either Section 406 of ERISA or Section 4975 of the Internal Revenue Code. ERISA also requires generally that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager within the meaning of Section 3(38) of ERISA, have exclusive authority and discretion to manage and control the assets of the plan. All fiduciaries of employee benefit plans subject to ERISA have certain duties imposed on them by ERISA and, as noted above, certain transactions between an employee benefit plan and the parties in interest with respect to such plan including fiduciaries are prohibited. The Internal Revenue Code imposes similar prohibitions on retirement plans, and IRAs and Keogh Plans covering only self-employed individuals which are not subject to ERISA are, nevertheless, subject to the "prohibited transaction" rules under the Internal Revenue Code. For purposes of both ERISA and the Internal Revenue Code, any person who exercises any authority or control with respect to the management or disposition of the assets of a retirement plan is considered to be a fiduciary of such retirement plan subject to certain exceptions not here relevant.

Minimum Distribution Requirements

         Potential investors who intend to purchase Units in their IRAs, and any trustee of an IRA or other fiduciary of a retirement plan considering an investment in Units, should take into consideration the limited liquidity of an investment in the Units as it relates to applicable minimum distribution requirements under the Internal Revenue Code for the IRA or other retirement plan. If the Units are still held in the IRA or retirement plan and the Fund properties have not yet been sold at such time as mandatory distributions are required to commence to the IRA beneficiary or qualified plan participant,
Section 401(a)(9) of the Internal Revenue Code will likely require that a distribution in kind of the Units be made to the IRA beneficiary or qualified plan participant. Any such distribution in kind of Units must be included in the taxable income of the IRA beneficiary or qualified plan participant for the year in which the Units are received at the then current fair market value of the Units without any corresponding cash distributions with which to pay the income tax liability arising out of any such distribution. (See "Risk Factors -- Federal Income Tax Risks.") The fair market value of any such distribution in kind will be only an estimated value per Unit and there can be no assurance that such estimated value could actually be realized by a limited partner because (1) estimates do not necessarily indicate the price at which Units could be sold and
(2) no public market for Units exists or is likely to develop. (See "Annual Valuation" below.)

Plan Assets - Generally

         ERISA provides a comprehensive statutory scheme regarding the investment in and management of a retirement plan's assets. As noted above, any person who exercises any authority or control over the management or disposition of a plan's assets is considered to be a fiduciary of such plan. In order to avoid such characterization, the general partner has used its commercially reasonable efforts to structure the Fund so that the assets of the Fund will not be deemed to be assets of the retirement plans investing as limited partners (Plan Assets). In the event that the assets of the Fund were deemed to be Plan Assets, however, the general partner would be deemed a fiduciary of the retirement plans investing as limited partners and, accordingly, certain contemplated transactions between the Fund and the general partners could be deemed to be "prohibited transactions." Additionally, if the assets of the Fund were deemed to be Plan Assets, the standards of prudence and other provisions of Title I of ERISA applicable to investments by retirement plans would extend as to all plan fiduciaries to the general partners with respect to investments made by the partnership.

Plan Assets - Definition

         The definition of Plan Assets is not set forth in ERISA or the Internal Revenue Code, but was addressed initially by the Department of Labor in 1975 by the adoption of Interpretive Bulletin 75-2. This interpretation provided that the assets of a corporation or partnership in which an employee benefit plan invested would not generally be treated as assets of such plan. The Department stated that: generally, investment by a plan in securities (within the meaning of section 3(20) of ERISA) of a corporation or partnership will not, solely by reason of such investment, be considered to be an investment in the underlying assets of such corporation or partnership so as to make such assets of the entity "plan assets" and thereby make a subsequent transaction between the party in interest and the corporation or partnership a prohibited transaction under
Section 406 of ERISA. In 1986, the Department of Labor issued regulations, the Plan Asset Regulations, relating to the definition of Plan Assets. The Plan Asset Regulations adopted the general statement set forth in the Interpretive Bulletin, however, it limited the applicability of such statement by further providing that the assets of entities in which retirement plans make equity investments will be treated as Plan Assets unless such investments are (1) in publicly offered securities, (2) in securities offered by an investment company registered under the Investment Company Act of 1940, or (3) within one of the other specific exemptions set forth below. As the Fund is not a registered investment company, the exemptions contained in the Plan Asset Regulations which may apply to an investment in the Fund include that it may be an investment:

     o in "publicly offered securities," defined generally as interests which are freely transferable, widely-held and registered with the Securities and Exchange Commission; in which equity participation by "benefit plan investors" is not significant; or

     o    in a "real estate operating company."

         The Plan Asset Regulations provide that equity participation in an entity by benefit plan investors is "significant" if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term "benefit plan investors" is broadly defined for this purpose to include any employee pension or welfare benefit plan, whether or not subject to ERISA, any plan described in Section 4975(e)(1) of the Internal Revenue Code and any entity whose underlying assets include Plan Assets by reason of plan investment in the entity. AmREIT programs typically have equity participation by "benefit plan investors" that is significant, as defined above. Therefore, the general partner does not anticipate that the Fund will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant.

Plan Asset Regulations - Available Exemptions Publicly Offered Securities Exemption

         Public-Offered Securities Exemption. As noted above, if a retirement plan acquires "publicly offered securities," the assets of the issuer of the securities are not deemed to be Plan Assets under the Plan Asset Regulations. The definition of publicly offered securities requires that such securities must be "widely-held," must be "freely transferable" and must satisfy certain registration requirements under federal securities laws. Although the Fund should satisfy the registration requirements under this definition, the determinations of whether a security is "widely-held" and "freely transferable" are inherently factual matters. Under the Plan Asset Regulations, a class of securities will be "widely- held" if it is held by 100 or more persons. The general partner anticipates that this requirement will be met; however, even if the Units are deemed to be widely-held, the "freely transferable" requirement must also be satisfied in order for the Fund to qualify for this exemption. In this regard, the Plan Asset Regulations provide several examples of restrictions on transferability which, absent unusual circumstances, will not, either alone or in any combination, cause the rights of ownership to be considered not "freely transferable." One such example provided in the Plan Asset Regulations is an offering, such as this offering, in which the minimum investment is $10,000 or less. The allowed restrictions are based upon restrictions commonly found in public real estate limited partnerships which are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. The Fund is intended to satisfy the freely transferable requirement set forth in the Plan Asset Regulations with respect to the Units. It should be noted in this regard, however, that because certain adverse tax consequences can result if the partnership were to be characterized as a "publicly traded partnership" under section 7704 of the Internal Revenue Code (See "Federal Income Tax Aspects - Publicly Traded Partnerships"), certain additional restrictions on the transferability of Units have been incorporated into the partnership agreement which are intended to prevent such reclassification of the partnership (the "Section 7704 Restrictions"). The Plan Asset Regulations provide specifically that any "restriction on, or prohibition against, any transfer or assignment which would either result in a termination or reclassification of the entity for federal or state tax purposes" will ordinarily not alone or in combination with other restrictions affect a finding that securities are "freely transferable." The Plan Asset Regulations were promulgated prior to the enactment of Section 7704 of the Internal Revenue Code, however, so the incorporation of the Section 7704 Restrictions into the partnership agreement potentially has the effect of making the freely transferable requirement, and thus the "publicly offered securities" exemption, unavailable to the Fund. On the other hand, if the Department of Labor interprets the Section 7704 Restrictions in the Fund consistently with the specific exemption language in the Plan Asset Regulations set forth above, the Fund should qualify for the freely transferable requirement and, thus, the publicly offered securities exemption contained in the Plan Asset Regulations because the Section 7704 Restrictions in the partnership agreement are intended only to prohibit transfers which would result in a reclassification of the entity for federal tax purposes. Because of the factual nature of such a determination, however, and the lack of further guidance as to the meaning of the term "freely transferable," particularly in light of the Section 7704 Restrictions, there can be no assurance that the Fund will, in fact, qualify for this exemption.

         Real Estate Operating Company Exemption. Even if the Fund were not to qualify for the "publicly offered securities" exemption, the Plan Asset Regulations also provide an exemption with respect to securities issued by a "real estate operating company." An entity is a real estate operating company if, during the relevant valuation periods defined in the Plan Asset Regulations, at least 50% of its assets other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate which is managed or developed and with respect to which the Fund has the right to participate substantially in the management or development activities. The Fund intends to devote more than 50% of its assets to the management and development of real estate. An example in the Plan Asset Regulations indicates, however, that, although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity's properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the real estate operating company exemption. The Fund intends to structure its operations to satisfy the requirements of this exemption; however, due to the uncertainty of the application of the standards set forth in the examples in the Plan Asset Regulations and lack of further guidance as to the meaning of the term "real estate operating company," there can be no assurance as to the Fund's ability to qualify for the real estate operating company exemption.

Plan Asset Consequences - Prohibited Transaction Excise Tax

         If the Fund were deemed to hold Plan Assets, issues relating to the "prohibited transaction" concepts of ERISA and the Internal Revenue Code arise by virtue of (1) the general partner's ownership of interests in the Fund, and
(2) the possible recharacterization of the relationship between the general partner or the Fund and any retirement plan which may purchase Units.

         Section 406 of ERISA and section 4975 of the Internal Revenue Code prohibit retirement plans from engaging in certain transactions involving Plan Assets with specified parties. The specified parties are referred to as "parties in interest," as defined in Section 3(14) of ERISA, and as "disqualified persons," as defined in Section 4975(e)(2) of the Internal Revenue Code. These definitions include both parties owning threshold percentage interests in the investment entity and "persons providing services to the plan," and certain of their affiliates. Thus, if the Fund is deemed to hold Plan Assets, the general partner could be characterized as a "fiduciary" with respect to such assets, and would thus be a "party in interest" under ERISA and a "disqualified person" under the Internal Revenue Code with respect to investing retirement plans.

         If the general partner's interest in the Fund were deemed to exceed certain threshold levels set forth in the Internal Revenue Code and ERISA, the Fund, itself, could be deemed to be a disqualified person and the investment in Units by retirement plans could be a prohibited transaction. The general partner does not believe such thresholds have been exceeded with respect to its interest in the Fund or that the Fund should be deemed to be a party in interest or a disqualified person for this reason or otherwise.

         Potential Prohibited Transaction. If a general partner were to be characterized as a fiduciary with respect to investing retirement plans, various transactions between the general partner or its affiliates and the Fund could constitute prohibited transactions because a fiduciary may not deal with Plan Assets in its own interest or represent a person whose interests are adverse to those of the plan in a transaction involving Plan Assets. In addition, it could be argued that, because the general partner shares in certain Fund distributions and tax allocations in a manner disproportionate to their capital contributions to the Fund, the general partner is being compensated directly out of Plan Assets rather than the Fund assets in exchange for the provision of services, i.e., establishment of the Fund and making it available as an investment to retirement plans. If this were the case, absent a specific exemption applicable to the transaction, a prohibited transaction could be deemed to have occurred between investing retirement plans and the general partner.

         Prohibited Transactions - Consequences. If it is determined by the Department of Labor or the IRS that a prohibited transaction has occurred, the general partner and any party in interest that has engaged in any such transaction would be required to eliminate the prohibited transaction by reversing the transaction and making good to the retirement plan any loss resulting from the prohibited transaction. In addition, each party in interest would be liable to pay an excise tax equal to 15% of the amount involved in the transaction for each year in which the transaction remains uncorrected. Moreover, if the fiduciary or party in interest does not correct the transaction within a specified period, the party in interest could also be liable for an additional excise tax in an amount equal to 100% of the amount involved. Plan fiduciaries who make the decision to invest in Units could, under certain circumstances, be liable as co-fiduciaries for actions taken by the Fund or the general partner.

         Special rules apply to an investing IRA. If the Fund were deemed to be a party in interest or disqualified person, as described above, with respect to an IRA, the tax-exempt status of the IRA could be lost by reason of such investment because a transaction between the Fund and the account would be deemed under Section 4975 of the Internal Revenue Code to constitute a prohibited transaction. It should be noted that even if the assets of the Fund are not deemed to be Plan Assets under the Plan Asset Regulations, as the general partner anticipates, Interpretive Bulletin 75-2 indicates that in certain circumstances an investment in the Fund by a retirement plan may still be a prohibited transaction. For example, if a retirement plan may, by reason of its investment, compels the Fund to invest in a property or engage in transactions which such retirement plan could not enter into directly under the prohibited transaction rules, then the provisions of Interpretive Bulletin 75-2 and the Plan Asset Regulations would not preclude recharacterization of such investment as a prohibited transaction. The general partner has represented in this regard that no such arrangements will be entered into with investing retirement plans, and therefore it is unlikely that these provisions of Interpretive Bulletin 75-2 would be invoked by the Department of Labor.

Annual Valuation

         Fiduciaries of retirement plans are required to determine annually the fair market value of the assets of such retirement plans, typically, as of the close of a plan's fiscal year. To enable the fiduciaries of retirement plans subject to the annual reporting requirements of ERISA to prepare reports relating to an investment in the Fund, the general partner is required to furnish an annual statement of estimated Unit value to the investors. For the first three full fiscal years following the termination of the offering, the value of a Unit will be deemed to be $1,000, and no valuations will be performed. Thereafter, the annual statement will report the estimated value of each Unit based upon the estimated amount a Unit holder would receive if all Fund assets were sold as of the close of the Fund's fiscal year for their estimated values and if such proceeds, without reduction for selling expenses, together with the other funds of the Fund, were distributed in liquidation of the Fund. Such estimated values will be based upon annual valuations of Fund properties performed by the general partner, but no independent appraisals will be obtained. While the general partner is required under the partnership agreement to obtain the opinion of an independent third party stating that their estimates of value are reasonable, such general partner valuations may not satisfy the requirements imposed upon fiduciaries under ERISA for all retirement plans. The estimated value per Unit will be reported to limited partners in the Fund's next annual or quarterly report on Form 10-K or 10-Q sent to the limited partners for the period immediately following completion of the valuation process. There can be no assurance that:

     o the estimated value per Unit will actually be realized by the partnership or by the limited partners upon liquidation in part because estimates do not necessarily indicate the price at which properties could be sold; or

     o limited partners could realize estimated net asset value if they were to attempt to sell their Units, because no public market for Units exists or is likely to develop.

                           FEDERAL INCOME TAX ASPECTS

General

         Certain federal income tax considerations are material to an investment in the Fund. The following discussion of material federal income tax considerations has been prepared by Locke Liddell & Sapp LLP, special tax counsel to the Fund ("Special Counsel"). It is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), final and proposed regulations promulgated thereunder (the "Regulations"), current administrative rulings and practice and judicial decisions, any of which could be changed at any time. These provisions are subject to reasonably differing interpretations, and not all of the federal income tax considerations discussed can be resolved with certainty.

         The federal income tax considerations discussed below are necessarily general in nature, and their application may vary depending upon a Limited Partner's particular circumstances. Further, no representations are made in this prospectus as to state and local tax consequences. The discussion below is directed primarily to individual taxpayers who are citizens of the United States. Accordingly, persons who are trusts, corporate investors in general, corporate investors that are subject to specialized rules such as Subchapter S corporations, potential investors, including IRA's, Keoghs, corporate pension and profit sharing trusts and other tax-exempt entities and any potential investor who is not a United States citizen are cautioned to consult their own personal tax advisors before investing in the Fund.

         The Fund has not been structured as, nor is it intended to be operated as, a "tax shelter." The General Partner does not anticipate that the Fund will generate tax losses which a Partner can use to offset his or her income from other sources. The General Partner has therefore determined that the Fund will not register as a tax shelter under the Regulations. Nothing in this Memorandum is, or should be, construed as legal or tax advice. Subscribers should be aware that the Internal Revenue Service (the "IRS" or "Service") may not agree with all of the tax positions taken by the Fund, and that changes in the Code or the Regulations or rulings or court decisions after the date of this Prospectus may materially alter any expected tax treatment of the Fund or individual investors.

         In addition to federal income taxes, individual Partners may be subject to other taxes, such as state and local income taxes, estate, inheritance and similar taxes which may be imposed by various jurisdictions. No information with respect to these taxes is discussed.

Necessity of Prospective Partners Obtaining Professional Advice

         The following analysis is not intended as a substitute for careful tax planning. The tax matters relating to the Fund and the transactions described herein are complex and are subject to varying interpretations. Moreover, the effect of existing income tax laws, the meaning and impact of which is not yet clear and of proposed changes in income tax laws will vary with the particular circumstances of each Partner and, in reviewing this prospectus, these matters should be considered. Accordingly, with respect to the federal income tax consequences of an investment in the Units as they may relate to individual Partners, each Partner should consult with and rely on his or her professional tax advisor. In no event should the Fund, General Partner or any of their Affiliates, counsel or any other professional advisors or counsel engaged by any of them, be considered as guarantors of the tax consequences of an investment in the Fund. Partners should look to, and rely on, their professional tax advisors with respect to the tax consequences of this investment.

         THE FOLLOWING DISCUSSION ATTEMPTS TO CONSIDER EACH OF THE MATERIAL FEDERAL INCOME TAX ISSUES INCIDENT TO AN INVESTMENT IN THE FUND. IT IS NOT, HOWEVER, TO BE CONSIDERED A COMPLETE AND DEFINITIVE ANALYSIS OF THE TAXATION OF THE FUND OR OF THE PARTNERS. THE CONSIDERATIONS OF INDIVIDUAL PARTNERS MAY DIFFER WITH THEIR CIRCUMSTANCES. FOR EXAMPLE, THE DISCUSSION DOES NOT CONSIDER FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE UNITS WHICH MAY BE OF PECULIAR APPLICATION TO SPECIFIC INVESTORS SUCH AS CORPORATIONS, TAXABLE TRUSTS, ESTATES OR FOREIGN INVESTORS.

         ACCORDINGLY, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES ARISING FROM AN INVESTMENT IN THE FUND, IN LIGHT OF HIS OR HER INDIVIDUAL TAX AND FINANCIAL SITUATION.

Opinion of Special Counsel

         We retained Special Counsel to render an opinion concerning the material federal income tax issues relating to an investment in the Fund ("Tax Opinion"). Potential investors should be aware that the opinions of Special Counsel are based upon the accuracy of the facts described in this prospectus and facts represented to Special Counsel by the General Partner. The opinions of Special Counsel assume further that the Fund is organized and will operate throughout its existence in compliance with the Texas Revised Limited Partnership Act concerning limited partnerships and will be operated strictly in accordance with its partnership agreement. The accuracy of such facts and representations is absolutely critical to the accuracy of the Tax Opinion, and any alteration of the facts may adversely affect the opinions rendered.

         Furthermore, the opinions of Special Counsel are based upon existing law, applicable Regulations and current published administrative positions of the IRS contained in Revenue Rulings, Revenue Procedures and judicial decisions, all of which are subject to change, either prospectively or retroactively. Changes in the Code and the Regulations subsequent to the date of opinion are not addressed in such opinion, and any such changes could have a material adverse effect upon the tax treatment of an investment in the Fund.

         Investors should note that any statement herein or in the Tax Opinion that it is "more likely than not" that a tax position would be sustained means that, in Special Counsel's judgment, at least a 51% chance of prevailing exists if the IRS were to challenge the allowability of such tax position and such challenge were to be litigated and judicially decided.

         Neither the Tax Opinion nor this description of the tax consequences of an investment in the Fund will have any binding effect or official status of any kind, and no assurance can be given that the conclusions reached in the Tax Opinion will be sustained by a court if such conclusions are contested by the IRS. Accordingly, the Tax Opinion should not be viewed as a guarantee that the income tax effects described in this prospectus will be achieved, nor should it be viewed as a guarantee that a court would hold that there is "substantial authority" for the positions we take with respect to any income tax issue.

         In reliance on certain representations and assumptions described in this prospectus and in the Tax Opinion, and subject to the qualifications set forth in this prospectus and in the Tax Opinion, Special Counsel in the Tax Opinion concludes that the following material tax issues are more likely than not to have a favorable outcome on the merits for federal income tax purposes if challenged by the IRS, litigated and judicially decided:

     o the Fund will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation;

     o the Fund will not be classified as a "publicly traded partnership" under Section 7704 of the Code.

Special Counsel gives no opinion or conclusion as to the tax consequences to the Fund or the Partners except as expressly set forth in this prospectus and in the Tax Opinion.

Classification as a Partnership

         The federal income tax consequences described herein of owning Units are dependent upon the classification of the Fund as a partnership for federal income tax purposes rather than as association taxable as a corporation. No ruling will be sought from the IRS that the Fund will be treated as a partnership for federal income tax purposes. The General Partner will rely on an opinion of Special Counsel that it will be classified as a partnership for federal tax purposes. The opinion of Special Counsel is not binding on the Service or the courts.

         In general, pursuant to certain entity classification Regulations, a noncorporate domestic entity with two or more owners will be treated as a partnership for federal income tax purposes unless the entity affirmatively elects to be treated as a corporation. Neither the Fund nor any subsidiary partnership will elect to be treated as a corporation.

         Based upon the entity classification Regulations, and the IRS rulings and judicial decisions under Section 7701(a) of the Code, all of which are subject to change, and based upon certain representations of the General Partner and other assumptions, Special Counsel has concluded that the Fund will more likely than not be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation. In rendering such opinion, Special Counsel has also relied upon the fact that the Fund is duly organized as a limited partnership under the laws of the state of Texas and upon the representation of the General Partner that the Fund will be organized and operated strictly in accordance with the provisions of the Fund's partnership agreement.

         The remaining summary of federal income tax consequences in this section assumes that the Fund will be classified as a partnership for federal income tax purposes.

         If for any reason the Fund were treated for federal income tax purposes as an association taxable as a corporation in any taxable year (i) the income, deductions and losses of the Fund would not pass through to the Partners; (ii) the Fund would be required to pay federal income taxes on its taxable income at rates up to a maximum of 35%, thereby substantially reducing the amount of cash available for distribution to the Partners and resulting in "double taxation";
(iii) state and local taxes also could be imposed on the Fund; (iv) any distributions to the Partners from the Fund, other than in redemption of capital contributions, would be treated as taxable dividends to the extent of the current and accumulated earnings and profits of the Fund and would be taxable as ordinary income to the Partners (distributions in excess of current and accumulated earnings and profits would not be taxable to a Partner to the extent that they do not exceed the adjusted basis of the Partner's Units, but rather would reduce the adjusted basis of such Units and distributions in excess of current and accumulated earnings and profits that further exceed the adjusted basis of a Partner's Units, to the extent of such further excess, would be included in income as long-term capital gain (or short-term capital gain if such Units have been held for one year or less), assuming that such Units are capital assets in the hands of the Partner); and (v) such dividend distributions would not be deductible by the Fund. In addition, the change in the Fund's status for tax purposes could be treated by the IRS as a taxable event, in which case the Partners could have a tax liability under circumstances in which they would not receive any cash distributions.

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Publicly Traded Partnership Status

         If the Fund were to be classified as a "publicly traded partnership," then (1) the Fund would be taxable as a corporation (see "Classification as a Partnership" above), and (2) the Fund net income would be treated as portfolio income rather than passive income (see "Passive Activity Loss Limitations" below).

         A publicly traded partnership is generally defined under the Code as any partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Regulations have been issued ("Section 7704 Regulations") which provide guidance with respect to such classification standards, however, and they include certain safe harbor standards which, if satisfied, would preclude the Fund being classified as a publicly traded partnership.

         The Section 7704 Regulations contain definitions of what constitutes an established securities market and a secondary market or the substantial equivalent thereof. They also set forth what transfers may be disregarded in determining whether such definitions are satisfied with respect to the activities of a partnership. The General Partner does not believe that Units in the Fund are traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in the Section 7704 Regulations. The General Partner has also represented that it does not intend to cause the Units to be traded on an established securities market or a secondary market in the future.

         Section 7704 Safe Harbors. As noted above, the Section 7704 Regulations provide certain safe harbors, the "secondary market safe harbors," which, after taking into consideration all transfers other than those deemed disregarded, may be satisfied in order to avoid classification of such transfers as being made on a secondary market or the substantial equivalent thereof. One of the secondary market safe harbors provides that interests in a partnership will not be considered tradable on a secondary market or the substantial equivalent thereof if the sum of the partnership interests transferred during any taxable year, other than certain disregarded transfers, does not exceed 2% of the total interest in the capital or profits of the Fund. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period of partnership units representing more than 2% of the total interest in a partnership's capital or profits. A second safe harbor from classification as a publicly traded partnership, dealing with redemption and repurchase agreements, is also provided in the Section 7704 Regulations. The Section 7704 Regulations also make it clear that the failure to satisfy a safe harbor provision under the Regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

         The Fund's partnership agreement limits Unit transfers of all types to transfers of Units which satisfy an applicable safe harbor contained in the
Section 7704 Regulations or any other applicable safe harbor from "publicly traded partnership" status which may be adopted by the IRS. The General Partner has represented that the Fund will be operated strictly in accordance with the partnership agreement, and has also represented that it will void any transfers or assignments of Units if it believes that such transfers or assignments will cause the Fund to be treated as a publicly traded partnership under the Section 7704 Regulations or any other guidelines adopted by the IRS in the future.

         Based upon the representations of the General Partner, and assuming the Fund will be operated strictly in accordance with the terms of the partnership agreement, Special Counsel has concluded that it is more likely than not the Fund will not be classified as a publicly traded partnership under the Code. Due to the complex nature of the safe harbor provisions contained in the Section 7704 Regulations, however, and because any determination in this regard will necessarily be based upon future facts not yet in existence at this time, no assurance can be given that the IRS will not challenge this conclusion or that the Fund will not, at some time in the future, be deemed to be a publicly traded partnership.

         Qualifying Income Exemption. Even if the Fund were deemed to be a publicly traded partnership, however, there is an exception under the Code which provides that if 90% or more of the gross income of such partnership for each taxable year consists of "qualifying income," then the partnership will not be taxed as a corporation. Qualifying income includes interest, dividends, real property rents and gain from the sale or other disposition of real property, but qualifying income does not include real property rents which are contingent on the profits of the lessees or in most cases income from the rental or lease of personal property. The General Partner intends to operate the Fund in a manner which should generate income which will satisfy the 90% qualifying income exception. Investors should note, however, that even if the Fund satisfies the qualifying income exception, being deemed to be a publicly traded partnership would result in certain other material adverse tax consequences to limited partners, including the treatment of net income as portfolio income rather than passive income. (See "Passive Activity Loss Limitations" below.)

Partners, Not Partnership, Subject to Tax

         The Fund is required to report to the Service each item of its income, gain, loss, deduction and items of tax preference, if any. The Fund will file a federal and may file a state partnership return of income but generally the Fund will not itself be subject to any federal or state income taxes. Each Partner will report on his or her personal income tax return his distributive share of each item of the Fund's income, gain, loss, deduction, credit and tax preference. Each Partner will be taxed on his pro rata share of the Partner's taxable income, whether or not he or she has received or will receive any cash distributions from the Fund.

         The characterization of an item of profit or loss (i.e., as capital or ordinary) will usually be the same for a Partner as it is for the Fund. The manner in which the Fund will allocate income and losses among the Partners is set forth in the Fund's partnership agreement. Due to the nature of the Fund's business, the General Partner expects that over the life of the Fund, the Partners' share of the taxable income of the Fund and the income tax payable by them with respect to such taxable income may exceed the cash distributed to them.

         The income tax returns of the Fund may be audited by the Service, and such audit may result in the audit of the returns of the Partners. Various deductions claimed by the Fund on its returns could be disallowed in whole or in part on audit, which would result in an increase in the taxable income or a decrease in the taxable loss of the Fund with no associated increase in distributions with which to pay any resulting increase in tax liabilities of the Partners.

         Each Partner is required to treat partnership items on his or her return consistently with their treatment on the Fund's return, unless a Partner files a statement with the Service identifying the inconsistency. Failure to satisfy this requirement could result in an adjustment to conform the treatment of the items by such Partner with its treatment on the Fund's return and may cause such Partner to be subject to penalties.

         Audits of partnership items are conducted at the Fund level in a single proceeding, rather than in separate proceedings with each Partner. Administrative adjustment of determinations of partnership items made on audit can be initiated by the Tax Matters Partners (the "TMP") or by any other Partner. Suits challenging IRS determinations may be brought by the General Partner, who has been designated by the General Partner as the TMP or, if the TMP fails to act, by other Partners owning certain minimum interests. Only one such action may be litigated. All Partners generally will be bound (subject to certain exceptions) by the outcome of final partnership administrative adjustments by the IRS resulting from an audit handled by the TMP, as well as by the outcome of judicial review of such adjustments.

         Potential investors should note that in the event the General Partner causes the Fund to elect to be treated as an "Electing Large Partnership" under the Code, thereby enabling the Fund to take advantage of simplified flow-through reporting of partnership items, any adjustments to the Fund's tax returns would be accounted for in the year such adjustments take effect, rather than the tax year to which such adjustments relate. Further, the General Partner will have the discretion in such circumstances either to pass along adjustments to the partners, or to cause such adjustments to be borne at the partnership level, which could reduce the cash otherwise available for distribution to limited partners. Any penalties and interest could also be borne at the partnership level. Potential investors are urged to consult their own tax advisors with regard to the effect of simplified pass-through reporting and the changes to partnership audit procedures in effect as a consequence thereof.

Partnership's Allocations

         Allocations of Profits and Losses. Each Partner will be required to take into account his or her allocable share of the profits, loss and credits of the Fund, whether or not any actual cash distributions are made to him or her during the tax year. In general, a Partner is entitled to deduct his or her allocable share of any Partnership tax losses only to the extent of the tax basis of his or her Units at the end of the Fund tax year in which loss occurs. The amount of such losses a Partner may deduct is also limited by the passive activity loss rules, the "at risk basis" rules and possibly other limitations.

         In general, a portion of the Fund's income, gain, loss, deduction and credit will be allocated to the General Partner and to each of the Limited Partners. Under the Fund's partnership agreement the Limited Partners' distributive share of income, gain loss deduction and credit will be 99% and the General Partner's will be 1%, except to the extent the Partners receive distributions in a different ratio during the subject tax year. Under Section 704 of the Code, a Partner's distributive share of any Partnership item of income, gain, loss, deduction or credit is governed by the Fund's partnership agreement unless the allocation provided by the Fund's partnership agreement does not have "substantial economic effect." The Regulations promulgated under
Section 704(b) of the Code provide certain "safe harbors" with respect to allocations that, under the Regulations, will be deemed to have substantial economic effect. The validity of an allocation that does not satisfy any of the "safe harbors" of these Regulations is determined in accordance with a Partner's interest in the Fund, taking into account all facts and circumstances relating to the economic arrangements among the partners. The allocations provided in the Fund Agreement may not meet the standards required to come within the "safe harbors" set forth in these Regulations. Thus, the validity of the allocations for tax purposes may be determined in accordance with the Partners' interests in the Fund, taking into consideration all the facts and circumstances. The Fund's partnership agreement expressly authorizes the General Partner (by amendment of the Fund's partnership agreement if necessary) to alter or revise the allocation of Partnership profits, losses, gain or credit (but not distributions) for any tax year where the General Partner deems it necessary or appropriate to maintain the substantial economic effect of such allocation.

         The Regulations under Section 704 of the Code in general provide that an allocation does not have "economic effect" unless (i) a capital account is maintained for each partner in accordance with Federal income tax accounting principles, (ii) allocations of income, gain, loss and deduction are reflected by appropriate increases, or decreases, to the partners' capital account, (iii) liquidation proceeds throughout the term of the partnership are to be allocated in accordance with the partners' positive capital account balances and (iv) any partner with a deficit in his capital account following the distribution of liquidation proceeds is required to restore ("makeup") such deficit amount by making a capital contribution to the partnership, which amount is to be distributed to partners in accordance with their positive capital account balances or paid to creditors. The Regulations provide another test as an alternative to the fourth requirement, under which an allocation will have economic effect to the extent it does not create a deficit or increase an existing deficit in any partner's capital account balance and the partnership agreement has provisions allocating income and gain to partners who do have deficit capital account balances. The Fund's partnership agreement contains provisions which are intended to substantially comply with requirements (i),
(ii) and (iii) above. While no limited partner is obligated to makeup a negative capital account balance upon liquidation, the Fund's partnership agreement is intended to satisfy the alternative test to the fourth requirement.

         An allocation which has economic effect nevertheless may be disregarded by the IRS if the effect to the allocation is not "substantial." If at any time the allocations among partners do not have economic effect or are not substantial they will be made in accordance with the interests of the partners in the partnership. The Regulations indicate that the determination of a partner's interest in a partnership is made by taking into account all facts and circumstances relating to the economic arrangement of the partners. If the Fund's allocations were challenged, there is no assurance the IRS would not be successful in reallocating the Fund's taxable income or tax loss in a different manner than that provided in the Fund's partnership agreement with the result that the share of taxable income of limited partners might be increased or their shares of tax losses decreased.

         The Regulations state that an allocation of an item of loss or deduction (such as depreciation) attributable to a nonrecourse debt secured by a partnership property cannot have substantial economic effect. However, such an allocation is deemed to be made in accordance with the partners interests in the partnership if requirements (i), (ii) and (iii) of the economic effect test set forth above are satisfied, allocations of nonrecourse deductions are made among partners in a manner which is reasonably consistent with allocations which have substantial economic effect of some other significant partnership item attributable to assets securing the nonrecourse debt, the partnership agreement contains a "minimum gain chargeback" (i.e., chargeback of income or gain to partners who have been allocated nonrecourse deductions equal to that partner's share of any net decrease in partnership minimum gain) and all other material allocations and capital account adjustments under the partnership agreement are recognized under the Regulations. The Fund's partnership agreement contains provisions which are intended to comply with the requirements of the Regulations. If the nonrecourse debt allocation provision of the Regulations is not satisfied, the allocation of income, gain, loss and deduction attributable to nonrecourse indebtedness will be made in accordance with the overall economic interests of the partners in the Fund.

         The question of whether the economic effect of the Fund's allocations is "substantial" is inherently factual and depends on facts that are not currently determinable. There can be no assurance that the IRS will not challenge the allocations in the Fund's partnership agreement on the ground that they lack substantial economic effect or do not reflect a general partner's or limited partner's interest in the Fund. If such a challenge were successful, all taxable income and tax loss of the Fund would, for Federal income tax purposes, be reallocated to the general partner and limited partners in proportion to their respective interests in the Fund, taking into account all facts and circumstances.

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

         Taxable income and losses allocated to the Limited Partners will be allocated among them in proportion to their Units, based on the number of days during the year for which the Limited Partner was a record owner of the Units. Depending upon the timing of distributions, transferors or transferees of Units may recognize income during a period for which they did not receive distributions.

         Tax Basis: Effect of Cash Distributions and Reduction in Liabilities. Cash distributions and withdrawals, to the extent they do not exceed a Partner's basis in its Units, will not result in taxable income to that Partner, but will reduce its tax basis in its Units by the amount distributed or withdrawn. To the extent that the Fund's cash distributions (or constructive cash distributions) would reduce a Partner's adjusted tax basis in its Units below zero, such distributions will constitute income to the Partner and will be treated as gain from the sale or exchange of such Partner's Units. Generally, if a Partner has held Units for more than one year, any such gain will be a long-term capital gain. However, upon a distribution in liquidation of a Partner's Units where no property other than money, unrealized receivables and inventory is distributed to the Partner, a loss may be realized by such Partner to the extent of the excess of the Partner's adjusted basis of its Units over the sum of (i) any money distributed and (ii) the basis to the Partner of any unrealized receivables and inventory distributed. A distribution of property other than cash generally will not result in taxable income or loss to the Partner to whom it is distributed. A reduction in a Partner's share of the liabilities of the Fund will be treated as a constructive cash distribution.

         Tax Basis. The tax basis of a Partner's Units is significant in that it
(i) measures the amount of gain or loss recognized upon the disposition of the Units, (ii) determines the extent to which allocable losses may be deducted since, among other limitations, losses may only be deducted to the extent of the tax basis of the Partner's Units, and (iii) determines, in most cases, the tax consequences of distributions in circumstances where distributions exceed the Partner's allocable share of net profits of the Fund.

         The tax basis of a Partner's Units is initially represented by the Partner's cash contribution to the Fund along with his pro rata share of any partnership liabilities as to which no Partner is personally liable. The basis is generally increased by the Partner's allocable share of taxable income of the Fund; and reduced (but not below zero) by the Partner's allocable share of Partnership distributions and items of deduction and loss (including losses suspended under Passive Activity Loss Rules). While it is not the Fund's objective to provide a tax shelter, and it is anticipated that only a portion of Partnership distributions, if any, will be tax sheltered; nevertheless, the amount of such losses may, in any tax year, exceed the Partner's basis in the Partner's Units, and thereby not be deductible by the Partner in that year.

         Any reduction in a Partner's share of the Fund's liabilities will be treated as a constructive distribution, and thus may result in taxable income to the Partner, to the extent such constructive distribution exceeds the tax basis for the Partner's Units. For example, a reduction in the Fund's nonrecourse liabilities could result from a sale or foreclosure of the Fund's property.

         "At Risk" Basis. Under the Code, Partners who are individuals or closely-held corporations are subject to the At Risk Rules. In general, these rules preclude a Partner from deducting losses that exceed that Partner's risk investment, and create taxable income if the risk investment is reduced below zero. Under the Code, a Partner's "risk investment" for loss limitation purposes will generally equal the amount of such Partner's cash contribution to the Fund reduced by such Partner's allocable share of Fund losses and by distributions made by the Fund and increased by such Partner's allocable share of Fund income. A Partner will also be considered to be "at risk" with respect to the Partner's share of any qualified nonrecourse financing. "Qualified nonrecourse financing" is non-convertible debt (for which no person is personally liable for repayment) that is: (i) secured by real property; (ii) used in the activity of "holding" real property; and (iii) loaned or guaranteed by federal, state or local government or an instrumentality thereof, or is borrowed by the Partner from a qualified person. A "qualified person" includes any person actively and regularly engaged in the business of lending money, other than a person from whom the taxpayer acquired the property or a person who receives a fee in connection with taxpayer's investment in the property or a related person (unless the financing is commercially reasonable and on substantially the same terms as loans involving unrelated persons). The "at risk" limitations are applied on an activity by activity basis. Losses which are not deductible by reason of the "at risk" limitations are carried forward to future years and are deductible in such years against income from the Fund, subject to the same limitations.

         A reduction in a Partner's share of the Fund's qualified nonrecourse financing would cause previously claimed losses to be recaptured should such reduction cause the Partner's "at risk" investment to fall below zero.

Disposition of Units

         In the event a Partner should dispose of his or her Units in a taxable transaction, any gain or loss recognized will generally be treated as long-term capital gain or loss (except for that portion of any gain attributable to such Partner's share of the Fund's "unrealized receivables" and "inventory items" as defined in Section 751 of the Code, which portion would be taxable as ordinary income), provided the Partner is not a "dealer" in the Units, and has held the Units for more than one year. Generally, a Partner will recognize capital gain or loss on a sale or other taxable disposition of Units in an amount equal to the difference between the amount realized by such Partner on such sale or disposition and such Partner's tax basis in such Units. In addition, both the tax basis in Units and the amount realized on a sale of Units would include the Partner's allocable share of the liabilities of the Fund. A Partner acquiring Units at different prices may be required to maintain a single aggregate adjusted tax basis in its Units, and, upon sale or other disposition of some Units, to allocate a portion of such aggregate tax basis to Units sold (rather than maintaining a separate tax basis in each Unit for purposes of computing gain or loss on a sale of such Unit).

         Individual taxpayers' net long-term capital gain (the excess of net long-term capital gain over net short-term capital loss) will generally be taxed at a rate of 20%. Long-term capital gain is attributable to an asset held for more than twelve months.

         Capital losses generally may be deducted only to the extent of capital gains, except for non-corporate taxpayers who are allowed to deduct $3,000 of capital losses per year against ordinary income without regard to capital gains. Corporate taxpayers may carry back unused capital losses for three years and may carry forward such losses for five years; non-corporate taxpayers may carry forward unused capital losses indefinitely.

         In determining the amount realized upon the sale or exchange of a Partner's Units, the Partner's allocable share of the Fund's nonrecourse indebtedness must be included. Accordingly, it is possible that gain realized upon the sale of his or her Units (and possibly the tax liability thereon) may exceed any cash realized by the Partner from the disposition. A Partner who makes a gift of the Partner's Units will be subject to federal income tax on the amount by which the Partner's allocable share of the Fund's nonrecourse liabilities exceeds the Partner's tax basis in the Units transferred. The normal capital gain characterization of gains arising from a sale of a Unit may be subject to re-characterization in the hands of any particular Limited Partner, depending upon his personal tax situation which could affect the maximum tax rate applicable to him and/or his ability to offset capital losses.

         A partnership's tax year will close with respect to a partner on the date of that partner's death. As a result, a portion of the Fund's items of income, loss, gain, deduction or credit flow through to the decedent's last lifetime income tax return and the remainder of the Fund's items are included on the estate's and/or beneficiaries' income tax returns.

Passive Activity Loss Limitations

         The passive activity limitations apply to individuals, trusts, estates, personal service corporations, and, in modified form, closely-held C corporations. In general, these rules limit the deductibility of losses from passive activities (which generally include losses attributable to limited partnership interests) as well as any rental activity or other business activity in which the taxpayer does not materially participate, to the income generated from the taxpayer's other passive activities. In general, a natural person may utilize the Fund's tax losses, if any, to offset his net income (and associated tax liability) from his passive activities and may utilize his tax losses from his passive activities to offset his net income, if any, from the Fund. However, any "excess" loss cannot be utilized to offset the taxpayer's income from other sources, such as "active income" (i.e., wages and active trade or business income) or "portfolio income" (i.e., dividend, interest, royalty and annuity income and gains derived from assets producing portfolio income).

         Portfolio income of a passive activity is taken into account separately from other items relating to the activity. Portfolio income of the activity generally is not taken into account in determining passive income or loss from the activity. Rather, such portfolio income is treated as non-passive income of the taxpayer. The Fund might realize portfolio income from interest earned on cash invested in interest-bearing accounts. If that occurs, each Limited Partner will be required to report on his tax return his share of the portfolio income regardless of the losses realized by the Fund from operations.

         If an individual has no net passive income or his passive losses exceed his passive income, the "excess loss" may not be used to offset the individual's other taxable income and must be carried forward to future years to offset passive income recognized in those years under the same rules. Therefore, an individual Partner will receive no current benefit from Partnership losses to the extent that the individual has no passive activity income from other sources during that tax year.

         The passive loss limitation rules do not apply to partnerships or S corporations, but apply to losses and credits passed through to partners or shareholders. A partnership's or S corporation's passive, non-passive, and portfolio items retain their character as they are passed through to the partners or shareholders. C corporations which are neither personal service corporations nor "closely-held" are not subject to the passive loss rules.

         Upon a taxable disposition of a taxpayer's entire interest in a passive activity to an unrelated party, suspended losses with respect to that activity will then be allowed as a deduction against: first, income or gain from that activity, including gain recognized on such disposition; second, income or gain for the taxable year from other passive activities; and finally, non-passive income or gain. Regulations provide, however, that similar undertakings which are under common control and owned by pass-through entities such as partnerships are generally aggregated into a single activity. Accordingly, it is unlikely that suspended passive activity losses derived from a specific partnership property would be available to limited partners to offset non-passive income from other sources until the sale or other disposition of the last of the Fund's properties.

         If an interest in a passive activity is transferred by reason of death, the amount of suspended passive activity losses that may be deducted are reduced to the extent of any step-up in the basis of the interest in the passive activity which occurs at the time. A gift of an interest in a passive activity does not trigger recognition of suspended passive activity losses, but permits the donee to increase his basis in the interest by the amount of those losses.

Generally, income generated by the Fund will constitute passive activity income to the Limited Partners. Limited Partners will be able to offset passive activity losses from other sources with income generated by the Fund. In contrast, passive activity income allocated by the Fund to a Partner will be passive activity income so long as the Fund is not a publicly traded partnership. The Code provides that the passive activity loss rules will be applied separately with respect to items attributable to a publicly traded partnership. Accordingly, if the Partnership were deemed to be a publicly traded partnership, partnership losses would be available only to offset future non-portfolio income of the Partnership. In addition, if the Partnership were deemed to be a publicly traded partnership which is not treated as a corporation because of the qualifying income exception, partnership income would generally be treated as portfolio income rather than passive income. (See "Publicly Traded Partnership Status" above.) The General Partner does not anticipate that the Partnership will be a publicly traded partnership.

Treatment of Gain or Loss on Sale of Property

         In general, gains or losses recognized with respect to the transfer of each of the Fund's properties should be treated as gains or losses, respectively, from the sale of "Section 1231" assets (i.e., real property and depreciable assets used in a trade or business and held for more than one year). Gains or losses from the sale of Section 1231 assets by the Fund would be combined with any other Section 1231 gains and losses recognized by a Limited Partner in that year. If the result is a net loss, such loss will be characterized as an ordinary loss. If the result is a net gain, such gain will be characterized as a capital gain; provided, however, that such gain will be treated as ordinary income to the extent that the Limited Partner has "non-recaptured" Section 1231 losses. For these purposes, "non-recaptured"
Section 1231 losses means a Limited Partner's aggregate Section 1231 losses for the five most recent prior years that have not previously been recaptured. Although the Fund intends to hold and operate each of its properties for a year or more and does not intend to be a "dealer" in real property, the IRS may determine that the Fund is a "dealer" in real property. A "dealer" in real property is a taxpayer who holds real property primarily for sale to customers in the ordinary course of the taxpayer's trade or business. Gains or losses realized by a "dealer" in real property on sales of real estate are generally taxed at ordinary income rates.

         Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. The Fund intends to acquire real estate and construct improvements thereon for investment and rental only and to engage in the business of owning and operating such improvements. The Fund will sell such property only as, in the opinion of the General Partner, is consistent with its investment objectives. The General Partner does not anticipate that the Fund will be treated as a dealer with respect to the Fund's properties. However, there is no assurance that the IRS will not take a contrary position. Because the issue is dependent upon facts which will not be known until the time a property is sold or held for sale, and due to the lack of directly applicable judicial authority in this area, Special Counsel is unable to render an opinion as to whether we will be considered to hold any or all of our properties primarily for sale to customers in the ordinary course of business.

         A foreclosure of a mortgage on a property or the acceptance of a deed in lieu of foreclosure is deemed to be a disposition of such property. In such transactions, the Fund may recognize gain in an amount equal to the excess, if any, of the outstanding mortgage over the adjusted basis of such property.

         In certain other circumstances, the gain allocable to the Partners upon a sale, exchange or other disposition of Partnership property may exceed any resulting cash distributable to the Partners and in some cases the income taxes payable by the Partners with respect to such gain may exceed the cash distributable, if any, to such Partners.


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


Characterization of Leases

         The Fund has the authority to purchase properties and lease them back to the sellers of such properties pursuant to "sale-leaseback" transactions as described in "Investment Objectives and Criteria." Certain tax benefits associated with ownership of a property, such as depreciation or cost recovery deductions, depend on having the lease in any such leaseback transaction treated as a "true lease" under which the Fund is treated as the owner of the property for federal income tax purposes, rather than having such transaction treated as a conditional sale of the property or a financing transaction entered into with the seller of such property, who would, in such cases, be treated as the owner of the property.

         The General Partner will use its best efforts to structure any such sale-leaseback transaction to insure that the lease will be characterized as a "true lease" and that the Fund will be treated as the owner of the property in question for federal income tax purposes. The Fund will not seek an advance ruling from the IRS or obtain an opinion of counsel that it will be treated as the owner of any leased properties for federal income tax purposes, however, and a determination by the IRS that the Fund is not the owner of leased properties could result in substantial adverse tax consequences. If a sale-leaseback transaction were to be recharacterized as a financing for federal income tax purposes, any partnership income derived from such leaseback would be treated as interest which is portfolio income, rather than passive activity income which may be offset by passive activity losses generated by the Fund or from investments in other passive activities. (See "Passive Activity Loss Limitations" above.)

Alternative Minimum Tax

         Individual and corporate taxpayers have potential liability for alternative minimum tax. Certain items from the Fund could affect a Partner's alternative minimum tax liability. Since such liability is dependent upon each Partner's own circumstance, Partners should consult their own tax advisors concerning the alternative minimum tax consequences of being a Partner.

Withholding Taxes

         Notwithstanding anything to the contrary contained in the Fund's partnership agreement, the Fund is authorized to withhold, out of any distributions that would otherwise be made to any Partner, an amount equal to the amount of any taxes, fees or other charges the Fund determines that it is required to withhold under applicable law with respect to such Partner. Any amounts so withheld shall be paid to the appropriate governmental authorities and shall be charged to the capital account of such Partner.

Syndication and Organizational Expenditures

         Expenditures for the organization and syndication of partnerships are not deductible in the year in which they are paid or accrued. The amount of such expenditures that constitutes syndication expenditures is never deductible. The amount of such expenditure that constitutes organizational expenditures within the meaning of Section 709 of the Code may be amortized and deducted over a period of 60 months.

Investment by Qualified Plans and Other Tax-Exempt Entities

         Unrelated Business Taxable Income ("UBTI")

         Any person who is a fiduciary of an IRA, Keogh Plan, qualified plan or other tax-exempt entity (collectively referred to as "Exempt Organizations") considering an investment in Units should be aware that there is a risk that income allocable to Units owned by Exempt Organizations may be subject to federal income tax. This would occur in the event any portion of our income is deemed to be UBTI, generally defined as income derived from any unrelated trade or business carried on by a tax-exempt entity or by a partnership of which it is a member. A trustee of a charitable remainder trust should be aware that if any portion of the income derived from the trust's ownership of Units is deemed to be UBTI, the trust will lose its exemption from income taxation with respect to all of its income for the tax year in question. (See "Investment by Charitable Remainder Trusts" below.) A tax-exempt limited partner other than a charitable remainder trust which has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation on such income, only.

         Generally, rents from real property and gains from the sale of real property (other than property held primarily for sale to customers in the ordinary course of business or as inventory) are excluded from the definition of UBTI. However, rents from real property will not include payments for the use or occupancy of rooms and other space where services are also rendered to the occupant if such services are primarily for the convenience of the occupant and are other than those usually or customarily rendered in connection with the rental of rooms or other space for occupancy only. To the extent the Fund leases property on an other than triple-net basis and performs services other than those usually or customarily rendered in connection with the rental of rooms or other space for occupancy only all or a portion of the rent received may constitute UBTI. Further, if real property is subject to "acquisition indebtedness" during a taxable year, all or a portion of the rents from the real property and the gains derived from the sale of the real property during that taxable year will constitute UBTI. Indebtedness that the Fund incurs to acquire or improve real property will be treated as acquisition indebtedness for this purpose unless the Fund satisfies the series of requirements described in the following paragraphs. The Fund has incurred, and expects to continue to incur, indebtedness to acquire or improve its properties. Thus, unless the Fund satisfies these requirements, a portion of its gross income will constitute
UBTI:

     o The price that the Fund pays for the acquisition or improvement must be a fixed amount determined as of the date of the acquisition or improvement. For example, the price of a building that the Fund acquires in a debt-financed transaction cannot include an earnout provision based on the amount of rental income derived from the building during a period following the acquisition. Price adjustments attributable to customary closing adjustments (e.g., the proration of property taxes) and price adjustments, in an amount fixed in the contract, that depend on the resolution of limited external contingencies (e.g., zoning approvals, title clearances, or the removal of easements) do not violate this restriction. This restriction does not apply to a limited category of sales by some financial institutions.

     o The amount of indebtedness that the Fund incurs to acquire or improve real property, any amount payable with respect to such indebtedness or the time for making any payment of any such amount cannot depend, in whole or in part, on the revenue, income or profits derived from that real property. For example, interest payments cannot be deferred to match the timing of cash flows received from a leveraged property, nor may the amount of interest payable on the indebtedness be contingent on revenue derived from the property. This restriction does not apply to a limited category of sales by some financial institutions.

     o Real property that the Fund acquires in a leveraged acquisition cannot at any time be leased back to the seller or a related party to the seller (determined under specific rules in the Code). This general restriction does not apply to leases on commercially reasonable terms of 25% or less of the leasable floor space of the building or complex of buildings.

     o The Fund cannot acquire real property from, or lease the property at any time to, persons that bear certain relationships to the Fund or to its qualified trust investors. This restriction does not apply to leases on commercially reasonable terms of 25% or less of the leasable floor space of the building or complex of buildings.

     o Any financing for the acquisition or improvement of real property from the seller of the real property, a related party to the seller (determined under specific rules in the Code), or persons that bear certain relationships to the Fund or to its qualified trust investors must be on commercially reasonable terms.

     o The tax allocations of the Fund must have "substantial economic effect" and generally must comply with the so-called fractions rule set forth in the Regulations. In general, the fractions rule provides that a "qualified organization" cannot have a percentage share of the Fund's overall partnership income for any partnership taxable year that is greater than that qualified organization's percentage share of overall partnership loss for the partnership taxable year in which the qualified organization partner's percentage share of overall partnership loss would be the smallest. The fractions rule must be satisfied both on a prospective and actual basis for each taxable year of the Fund, commencing with the first taxable year in which the Fund holds debt-financed real property and has a tax-exempt entity as a partner. Generally, a partnership will not qualify for the UBTI exception for real property for any taxable year of its existence unless it satisfies the fractions rule for every year the fractions rule applies.

         The general partner believes that the Fund has complied with the restrictions summarized above. However, there can be no assurance that the Fund will always be able to comply with these restrictions. Moreover, compliance with these restrictions may cause the Fund to take actions that the Fund might not otherwise have taken or to refrain from taking actions or from consummating transactions on terms that would be advantageous to the Fund and to its partners but that might cause certain of its tax-exempt partners to realize UBTI. The general partner also believes that the Fund's tax allocations comply with the "substantial economic effect" and "fractions rule" requirements discussed above. However, there can be no assurance that this is, or that it will continue to be, the case. The fractions rule can create significant complex restrictions in the establishment and operation of an entity treated as a partnership for federal income tax purposes and the admission of new investors. Failure to satisfy the fractions rule for any year could cause all qualified trusts to be required to treat a portion of their distributions from the Fund as unrelated debt-financed income subject to tax as UBTI. Nevertheless, it is intended that the Fund will use its best efforts to satisfy the fractions rule in all events, however, no assurance can be given that the Fund will be able to do so.

         Minimum Distribution Requirements

         Any person who is a fiduciary of an Exempt Organization considering an investment in Units should also consider the impact of minimum distribution requirements under the Code. Section 401(a)(9) of the Code provides generally that certain minimum distributions from retirement plans must be made commencing no later than the April 1st following the calendar year during which the recipient attains age 70 1/2. Accordingly, if Units are held by retirement plans and, before we sell our properties, mandatory distributions are required to be made to an IRA beneficiary or a qualified plan participant, it is likely that a distribution of the Units in kind will be required to be made. A distribution of Units will be includable in the taxable income of said IRA beneficiary or qualified plan participant for the year in which the Units are received at the fair market value of the Units without any corresponding cash distributions from us with which to pay the income tax liability arising out of any such distribution.

         In certain circumstances, a distribution-in-kind of Units may be deferred beyond the date set for required distributions, but only upon a showing of compliance with the minimum distribution requirements of the Code by reason of distributions from other retirement plans established for the benefit of the recipient. Compliance with these requirements is complex, however, and potential investors are urged to consult with and rely upon their individual tax advisors with regard to all matters concerning the tax effects of distributions from

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

retirement plans. No assurances can be given that our properties will be sold or otherwise disposed of in a fashion which would permit sufficient liquidity in any retirement plan holding Units for the retirement plan to be able to avoid making a mandatory distribution-in-kind of Units. (See "Risk Factors - Federal Income Tax and ERISA Risks Relating to the Units.")

Investment by Charitable Remainder Trusts

         A charitable remainder trust ("CRT") is a trust created to provide income for the benefit of at least one non-charitable beneficiary for life or a term of up to 20 years, with the property comprising the trust corpus then transferred to a charitable beneficiary upon the expiration of the trust. Upon the creation of a CRT, the grantor would normally be entitled to a charitable income tax deduction equal to the current fair market value of the remainder interest which will ultimately pass to charity. A CRT is also exempt from federal income taxation if the trust is established and maintained in compliance with highly complex rules contained in the Code and underlying Regulations. Among these rules is a provision that if any portion of the income recognized by a CRT is deemed to be UBTI, all of the CRT's income for the taxable year in which UBTI is incurred, from whatever sources derived, will be subject to income taxation at the trust level. As set forth above in "Investment by Qualified Plans and Other Tax-Exempt Entities," the general partner has taken measures to structure the Fund's activities to avoid having any of its income characterized as UBTI. However, there can be no assurances that no part of the Fund's income will be characterized as UBTI, thus, an investment in the Fund may be unsuitable for a CRT.

State and Local Tax Consequences

         In addition to the Federal income tax aspects described above, prospective investors should consider potential state tax consequences of an investment in the Fund. Each prospective investor is advised to consult his or her own tax advisor to determine whether the state in which he or she is a resident imposes an income tax upon his or her share of the taxable income of the Fund, or an estate or inheritance tax, and whether an income tax or other return also must be filed in those states where the Fund acquires real property.

         The Fund will inform each partner of his or her share of income or losses to be reported to each of the states in which the Fund owns property. Personal exemptions, computed in various ways, are allowed by some states and may reduce the amount of tax owed, if any, to a particular state. The Fund may be required to withhold state taxes from distributions to the partners or pay state or local taxes. Any such withholding or payment would reduce distributions by the Fund to the partners.

         To the extent that a non-resident partner pays tax to a state by virtue of the Fund's operations within that state, he or she may be entitled to a deduction or credit against tax owed to his or her state of residence with respect to the same income and should consult his or her tax advisor in that regard. In addition, payment of such state taxes presently constitutes a deduction for federal income tax purposes if the taxpayer itemizes deductions.

Penalties

         Under Section 6662 of the Code, a 20% penalty is imposed on any "substantial understatement of income tax." In general, a "substantial understatement of income tax" will exist if the actual income tax liability of the taxpayer exceeds the income tax liability shown on his return by the greater of 10% of the actual income tax liability or $5,000. The amount of an understatement may be reduced by any portion of such understatement which is attributable to (1) the income tax treatment of any item shown on the return if there is "substantial authority" for the taxpayer's treatment of such item on his return, or (2) any item with respect to which the taxpayer (a) adequately discloses on his return the relevant facts affecting the item's income tax treatment, and (b) there is a reasonable basis for the item's tax treatment by

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

the taxpayer, unless the understatement is attributable to a "tax shelter." A "tax shelter" is defined for this purpose to include a partnership (or other entity) that has as "a significant purpose" the avoidance or evasion of federal income tax. In the case of a tax shelter, as so defined, a reduction in the understatement only will result in cases where, in addition to having "substantial authority" for treatment of the item in question, the taxpayer reasonably believed that the income tax treatment of that item was more likely than not the proper treatment.

         Based on the Fund's investment objectives, the General Partner believes there are substantial grounds for a determination that the Fund does not constitute a tax shelter for these purposes; however, it is possible that the Fund may be considered a tax shelter and that certain partnership tax items could be considered tax shelter items within the meaning of Section 6662 of the Code. Because the issue is dependent upon facts relating to the Fund's future operations and other factual determinations which are not known at this time, and because of the current lack of administrative and judicial guidance as to what constitutes a "significant purpose," the interpretation of which term is uncertain, Special Counsel is unable to render an opinion as to whether an investment in the Fund will be considered a tax shelter for purposes of Section 6662 of the Code.

         In addition to the substantial understatement penalty described above, the Code also imposes (1) a 20% penalty on any portion of an underpayment of tax attributable to (a) any substantial valuation misstatement, defined generally as a situation where the value or adjusted basis of a property claimed on a return is 200% or more of the correct value or adjusted basis, or (b) negligence, defined as any failure to make a reasonable attempt to comply with the Code, or a careless, reckless or intentional disregard of federal income tax rules or regulations and (2) a 40% penalty on any portion of an underpayment of tax attributable to any gross valuation misstatement, defined generally as a situation where the value or adjusted basis of a property claimed on a return is 400% or more of the correct value or adjusted basis.

Tax Shelter Registration

         Any entity deemed to be a "tax shelter," as defined in Section 6111 of the Code, is required to register with the IRS. Regulations issued under Section 6111 define a "tax shelter" as an investment in connection with which an investor can reasonably infer from the representations made that the "tax shelter ratio" may be greater than 2 to 1 as of the close of any of the first five years ending after the date in which the investment is offered for sale. The "tax shelter ratio" is generally determined by dividing the investor's share of the aggregate deductions (and 350% of the credits which are represented to be potentially allowable to an investor for all periods up to (and including) the close of the applicable year) derived from the investment, determined without regard to income, by the amount of the investor's capital contributions. The Fund is not intended to constitute a "tax shelter," as so defined.

Foreign Investors as Limited Partners

         Foreign investors may purchase Units in the Fund. A foreign investor who purchases Units and becomes a limited partner will generally be required to file a United States tax return on which he must report his distributive share of items of income, gain, loss, deduction and credit. A foreign investor must pay United States federal income tax at regular United States tax rates on his share of any net income, whether ordinary income or capital gains. A foreign investor may also be subject to tax on his distributive share of our income and gain in his country of nationality or residence or elsewhere. In addition, distributions of net cash from operations or proceeds from the sale of properties otherwise payable to a foreign investor or amounts payable upon the sale of a foreign investor's Units may be reduced by United States tax withholdings made pursuant to applicable provisions of the Code.

         Foreign investors should consult their own personal tax advisors with regard to the effect of both the United States tax laws and foreign laws on an investment in the Fund and the potential that the Fund will be required to withhold federal income taxes from amounts otherwise payable to foreign investors.

Tax Legislation and Regulatory Proposals

         Significant tax legislation has been enacted in recent years containing provisions which altered the federal income tax laws relating to an investment in partnerships such as the Fund. In addition, legislative proposals continue to be made which could also significantly change the federal income tax laws as they relate to an investment in the Fund. It is impossible at this time, however, to predict whether or in what form any such legislation will be enacted. Further, the interpretation of changes made in recent years is uncertain at this time. Each prospective investor is urged to consult his own personal tax advisor with respect to his own tax situation, the effect of any legislative, regulatory or administrative developments or proposals on an investment in Units in the Fund, or other potential changes in applicable tax laws.

                              REPORTS TO INVESTORS

         Within 75 days after the end of each fiscal year of the Fund, the general partner will deliver to each limited partner and any assignee such information as is necessary for the preparation of his federal income tax return and state income or other tax returns with regard to jurisdictions in which Fund properties are located. Within 120 days after the end of the Fund's fiscal year, the general partners will deliver to each investor and any assignee an annual report which includes financial statements of the Fund, audited by independent certified public accountants and prepared in accordance with generally accepted accounting principles. Such financial statements will include a profit and loss statement, a balance sheet of the Fund, a cash flow statement and a statement of changes in partners' capital. The notes to the annual financial statements will contain a detailed reconciliation of the Fund's net income for financial reporting purposes to net income for tax purposes for the periods covered by the report. The annual report for each year will report on the Fund's activities for that year, identify the source of Fund distributions, set forth the compensation paid to the general partners and their affiliates and a statement of the services performed in consideration therefore, provide a category-by-category breakdown of the general and administrative expenses incurred, including a breakdown of all costs reimbursed to the general partners and their affiliates in accordance with Section 5.7 of the Fund's partnership agreement, and contain such other information as is deemed reasonably necessary by the general partners to advise the investors of the affairs of the Fund. For as long as the Fund is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report shall be sent to the limited partners within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each investor will be furnished, within 60 days after the end of each of the first three quarters of the Fund's fiscal year, an unaudited financial report for that period including a profit and loss statement, a balance sheet and a cash flow statement. The foregoing reports for any period in which fees are paid to the general partner or its affiliates for services shall set forth the fees paid and the services rendered. In addition, until all of the net proceeds from the offering are expended or committed, or in the discretion of the general partner used to establish a working capital reserve or returned to the partners, each limited partner shall be furnished, at least quarterly within 60 days after the end of each quarter during which the Fund has acquired real property, an acquisition report describing the properties acquired since the prior special report and including a description of locations and of the market upon which the general partners are relying in projecting successful operation of the properties. The acquisition report shall include:

     o a description of the present or proposed use of the property and its suitability or adequacy for such use and the terms of any material lease affecting the property;

     o a statement of the appraised value, purchase price, terms of purchase, all costs related to the acquisition, and an estimate of all proposed subsequent expenditures for development or other improvements of the property; a statement that title insurance and any required performance bonds or other assurances in accordance with Section 5.3(k) of the partnership agreement with respect to builders have been or will be obtained on the property; and

     o a statement regarding the amount of proceeds in both dollar amount and as a percentage of the total amount of the offering held by the Fund which remain unexpended or uncommitted.

In addition, the acquisition report will identify any real property which the general partners presently intend to be acquired by or leased to the Fund, providing its location and a description of its general character.

         The appraisal received by the Fund at the time of each acquisition of property shall be maintained in its records for at least five years thereafter and, during such time, shall be made available to limited partners for inspection and duplication at reasonable times. The Fund will distribute annually to limited partners a report on the estimated value of each Unit in the next annual or quarterly report on Form 10-K or Form 10-Q sent to limited partners following the valuation process. Such estimated value will be based upon annual appraisals of Fund properties performed by the general partner and not by an independent appraiser. The general partner is, however, required under the partnership agreement to obtain the opinion of an independent third party that their estimate of the value of each Unit is reasonable and was prepared in accordance with appropriate methods for valuing real estate. For the first three full fiscal years following the year in which the offering of Units terminates, the value of the Units will be deemed to be their initial purchase price of $1,000, and no valuation of Fund properties will be performed. (See "Investment by Tax-Exempt Entities and ERISA Considerations - Annual Valuation.")

         The general partner shall cause to be filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then currently applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. The Fund will provide without charge a copy of any such report upon request by a limited partner. In addition, upon request from any prospective investor or limited partner, the Fund will provide without charge a copy of the NASAA Guidelines, as referred to elsewhere in this prospectus.

                              PLAN OF DISTRIBUTION

         A minimum of 1,250 Units and a maximum of 25,000 Units are being offered to the public through AmREIT Securities, Inc., the Dealer Manager, a registered broker-dealer affiliated with the general partners. (See "Conflicts of Interest" and "Management.") The Units are being offered at a price of $1,000 per Unit on a "best efforts" basis, which means generally that the Dealer Manager will be required to use only its best efforts to sell the Units and it has no firm commitment or obligation to purchase any of the Units. Except as provided below, the Dealer Manager will receive selling commissions of 7% and due diligence reimbursement of 1% of the gross offering proceeds. The Dealer Manager will also receive 2.5% of the gross offering proceeds in the form of a dealer manager fee as compensation for acting as the Dealer Manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions. The Fund will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Units. Investors who elect to participate in the distribution reinvestment plan will be charged selling commissions and dealer manager fees on Units purchased pursuant to the distribution reinvestment plan on the same basis as investors purchasing Units other than pursuant to the distribution reinvestment plan. Units issued by the Fund under the distribution reinvestment plan will be available only until the termination of the offering, as described above.

         The Dealer Manager may authorize certain other broker-dealers who are members of the NASD to sell Units. In the event of the sale of Units by such other broker-dealers, the Dealer Manager may reallow its commissions in the amount of up to 7% of the gross offering proceeds to such participating broker-dealers and up to 1% due diligence reimbursement. In addition, the Dealer Manager, in its sole discretion, may reallow to broker-dealers participating in the offering a portion of its dealer manager fee in the aggregate amount of up to 1.0% of gross offering proceeds to be paid to such participating broker-dealer as a marketing fee, based on such factors as the number of Units sold by such participating broker-dealer, the assistance of such participating broker-dealer in marketing the offering and bona fide conference fees incurred.

         In accordance with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., the total underwriting compensation, including sales commissions, the dealer manager fee and underwriting expense reimbursements, may not exceed 10% of gross offering proceeds, except for the additional .5% of gross offering proceeds which may be paid by the Fund in connection with due diligence activities. The general partner has agreed to indemnify the participating broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended. The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any Units will be sold.

         The general partner may at its option purchase Units offered hereby at the public offering price, in which case they would expect to hold such Units as a limited partner for investment and not for distribution. Units purchased by the general partner or its affiliates shall not be entitled to vote on any matter presented to the limited partners for a vote. No selling commissions will be payable by the Fund in connection with any Units purchased by the general partner. (See "Risk Factors.")

         Payment for Units should be made by check payable to "____________________, as Escrow Agent." Subscriptions will be effective only upon acceptance by the general partner, and the general partner reserves the right to reject any subscription in whole or in part. In no event may a subscription for Units be accepted until at least five business days after the date the subscriber receives this prospectus. Each subscriber will receive a confirmation of the investor's purchase. Except for purchases pursuant to the distribution reinvestment plan sponsored by the Fund or reinvestment plans of other public real estate programs, all accepted subscriptions will be for whole Units and for not less than 5 Units ($5,000). (See "Suitability Standards.")

         Subscription proceeds will be placed in an interest-bearing account with Wells Fargo (Escrow Agent) until subscriptions aggregating at least $1,250,000 exclusive of any subscriptions for Units by the general partner or its affiliates have been received and accepted by the general partner (the "minimum offering"). Any Units purchased by the general partner or its affiliates will not be counted in calculating the minimum offering. Subscription proceeds held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by the general partners. During the period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. This interest, net of escrow expenses, will be paid to subscribers upon the termination of the escrow period. Subscribers may not withdraw funds from the escrow account. If the minimum offering of the Fund has not been received and accepted by _________, 2003, the Escrow Agent will promptly so notify the Fund and this offering will be terminated. In that event, the Escrow Agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber. No later than five business days after termination of the offering, the Escrow Agent will refund and return all monies to subscribers and any interest earned thereon after deducting escrow expenses except for investors in Maine, Missouri, North Carolina, Ohio and Pennsylvania who will not have escrow expenses deducted. In the event that a subscriber fails to remit an executed IRS Form W-9 to the Escrow Agent prior to the date the Escrow Agent returns the subscriber's funds, the Escrow Agent will be required to withhold from such funds ______% of the earnings attributable to such subscriber in accordance with the Regulations. Units purchased by the general partner or its affiliates will not be counted for the purpose of achieving the minimum offering.

         Initial subscribers shall be admitted to the Fund and the payments transferred from escrow to the Fund within 15 days after the Fund has received and accepted subscriptions for at least $1,250,000, except that subscribers residing in New York and Pennsylvania may not be admitted to the Fund until subscriptions have been received and accepted for at least $2,500,000 from all sources. The funds representing subscriptions for Units from New York and Pennsylvania residents will not be released from the escrow account until subscriptions for at least $2,500,000 have been received from all sources. Subscriptions from New York residents may not be included in determining whether subscriptions for the minimum offering have been obtained. In addition, certain other states may impose different requirements than those set forth herein. Any such additional requirements will be set forth in a supplement to this prospectus.

         The offering of Units of the Fund will terminate upon the earlier of
(1) ______, 2004, or (2) the date on which all $25,000,000 in Units have been sold.

         The proceeds of this offering will be received and held in trust for the benefit of purchasers of Units and will be retained in trust after closing to be used only for the purposes set forth in the "Estimated Use of Proceeds" section. After the close of the minimum offering, subscriptions will be accepted or rejected within 30 days of receipt by the Fund, and if rejected, all funds shall be returned to subscribers within 10 business days of rejections. Investors whose subscriptions are accepted will be deemed admitted as limited partners of the Fund on the day on which their subscriptions are accepted. The general partner may sell Units to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93% of the public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to the Fund from such sales will be identical to the Fund's net proceeds from other sales of Units.

         In connection with purchases of Units, investors may agree with their registered representatives to reduce the amount of selling commissions payable to participating broker-dealers. Such reduction will be credited to the investor by reducing the total purchase price payable by the investor. The net proceeds to the Fund will not be effected by such discount.

         Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in the Fund.

                           SUPPLEMENTAL SALES MATERIAL

         In addition to this prospectus, the Fund may utilize certain sales material in connection with the offering of the Units, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the general partners and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. The offering of Units is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the Units.

                                 LEGAL OPINIONS

         The legality of the Units being offered hereby has been passed upon for the partnership by Locke Liddell & Sapp LLP. The statements under the caption "Federal Income Tax Aspects" as they relate to federal income tax matters have been reviewed by Locke Liddell, and Locke Liddell has opined as to certain income tax matters relating to an investment in the partnership. Locke Liddell has represented the general partner, as well as affiliates of the general partner, in other matters and may continue to do so in the future. See "Conflicts of Interest."

                             ADDITIONAL INFORMATION

         The Fund has filed with the Securities and Exchange Commission (SEC), Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the Units offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by the partnership, may be obtained upon payment of the fees prescribed by the SEC, or may be examined at the offices of the SEC without charge, at: the public reference facilities in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Midwest Regional Office in Chicago, Illinois at 500 West Madison Street, Suite 1400, Chicago, Illinois 66661-2511. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (the address of such site is http://www.sec.gov).

                                    GLOSSARY

         The following are definitions of certain terms used in this prospectus and not otherwise defined herein or in the partnership agreement:

     "DEALER MANAGER" means AmREIT Securities, Inc.

     "EXCESS LIMITED PARTNER DISTRIBUTIONS" means any distributions to limited partners over the life of their investment in the partnership in excess of the sum of their net capital contributions plus their Preferential Limited Partner Return. "IRA" means an individual retirement account established pursuant to
Section 408 or Section 408A of the Internal Revenue Code.

     "NASAA GUIDELINES" means the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc. adopted on October 9 and 12, 1988, effective January 1, 1989, as amended.

     "UBTI" means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Internal Revenue Code.

PRIOR PERFORMANCE TABLES


The information in this section shows certain relevant summary information concerning prior partnerships and a real estate investment trust sponsored by Affiliates (the "Prior Programs").

The investment objectives of two of these prior programs, which are substantially the same as those of the Partnership, include the acquisition and development or construction of commercial real estate. These projects are offered are actively managed and will be liquidated based on economic factors, real estate factors, and tenant credit factors, in order to maximize the value in each project. Net sales proceeds from the liquidation of the these projects are reinvested in future projects. The investment objectives of the other programs generally include preservation of capital; the potential for increased income and protection against inflation; potential for capital appreciation; and partially tax-sheltered cash distributions.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING SHARES OF THE COMPANY, THEY WOULD NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

Description of the Tables

The following tables are included herein:

         Table I - Experience in Raising and Investing Funds;

         Table II - Compensation to the Sponsor; and

         Table III - Operating Results of Prior Programs

All information contained in Tables I, II, and III is as of December 31, 2000. The following is a brief description of the tables.

Table I - Experience in Raising and Investing Funds

Table I presents information on a percentage basis showing the experience of the Sponsor and Affiliates in raising and investing funds for the Prior Programs, the offerings of which closed in the three-year period ended December 31, 2001.

The table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of dollars raised. The table also shows the date the offering commenced and the time required raising funds for investment.

Table II - Compensation to the Sponsor

Table II provides information on a total dollar basis regarding amounts and types of compensation paid to the Sponsor or Affiliates of the Prior Programs.

The table indicates the total offering proceeds and the portion of such offering proceeds paid to the Sponsor and Affiliates in connection with the Prior Programs, the offerings of which closed in the three-year period ended December 31, 2001. The table also shows the amounts paid to the Sponsor and Affiliates from cash generated from operations on a cumulative basis commencing with inception and ending December 31, 2001.

Table III - Operating Results of Prior Programs

Table III presents a summary of operating results of the Prior Programs, the offerings of which closed in the Five-year period ended December 31, 2001.

Table IV - Results of Completed Programs

Table IV is omitted from this section because neither the Sponsor nor any Affiliates have been involved in completed programs, which have investment objectives similar to those of the Partnership.

Table V - Sales or Disposals of Properties

Table V is omitted from this section because there have been no property sales or disposals from any of the Prior Programs that were not considered work in progress or inventory.

Prior Programs

Information in this section pertains to the following programs:

         AmREIT Opportunity Fund, Ltd.      "Opportunity"
         AAA Net Developers, Ltd.           "Developers"
         AAA Net Realty Fund XI, Ltd.       "Fund XI"
         AmREIT, Inc.                       "AmREIT"

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                                   (Unaudited)



                                                    AAA Net             AmREIT, Inc.         AAA Net               AmREIT
                                                  Fund XI (4)             (4), (5)         Developers         Opportunity Fund
                                              --------------------    -----------------  ----------------    -------------------

Dollar Amount Offered                                $ 20,000,000         $ 29,250,000       $ 2,000,000            $ 5,000,000

Dollar Amount Raised                                    7,061,209           10,827,300         1,862,099              2,252,750

Less Offering Expenses:
      Selling Commissions                                    8.0%                 8.0%             10.5%                   9.5%
      Organizational expenses (1)                            2.4%                 0.0%              2.7%                   1.1%
      Other                                                  4.1%                 4.8%              0.0%                   0.5%

Less Reserve for Operations                                  2.1%                 0.0%              1.0%                   0.0%

Percent Available for Investment                            83.4%                87.2%             85.8%                  88.9%


Acquisition Cost:
      Cash Down Payment                                     81.4%                82.2%             74.2% (3)              86.9%
      Acquisition Fees (2)                                   2.0%                 5.0%              0.0%                   2.0%
      Other                                                  0.0%                 0.0%              0.0%

Total Acquisition Costs                                     83.4%                87.1%             74.2%                  88.9%

Percent Leveraged                                            0.0%                   (6)               (7)                    (7)

Date Offering Began                                      10/27/94              6/16/96          11/22/95               05/26/99

 Length of Offering (Months)                                   24                   24                14                     19

 Months to Invest 90% of Amount                                37                   24               n/a                    n/a
Available for Investment (Measured
From Beginning of Offering)


         Notes to Table I

(1) Organizational expenses include legal, accounting, printing, escrow, filing, recording and other related expenses associated with the formation and original organization of the Program and also includes fees paid to affiliates.

(2)  Acquisition fees include fees paid to the sponsor.

(3) The investment objectives of Developers and Opportunity are primarily capital appreciation. Commercial real estate is sold as soon as possible after development and leasing. Because no property is acquired and held for any long-term period, the information contained herein as applies to acquisition costs is the total amount invested in development projects at December 31, 2001.

(4) The investment objectives of AAA Net Realty Fund XI and AmREIT generally include; preservation of capital, the potential for increased income, protection against inflation, potential for capital appreciation and partially tax-sheltered cash distributions.

(5) AmREIT's initial offering commenced March 17, 1994 and terminated on March 15, 1996 with $10,082,516 having been raised. On June 18, 1996 the company commenced a follow-on offering of up to 2,833,659 additional shares of its common stock. The information included in Table I for AmREIT pertains to its follow-on offering.

(6) Proceeds from the initial public offering and the follow-on offering of AmREIT were used to acquire commercial properties. In addition, AmREIT negotiated certain loan agreements with a various banks and national lending institutions, which have been used primarily for the purchase and financing of additional real estate properties. At December 31, 2001, a total of $16,971,549 was owed on the notes.

(7) Developers and Opportunity operate as actively managed portfolios that use traditional leverage to purchase and or develop net lease commercial real estate. As such, each project is underwritten and analyzed to determine the appropriate amount of leverage that will be supported by the project.

(8) Acquisition fees paid by Opportunity to the general partner or affiliate are based on the memorandum. Acquisitions fees are based on 2% of total project costs (land and improvements), including both the equity contribution and the permanent or construction debt used.

                                    TABLE II
                             COMPENSATION TO SPONSOR
                                   (Unaudited)

                                                  AAA Net         AmREIT, Inc.         AAA Net               AmREIT
                                                Fund XI (3)          (3),(4)        Developers (1)     Opportunity Fund (1)
                                               ---------------   ----------------   ---------------    -------------------

Date of Offering                                     10/27/94            6/16/96          11/22/95               05/26/99

Dollar Amount Raised                              $ 7,061,209       $ 10,827,300        $1,862,099            $ 2,252,750

Amount Paid to Sponsor from
Proceeds of Offering
      Underwriting Fees                                     -                  -                 -                      -
      Acquisition Fees                                141,552            538,117                 -                      -
      Real Estate Commissions                               -                  -                 -                      -
      Advisory Fees                                         -                  -                 -                      -
      Reimbursement for Org. Cost                     106,321                  -            50,277                 25,000
      Other                                           249,165            519,710                 -                 11,264

Dollar Amount of Cash Generated
from Operations before Deducting
payments to Sponsor                                 2,486,849          2,942,192           560,287  (2)        (3,189,507)

Amount Paid to Sponsor from Operations:
      Property Management Fee                               -                  -                 -                  4,349
      Reimbursements                                  203,864            187,975           128,954                118,758
      Leasing/Brokerage Commissions                         -                  -                 -                      -
      Other General Partner Distributions                                                                           7,98-

Dollar Amount of Property Sales and
refinancing Before Deducting Payments
to Sponsor:
      Cash                                                N/A                N/A               N/A                516,272
      Notes                                               N/A                N/A               N/A                    N/A

Amount Paid to Sponsor From
Property Sales and Refinancing:
      Real Estate Commissions                             N/A                N/A               N/A                 72,051
      Incentive Fees                                      N/A                N/A               N/A                    N/A
      Other                                               N/A                N/A               N/A                    N/A



Notes to Table II



(1) The primary investment objective of Developers and Opportunity is capital appreciation. Commercial real estate is evaluated upon completion of development and leasing and is either sold or held based investment criteria, market conditions and general economic conditions. Profits from project sales are included in cash generated from operations rather than from property sales.

(2) The Developers and Opportunity programs reflect cash utilized from operations. These funds have been invested in development projects, which are expected to be completed and sold within the terms of the respective private placement memorandums.

(3) The investment objectives of these two programs generally include preservation of capital, the potential for increased income, protection against inflation, potential for capital appreciation and partially tax-sheltered distributions.

(4) AmREIT's initial public offering commenced March 17, 1994 and terminated on March 15, 1996 with $10,082,516 having been raised. In addition, $515,844 was raised from warrants, which are included with the initial offering. One June 18, 1996 the company commenced a follow-on offering of up to 2,853,659 additional shares of its common stock. The information contained in Table II for AmREIT pertains to both offerings including the warrants.

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS
                                 AAA Net Fund XI
                                   (Unaudited)




                                          1995          1996          1997          1998         1999        2000          2001
                                       ------------  ------------  ------------   ----------   ---------  -----------   -----------

Gross Revenues                           $ 124,158     $ 341,383     $ 519,415     $596,133    $605,368   $ 613,274      $ 657,926
Profit on Sale of Properties                     -             -             -            -           -            -             -
Less:  Operating Expenses (4)               20,790        60,680        43,084       64,408      60,909      100,565        90,146
       Interest Expense                          -             -             -            -           -            -             -
       Depreciation/Amortization (2)        26,058        48,684        51,547       70,149      83,763       35,644       100,500
                                           -------       -------       -------      -------     -------      -------       -------
Net Income - GAAP Basis                     77,310       232,019       424,784      461,576     460,696      477,065       467,280
Taxable Income
       From Operations                      76,054       212,043       376,010      427,916     415,537      444,291       429,898
       From Gain on Sale                         -             -             -            -
Cash Generated From Operations (5)         124,038       272,876       492,293      531,028     525,053      572,177       537,372
Cash Generated from Sales                        -             -             -            -           -            -             -
Cash Generated From Refinancing                  -             -             -            -           -            -             -
                                                --            --            --           --          --           --            -
Total Cash Generated                       124,038       272,876       492,293      531,028     525,053      572,177       537,372
                                        ----------     ---------     ---------     --------    --------   ----------     ---------
Less Cash Distributions to Investors: (3)
       From Operating Cash Flow             61,863       272,876       483,176      523,377     552,156      415,502       591,855
       From Prior Period                         -         2,557             -            -           -            -             -
       From Sales and Refinancing                -             -             -            -           -            -             -
       From Return of Capital                    -             -             -            -           -            -             -
                                        ----------     ---------     ---------     --------    --------   ----------     ---------
Cash Generated (Deficiency) After Cash
  Distributions to Investors                62,175        (2,557)        9,117        7,651     (27,103)     156,675       (54,483)
Less:  Cash Distributions to General Partner                                                                                (5,978)
Cash Generated (Deficiency) After Cash
  Distributions                             62,175        (4,597)        6,297        4,531     (29,923)     153,855       (60,461)
Speical Items:
 Limited Partners' Capital Contributions  3,828,490    3,232,718             -            -           -            -             -
 General Partners' Capital Contributions(7)
 Organization Costs                       (172,533)            -             -            -           -            -             -
 Syndication Costs                        (402,096)     (452,602)            -            -           -            -             -
       Property Acquisitions            (1,674,307)   (1,402,373)   (2,824,712)           -           -            -             -
                                        -----------   -----------   -----------    --------    --------   ----------     ---------
Cash Generated (Deficiency) After Cash
  Distributions and Special Items        $1,642,729    $1,373,146   $(2,818,415)     $ 4,531    $ (29,923)  $ 153,855    $ (60,461)


Tax and Distribution Data per $1,000 Invested

Federal Incom Tax Results (6)
Ordinary Income (Loss):
       From Operations                      $ 19.86       $ 30.03       $ 53.25      $ 60.60     $ 58.85      $ 62.92    $   60.88
       From Recapture                             -             -             -            -           -            -            -
Capital Gain/(Loss)                               -             -             -            -           -            -            -

Cash Distributions to Investors (GAAP Basis): (6)
       Investment Income from Current Period                                                                                 60.88
       Investment Income from Prior Period                                                                                       -
       Return of Capital (8)                     -          8.62         15.18        13.52       11.86         5.05         14.23
Cash Distributions to Investors (Cash Basis):
       Sales                                     -             -             -            -           -            -             -
       Refinancing                               -             -             -            -           -            -             -
       Operations                            16.16         38.65         68.43        74.12       70.71        67.97         75.11
       Cash Flow From Prior Period               -          0.36             -            -           -            -             -
       Return of Capital                         -             -             -            -           -            -             -

Amount (in Percentage Terms) Remaining Invested
  in Program Properties at the End of the Last Year
  Reported in the Table (Original Total Acquisition
  Cost of Properties Retained Divided by Original
  Total Acquisition Cost of all Properties).
                                              100%          100%         100%         100%        100%          100%          100%



                                   TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS
                                AmREIT, Inc. (1)
                                   (Unaudited)




                                   1993      1994      1995      1996       1997        1998       1999       2000         2001
                                ----------  -------- --------- --------- ----------  ---------  ---------  ---------    ---------

Gross Revenues                    $ 1,606  $159,206  $623,084 $1,062,316 $1,710,710  $3,028,026 $ 4,603,324 $ 3,950,192 $ 5,692,429
Profit on Sale of Properties            -         -         -          -          -           -          -            -     254,013
Less: Operating Expenses (4)          536    29,850   331,202    343,976    957,084 (94,013,236 (93,011,470)  2,359,245   2,956,061
 Interest Expense                       -         -         -          -      6,000     402,707   1,134,919   1,275,533   1,063,574
 Depreciation/Amortization (2)      2,395    49,811   128,436    175,533    208,769     417,868     494,797     453,906     464,308
                                 --------  --------  -------- ---------- ----------  ----------  ----------  ---------- -----------
Net Income - GAAP Basis            (1,325)   79,545   163,446    542,807    538,857  (1,805,785)    (37,862)   (138,492)  1,462,499
Taxable Income (10)
 From Operations                   (1,325)   79,545   163,446    485,838    738,475     745,035     744,608     (59,218)  1,208,486
 From Gain on Sale                      -         -         -          -          -           -           -           -     254,013
Cash Generated From Operations(5)   1,070   129,161   489,933    578,303    612,969     949,712     (95,808)     88,877   1,069,842
Cash Generated from Sales               -         -         -          -          -           -           -           -     254,013
Cash Generated From Refinancing         -         -         -          -          -           -           -           -           -
                                  -------  --------  -------- ----------  ---------   --------- -----------  ---------- -----------
Total Cash Generated                1,070   129,161   489,933    578,303    612,969     949,712     (95,808)    88,877    1,323,855
Less Cash Distributions to Investors: (3)
 From Operating Cash Flow           1,070   126,235   419,085    578,303    612,969     949,712           -     88,877      350,729
 From Prior Period                      -         -         -     73,774          -           -           -          -            -
 From Sales and Refinancing             -         -         -          -          -           -           -          -      254,013
 From Return of Capital                 -         -         -     85,200     480,470     641,833  1,294,972    138,213            -
                                  -------   -------  --------  ---------  ---------- ----------- ----------  ---------  -----------
Cash Generated (Deficiency) After Cash
  Distributions to Investors            -     2,926    70,848   (158,974)   (480,470)   (641,833)(1,390,780)  (138,213)     719,113
Speical Items:
 Issuance of Common Stock         200,010 4,709,204 3,369,545  3,814,653   6,790,275   2,636,490          -    (20,974)    (160,703)
 Notes Payable                          -         -         -          -   5,981,489   4,601,778  4,900,268          -    1,499,366
 Organization Costs               (58,818) (234,595)  (20,355)         -           -           -          -          -            -
 Syndication Costs                      -  (485,300) (346,812)  (569,803)   (797,790)   (262,201)         -          -            -
 Property Acquisitions                  -(2,847,840)(2,793,852)(3,034,526)(11,708,075)(7,687,454)(2,439,262)   (33,915)  (3,877,555)
                                  ------- ---------  ---------  ---------  ----------  ---------  --------- -----------  ----------
Cash Generated (Deficiency)
  After Cash  Distributions
  and Special Items               141,192 1,144,395   279,374      51,350    (214,571)(1,353,220) 1,070,226   (193,102)  (1,819,779)


Tax and Distribution Data per $1,000 Invested

Federal Incom Tax Results (6)
Ordinary Income (Loss):
 From Operations                  $ (6.62)  $ 16.20   $ 19.74     $ 40.17     $ 39.11    $ 31.00   $ 30.98    $ (2.46)      $ 50.28
 From Recapture                         -         -         -           -           -          -         -          -             -
Capital Gain/(Loss)                     -         -         -           -           -          -         -          -       $ 10.57

Cash Distributions to Investors
      (GAAP Basis): (6)
 Investment Income from Current
  Period                                -     16.20     19.74       40.17       39.11      31.00     30.98     (2.46)         50.28
 Investment Income from Prior Period    -         -         -           -           -          -         -         -              -
 Return of Capital (8)               5.35      9.51     30.88       20.80       18.79      35.21     22.90     11.91              -
Cash Distributions to Investors (Cash Basis):
 Sales                                  -         -         -           -           -          -         -         -          10.57
 Refinancing                            -         -         -           -           -          -         -         -              -
 Operations                          5.35     25.71     50.62       47.82       32.46      39.51         -      3.70          14.59
 Cash Flow From Prior Period            -         -         -        6.10           -          -         -         -              -
 Return of Capital                      -         -         -        7.05       25.44      26.70     53.88       5.75             -

Amount (in Percentage Terms) Remaining Invested
 in Program Properties at the End of the Last Year
 Reported in the Table (Original Total Acquisition
 Cost of Properties Retained Divided by Original
 Total Acquisition Cost of all Properties).
                                      N/A      100%      100%        100%        100%       100%      100%       100%          100%


                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS
                               AAA Net Developers
                                   (Unaudited)




                                                   1996           1997        1998        1999            2000           2001
                                               ------------   ------------  ----------  -----------    -------------   ------------

Gross Revenues                                   $ 77,632      $ 34,522     $96,384     $ 395,643       $ 193,089     $ 61,511
Profit on Sale of Properties                            -             -           -       102,555               -      192,499
Less:  Operating Expenses (4)                      11,155        28,874      71,648        26,857          83,103       41,919
       Interest Expense                                 -             -           -             -               -            -
       Depreciation/Amortization (2)                6,944        10,000      10,000        10,000          10,000        3,056
                                                 --------      --------     -------     ---------       ---------     --------
Net Income - GAAP Basis                            59,533        (4,352)     14,736       461,342          99,986      209,035
Taxable Income
       From Operations                             59,533        (4,352)     14,736       358,787          99,986       16,536
       From Gain on Sale                                -             -           -       102,555               -      192,499
Cash Invested in Real Estate Projects            (500,000)     (315,572)   (566,721)      786,762         128,819            -
Cash Generated from Other Projects                 74,694         3,745      18,234       471,341         109,987            -
Cash Generated From Operations (5)               (425,306)     (311,827)   (548,487)    1,258,103         238,806       19,594
Cash Generated from Sales                               -             -           -             -               -      441,601
Cash Generated From Refinancing                         -             -           -             -               -            -
                                                 --------       -------     -------     ---------       ---------     --------
Total Cash Generated                             (425,306)     (311,827)   (548,487)    1,258,103         238,806      461,195
Less Cash Distributions to Investors: (3)
       From Operating Cash Flow                         -             -           -             -               -        2,972
       From Sales and Refinancing                       -             -           -             -               -      192,499
       From Return of Capital                           -             -      93,259       500,000         959,700      302,800
                                                 --------       -------     -------     ---------       ---------     --------
Cash Generated (Deficiency) After Cash
  Distributions to Investors                    (425,306)      (311,827)   (641,746)      758,103        (720,894)     (37,076)
Less:  Cash Distributions to General Partner (3)       -              -           -             -               -            -
Cash Generated (Deficiency) After Cash
  Distributions                                 (425,306)      (311,827)   (641,746)      758,103        (720,894)     (37,076)
Speical Items:
     Limited Partners' Capital Contributions   1,599,599        262,500           -             -               -            -
     General Partners' Capital Contributions       1,000              -           -             -               -            -
     Organization Costs                          (50,000)             -           -             -               -            -
     Syndication Costs                          (167,958)       (27,562)          -             -               -            -
     Property Acquisitions                             -              -           -             -               -            -
Cash Generated (Deficiency) After Cash
  Distributions and Special Items                957,335        (76,889)   (641,746)      758,103        (720,894)     (37,076)


                         TABLE III
             OPERATING RESULTS OF PRIOR PROGRAMS
                   AmREIT Opportunity Fund
                         (Unaudited)




                                                             1999                2000                     2001
                                                        --------------        -----------            ----------

Gross Revenues                                              $ -                 $ 169,825             $ 239,577
Profit on Sale of Properties                                  -                                         151,472
Less:    Operating Expenses (4)                             640                   156,547               110,766
         Interest Expense                                     -                         -                24,507
         Depreciation/Amortization (2)                    1,250                     1,250                25,710
                                                         ------                    ------               ------
Net Income - GAAP Basis                                  (1,890)                   12,028               230,066
Taxable Income
         From Operations                                 (1,890)                   12,028                78,594
         From Gain on Sale                                    -                         -               151,472
Cash Invested in Real Estate Projects                      (640)               (1,362,509)           (2,116,510)
Cash Generated from Other Projects                            -                   135,130
Cash Generated From Operations (5)                         (640)               (1,227,379)           (2,116,510)
Cash Generated from Sales                                                                                                516,272
Cash Generated From Refinancing                               -                         -               922,555
                                                         ------                 ---------             ---------
Total Cash Generated                                       (640)               (1,227,379)             (677,683)
Less Cash Distributions to Investors: (3)                     -
         From Operating Cash Flow                             -                         -                     -
         From Sales and Refinancing                           -                         -                     -
         From Return of Capital                               -                         -                     -
                                                         ------                 ---------             ---------
Cash Generated (Deficiency) After Cash
  Distributions to Investors                               (640)               (1,227,379)             (677,683)
Less:  Cash Distributions to General Partner (3)              -                         -                     -
Cash Generated (Deficiency) After Cash
  Distributions                                            (640)               (1,227,379)             (677,683)
Speical Items:
         Limited Partners' Capital Contributions        919,750                 1,333,000               100,000
         General Partners' Capital Contributions          1,000                         -                     -
         Organization Costs                             (25,000)                        -                     -
         Syndication Costs                              (68,241)                 (132,917)              (10,000)
Cash Generated (Deficiency) After Cash
  Distributions and Special Items                       826,869                   (27,296)             (587,683)


Notes to Table III



(1) AmREIT, Inc. (formerly American Asset Advisors Trust, Inc.) was formed with the intention to qualify as a real estate investment trust under federal tax laws. At its inception, 20,001 shares of stock were issued at $10 per share. Commencing March 17, 1994, AmREIT offered up to 2,000,000 shares of common stock (together with 1,000,000 warrants.) The warrants were exercisable at $9 per share until March 15, 1998. The offering period of the initial public offering terminated on March 15, 1996 with 1,008,252 shares being issued. In addition, 57,316 shares were issued from the exercise of the Warrants. On June 18, 1996, AmREIT commenced a follow-on offering of up to 2,853,659 additional shares of its common stock. The offering was terminated on May 22, 1998 with 1,056,946 shares being issued.

The financial information contained herein include the accounts of AmREIT, Inc., its subsidiaries AmREIT Realty Investment Corporation ("ARIC"), AmREIT Operating Corporation ("AOC"), AmREIT SPE-1 ("SPE"), AmREIT Securities Company ("ASC"), AmREIT Opportunity Corporation ("AOP"), AmREIT Income & Growth Corporation ("AIGC"), Sugarland IHOP, L.P. ("Sugarland IHOP"), AmREIT Fidelity Corporation ("Fidelity"), Sugar Land Plaza, LP ("Plaza"), ARIC SPE1, LLC ("ARIC SPE"), and its six joint ventures with related parties. ARIC, AOC and AOP were formed in June, July and April of 1998, respectively. ASC and SPE were both formed in February 1999. AIGC was formed in January 2001 and Sugarland IHOP was formed in February 2001. Fidelity, Plaza, and ARIC SPE were formed in October 2001. ASC is a wholly owned subsidiary of ARIC and was established exclusively to distribute security commissions generated through direct participation programs and private placement activities. SPE 1 is a special purpose entity, created solely at the lender request. SPE1 owns a building and land located in Ridgeland, Mississippi that is leased to Hollywood Video. ARIC was organized to acquire, develop, hold and sell real estate in the short term for capital gains and/or receive fee income. ARIC and AOP were structured as non-qualified REIT subsidiaries, whereby AmREIT owned 100% of the preferred stock outstanding. IN January 2001, ARIC and AOP elected to restructure their respective capital stock in conjunction with the 2000 tax act. As a result, the preferred stock held by AmREIT was retired and common stock was issued in its place. ARIC and AOP have elected to be treated as taxable REIT subsidiaries, with AREIT, Inc. owning 100% of the outstanding common stock. AICG was organized as a taxable REIT subsidiary with AmREIT, Inc. owning 100% of the outstanding common stock. Sugarland IHOP, Fidelity, Plaza, and ARIC SPE were created solely at the lenders request. All significant intercompany accounts and transactions have been eliminated in consolidation. The company owns greater than 50% of the aforementioned joint ventures and exercises control over operations.

(2) Amortization of organizational costs is computed over a period of 60 months. Depreciation of commercial real property is determined on the straight-line method over estimated useful lives ranging from 31.5 to 39 years.

(3) Cash distributions/dividends to investor's represents the amount actually disbursed in each year to the limited partners or shareholders.

(4) Operating expenses include management fees paid to affiliates for such services as accounting, property supervision, etc.

(5) Cash generated from operations generally includes net income plus depreciation and amortization plus any decreases in accounts receivable and accrued rental income or increases in accounts payable minus any increases in accounts receivable and accrued rental income or decreases in accounts payable.

(6) Tax distribution data per $1,000 invested was computed based on the number of Units subscribed at each applicable year-end. This information intentionally not presented for Developers and Opportunity as the primary objective is capital appreciation, not income. As such, neither of these two programs made distributions from cash flow to partners.

(7) The General Partner' contribution consists of $1,000, reduced by bank charges, if any, incurred before the Partnership was formed.

(8) The amount of cash distributions paid to investors is primarily determined by the operating profit before depreciation and amortization deductions. The sources of distributions from investment income in the Table are net income after all deductions. Investment income from the prior period represents net income from earlier years. The distributions shown as a return of capital are generally the portion attributable to depreciation and amortization.

(9) Operating expenses in 1997 and 1998 included costs incurred in connection with the merger of AmREIT with American Asset Advisers Realty Corporation
     ("AARC"). As part of the merger agreement, 213,260 shares of AmREIT common stock was issued to AARC's sole shareholder in 1998 and $2,185,915 of merger expenses was recorded.

(10) As a real estate investment trust, the distributions paid to shareholders are deductible for tax purposes. The taxable income amounts contained in Table III for AmREIT represent taxable income before any deduction for distributions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

     SEC Registration Fee.........................................     $  2,300
     NASD Filing Fee..............................................     $  5,000
     Legal fees and expenses......................................    $ 100,000
     Accounting fees and expenses.................................     $ 50,000
     Printing, engraving and mailing expenses.....................     $ 50,000
     Blue Sky Fees and Expenses...................................     $ 75,000
     Miscellaneous (including solicitation costs).................     $ 37,700
                                                               TOTAL  $ 320,000
                                                                        =======

------------------------------------------------------------------------------
         Not Applicable.

Item 32. Sales to Special Parties

         Not Applicable.

Item 33. Recent Sales of Unregistered Securities

         Not Applicable.

Item 34.  Indemnification of Directors and Officers

     AAA Realty Income & Growth, Ltd. (the "Fund") shall indemnify and hold harmless the general partner from any loss, liability or damage incurred or suffered by such general partner by reason of any act performed or omitted to be performed by such general partner in connection with the business of the Fund, including attorneys' fees incurred by such general partner in connection with the defense of any claim or action based on any such act or omission, which attorneys' fees may be paid as incurred, except to the extent indemnification is prohibited by law; provided, however, that any such indemnification shall only be from the assets of the Fund and not from the limited partners. Any indemnification required herein to be made by the Fund shall be made promptly following the fixing of the loss, liability or damage incurred or suffered by a final judgment of any court, settlement, contract or otherwise.

         The general partner

          (a) shall be entitled to the foregoing indemnification, and

          (b) shall not be liable to the Fund for any loss, liability or damage suffered or incurred by the Fund, directly or indirectly, in connection with the activities of such general partner; provided that if any action or omission to act by the general partner caused the loss, liability of damage incurred or suffered the general partner may not receive indemnification or avoid liability unless such general partner determined in good faith that such course of conduct was in the best interest of the Fund, and such course of conduct did not constitute:

               (i) fraud, negligence, misconduct or knowing violation of law,

               (ii) a breach of fiduciary duty to the Fund or any partner, or

               (iii) a breach of the partnership agreement.

         The Fund shall not pay for any insurance covering liability of the general partner for actions or omissions for which indemnification is not permitted under the partnership agreement. Nothing contained in the partnership agreement shall constitute a waiver by any limited partner of any right which he may have against any party under federal or state securities laws. Indemnification of the general partner will not be allowed for any liability, loss or damage incurred by them arising under federal and state securities laws unless:

               (i) there has been a successful adjudication of the merits of each count involving alleged securities law violations as to the general partner seeking indemnification, or

               (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the general partner seeking indemnification, or

               (iii) a court of competent jurisdiction approves a settlement of the claims against a general partner seeking indemnification and finds that indemnification of the settlement and related costs should be made.

         Prior to seeking a court approval for indemnification, the general partner shall apprise the court of the position of the Securities and Exchange Commission, the California Commissioner of the Development of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Nebraska Bureau of Securities, the Oklahoma Department of Securities, the Pennsylvania Securities Commission, the Tennessee Securities Division and the Texas State Securities Board, as applicable, regarding indemnification for violations of securities laws.

Item 35. Treatment of Proceeds from Stock Being Registered

         Not applicable.

Item 36. Financial Statements and Exhibits

         (a)      Financial Statements.

         Not Applicable.


         (b)      Exhibits (See Exhibit Index).

        Exhibit No.   Exhibit
            1.1*      Form of Dealer Manager Distribution Agreement
            3.1       Form of Agreement of Limited Partnership of AAA Realty Income & Growth, Ltd. (included as
                      Exhibit A to the Prospectus)
            3.2*      Certificate of Limited Partnership of AAA Realty Income & Growth, Ltd., dated September 26, 2002
            4.1*      Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit B to the Prospectus)
            5.1*      Opinion of Locke Liddell & Sapp LLP regarding legality of the Units
            8.1*      Opinion of Locke Liddell & Sapp LLP regarding tax matters
           23.1*      Consent of Locke Liddell & Sapp LLP (included in Exhibits 5.1 and 8.1)
        ----------------
-------------------------------------


         *        To be filed by amendment.

Item 37. Undertakings

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 27th day of September, 2002.

                      AAA REALTY INCOME GROWTH, LTD.
                      (Registrant)

                      By:      AmREIT Fidelity Corporation,
                               its general partner



                       By:          /s/  H. Kerr Taylor
                          ----------------------------------------------
                       Name: H. Kerr Taylor
                       Title:       President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                    Title                          Date
                          President, Chief Executive Officer  October 2, 2002
                          and sole Director of AmREIT Fidelity
/s/ H. Kerr Taylor        Corporation (Principal Executive
------------------------  (Officer)
H. Kerr Taylor


/s/ Chad C. Braun         Vice President and Chief            October 2, 2002
------------------------  Financial Officer of AmREIT Fidelity
Chad C. Braun             Corporation (Principal Financial
                          Officer)



                                  EXHIBIT INDEX

        Exhibit No.   Exhibit
            1.1*      Form of Dealer Manager Distribution Agreement
            3.1       Form of Agreement of Limited Partnership of AAA Realty Income & Growth, Ltd. (included as
                      Exhibit A to the Prospectus)
            3.2*      Certificate of Limited Partnership of AAA Realty Income & Growth, Ltd., dated September 26, 2002
            4.1*      Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit B to the Prospectus)
            5.1*      Opinion of Locke Liddell & Sapp LLP regarding legality of the Units
            8.1*      Opinion of Locke Liddell & Sapp LLP regarding tax matters
           23.1*      Consent of Locke Liddell & Sapp LLP (included in Exhibits 5.1 and 8.1)
        ----------------
--------------------------------------


         *        To be filed by amendment.

                                                                     Exhibit 3.1

                              AGREEMENT OF LIMITED

                                   PARTNERSHIP



                        AAA REALTY INCOME & GROWTH, LTD.

                           A Texas Limited Partnership

                                TABLE OF CONTENTS

                                                                                                               Page


ARTICLE I            NAME, PURPOSE, PLACE OF BUSINESS AND TERM OF PARTNERSHIP.....................................1

         1.1.        Name.........................................................................................1
         1.2.        Purpose......................................................................................1
         1.3.        Objectives...................................................................................1
         1.4.        Place of Business and Agent..................................................................1
         1.5.        Term.........................................................................................2

ARTICLE II           DEFINITIONS..................................................................................2


ARTICLE III          LIMITED PARTNERS.............................................................................9

         3.1.        No Management by Limited Partners............................................................9
                     Notwithstanding this Section 3..............................................................10
         3.2.        Access to Records...........................................................................10
         3.3.        Liability...................................................................................11
         3.4.        No Withdrawal or Dissolution................................................................11
         3.5.        Consent.....................................................................................11
         3.6.        Power of Attorney...........................................................................11
         3.7.        Required Signatures.........................................................................13
         3.8.        Additional Documents........................................................................14

ARTICLE IV           CAPITAL CONTRIBUTIONS, ACCOUNTS AND WITHDRAWALS.............................................14

         4.1.        General Partner's Capital Contribution......................................................14
         4.2.        Initial Limited Partner Capital Contributions...............................................14
         4.3.        Limited Partner Capital Contributions.......................................................14
         4.4.        Additional Capital Contributions............................................................15
         4.5.        Admission of Limited Partners...............................................................15
         4.6.        Minimum Capitalization......................................................................15
         4.7.        Escrow......................................................................................15
         4.8.        Public Offering.............................................................................16
         4.9.        Return and Withdrawal of Capital............................................................16
         4.10.       Repurchase of Units.........................................................................17
         4.11.       No Interest on Capital Contributions........................................................18
         4.12.       Liability Limited to Capital Contributed....................................................18
         4.13.       Ownership by Limited Partner of Interest in Affiliates of General Partner...................18
         4.14.       Distribution Reinvestment Plan..............................................................19


ARTICLE V            DUTIES AND POWERS OF PARTNERS, PARTNERSHIP EXPENSES.........................................19

         5.1.        General Partner.............................................................................19
         5.2.        Powers of the General Partner...............................................................19
         5.3.        Limitations on Powers of the General Partner................................................21
         5.4.        Liability...................................................................................27
         5.5.        Outside Activities of the General Partner...................................................28
         5.6.        Indemnification and Liability of General Partner............................................28
         5.7.        Partnership Expenses........................................................................30
         5.8.        Compensation................................................................................30

ARTICLE VI           DISTRIBUTIONS...............................................................................31

         6.1.        Share of Distributions......................................................................31
         6.2.        Liquidation or Dissolution..................................................................32
         6.3.        Valuation...................................................................................33
         6.4.        Amount and Time of Distributions............................................................33

ARTICLE VII          PROFITS AND LOSSES..........................................................................33

         7.1.        Capital Account.............................................................................33
         7.2.        Deficit Capital Account Balances............................................................34
         7.3.        Allocations.................................................................................34
         7.4.        Taxable Gain On Exchange....................................................................36
         7.5.        Depreciation Recapture......................................................................37
         7.6.        Allocations in Respect to Transferred Units.................................................37
         7.7.        Allocations in Respect to Repurchased Units.................................................37
         7.8.        Express Consent to Allocations..............................................................37
         7.9.        Adjustments to Gain and Loss................................................................37
         7.10.       Tax Allocations:  Code Section 704(c).......................................................38
         7.11.       Fractions Rule..............................................................................38

ARTICLE VIII         TERMINATION AND DISSOLUTION OF THE PARTNERSHIP..............................................39

         8.1.        No Termination by Admission or Incapacity of Limited Partners...............................39
         8.2.        Termination of the Partnership..............................................................39
         8.3.        [Proxy to Liquidate.........................................................................39
         8.4.        Continuation of Partnership Upon Certain Events.............................................40
         8.5.        Dissolution.................................................................................40

                                       ii

ARTICLE IX           WITHDRAWAL AND TRANSFER BY PARTNERS.........................................................42

         9.1.        Voluntary Withdrawal or Assignment by the General Partner...................................42
         9.2.        Involuntary Withdrawal and Transfer of a General Partner's Interest.........................42
         9.3.        Transfer by Limited Partners................................................................44
         9.4.        Restrictions on Transfers...................................................................44
         9.5.        Substituted Limited Partners................................................................46
         9.6.        Assignment of Limited Partnership Interest Without Substitution.............................46
         9.7.        Withdrawal of Limited Partner...............................................................47
         9.8.        Death, Legal Incompetency or Dissolution of Limited Partner.................................47
         9.9.        Elimination or Modification of Restrictions.................................................47
         9.10.       Initial Limited Partner Redemption..........................................................47

ARTICLE X            BOOKS, RECORDS AND ACCOUNTING...............................................................47

         10.1.       Books and Records...........................................................................47
         10.2.       Accounting Method...........................................................................49
         10.3.       Reports.....................................................................................49
         10.4.       Bank Accounts...............................................................................50

ARTICLE XI           SPECIAL TAX MATTERS.........................................................................51

         11.1.       Tax Elections...............................................................................51
         11.2.       Tax Audit Expenses..........................................................................51
         11.3.       Taxation as Partnership.....................................................................51

ARTICLE XII          MEETINGS OF, OR ACTIONS BY, THE LIMITED PARTNERS............................................51

         12.1.       General.....................................................................................51
         12.2.       Votes.......................................................................................52
         12.3.       Records.....................................................................................52

ARTICLE XIII         MISCELLANEOUS...............................................................................52

         13.1.       Notices.....................................................................................52
         13.2.       Further Assurances..........................................................................52
         13.3.       Survival of Representations and Agreements..................................................53
         13.4.       Amendment...................................................................................53
         13.5.       Agreement in Counterparts...................................................................53
         13.6.       Captions and Context........................................................................53
         13.7.       Construction................................................................................53
         13.8.       Governing Law;  Successors..................................................................53

                                      iii

         13.9.       Binding Effect..............................................................................53
         13.10.      Validity of Agreement.......................................................................53
         13.11.      Creditors Not Benefited.....................................................................53




                        AAA REALTY INCOME & GROWTH, LTD.

                           A Texas Limited Partnership



                        AGREEMENT OF LIMITED PARTNERSHIP

                      ------------------------------------



         AAA REALTY INCOME & GROWTH, LTD., a Texas limited partnership, (the "Partnership") is hereby formed as a limited partnership under the laws of the state of Texas pursuant to this Agreement of Limited Partnership entered into by and between, AmREIT Fidelity Corporation, a Texas corporation, as the general partner (the "General Partner") and AmREIT Realty Investment Corp. as the initial limited partner (the "Initial Limited Partner"). The Certificate of Limited Partnership of the Partnership shall be promptly recorded with the Secretary of State for the State of Texas as required by the Texas Revised Limited Partnership Act.


ARTICLE I

            NAME, PURPOSE, PLACE OF BUSINESS AND TERM OF PARTNERSHIP

     1.1.  Name.  The name of the  Partnership  is "AAA REALTY  INCOME & GROWTH,
LTD."

     1.2. Purpose. The purpose of the Partnership shall be to acquire, develop, own, operate, improve, lease, sell, manage and/or hold for investment real property, either alone or in association with others, and to make and/or invest in loans for the acquisition, development, lease or construction of real property and to conduct any other activity in connection therewith permitted by law, any of which will be permitted regardless of whether any Partner or Affiliate has a direct or indirect interest in the activity.

     1.3. Objectives. The business of the Partnership shall be conducted with the following objectives:

     (a)  To maximize Net Cash From Operations;

     (b) To preserve, protect and return the Partners' investment in the Partnership; and

     (c)  To realize appreciation in value of Partnership Properties.

     1.4. Place of Business and Agent. The principal place of business and office of the Partnership shall be at c/o H. Kerr Taylor, 8 Greenway Plaza, Suite 824, Houston, Texas 77046 or such other location as may hereafter be determined by the General Partner on prior notice to the Limited Partners. H. Kerr Taylor, whose address is 8 Greenway Plaza, Suite 824, Houston, Texas 77046, is the agent for service of process of the Partnership.

     1.5. Term. The term of the Partnership will commence as of the date of filing of the original Certificate and shall continue until December 31, 2032, or until sooner dissolved or terminated as provided in this Agreement.


ARTICLE II

                                   DEFINITIONS

         As used herein the following terms shall have the following meanings:

         "Act" shall mean the Texas Revised Limited Partnership Act, as amended.

         "Additional Limited Partners" shall refer to all persons who are admitted as Limited Partners other than the Initial Limited Partner pursuant to the provisions hereof.

         "Adjusted Capital" shall mean with respect to each Partner a weighted average of such Partner's Unreturned Invested Capital for all prior years. For example, if a Partner subscribes for [10 Units] and receives no return of capital in year 1, a return of capital in year 2 of $500, a return of capital in year 3 of $500, a return of capital in year 4 of $1,000, a return of capital in year 5 of $250, and no return of capital in years 6 and 7, the Partner's Adjusted Capital for year 1 will be $10,000, for year 2 will be $9,750, for year 3 will be $9,500, for year 4 will be $9,125 for year 5 will be $8,850, for year 6 will be $8,666.67 and for year 7 will be $8,535.71.

         "Adjusted Capital Account" shall mean the Capital Account maintained for each Partner which is determined as of the end of each Partnership Fiscal Year, or other appropriate occasion, (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or Regulation ss. 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation ss.ss. 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulation ss.ss. 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulation ss. 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Adjusted Capital Account Deficit" shall mean, with respect to a Partner, the deficit balance, if any, in that Partner's Adjusted Capital Account.

         "Affiliate" shall mean, when used with reference to a specified Person,
(i) any Person directly or indirectly controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling ten percent or more of the outstanding voting securities of such other Person, (iii) any officer, director, member, manager or partner of such Person or any Person specified in (i) or (ii) above, and (iv) any company in which any officer or director of such Person is an officer, director, member, manager or partner;

provided, however, that for purposes of this definition the term "Affiliate" will not be deemed to include any Person providing legal, accounting or other professional services to the Partnership or General Partner.

         "Agreement" shall mean this Agreement of Limited Partnership and any amendments hereto.

         "Applicable Percentage" shall mean with respect to a particular year the following percentage set forth opposite such year:

                    2002                        8.00%
                    2003                        8.00%
                    2004                        8.00%
                    2005                        8.25%
                    2006                        8.25%
                    2007                        8.25%
                    2008                        8.50%

         "Assignee" shall mean a Person who has acquired a Limited Partner's beneficial interest in one or more Units and has not become a substituted Limited Partner.

         "Capital Account" shall have the meaning assigned to such term in
Section 7.1 hereof.

         "Capital Account Balance" shall mean with respect to a Partner, the balance in that Partner's Capital Account.

         "Capital Account Deficit" shall mean with respect to a Partner, the deficit balance, if any, in that Partner's Capital Account.

         "Capital Contribution" shall mean, with respect to any Partner, the amount which such Partner contributes or is deemed to contribute to the capital of the Partnership in accordance with the provisions of this Agreement, including without limitation any initial Capital Contribution and any additional Capital Contributions made by the Partner to the Partnership

         "Cash Flow" shall mean cash funds from operations of the Partnership, including, without limitation, interest and other investment income (but excluding Capital Contributions), without deduction for depreciation or amortization, after deducting funds used to pay or to provide for the payment of all operating expenses of the Partnership and each Partnership Property and debt service, if any, capital improvements and replacements.

         "Certificate" shall mean the Certificate of Limited Partnership of the Partnership to be filed with the Secretary of State for the State of Texas.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Consent" shall mean the consent of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

         "Dissenting Limited Partner" shall mean any Limited Partner who casts a vote against a Roll-Up; except that, for purposes of a transaction constituting a Roll-Up which involves an exchange or a tender offer, Dissenting Limited Partner shall mean any person who files a dissent from the terms of the transaction with the party responsible for tabulating the votes or tenders to be received in connection with the transaction during the period in which the offer is outstanding.

         "Distribution Reinvestment Plan" shall mean the plan established pursuant to Section 4.15 hereof.

         "Event of Bankruptcy" shall mean with respect to any Person: (i) the entry of an "order for relief", as defined in Title 11 of the United States Code ("Bankruptcy Code"), in either a voluntary case when instituted by such Person or in an involuntary case when instituted against such Person if such Person may be a debtor under the chapter of the Bankruptcy Code under which such case is commenced and which case shall not be dismissed or closed within 90 days of such commencement; or a comparable action against or by such Person under any other federal, state or foreign law related to bankruptcy or insolvency; or (ii) the filing by such Person of a petition or answer or consent seeking debtor relief under any other applicable federal, state or foreign law; or (iii) the entry of an order or decree appointing, or consent by such Person to the appointment of, a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of all or a substantial part of the property of such Person or ordering the winding up or liquidation of the affairs of such Person; or (iv) the making by such Person of any assignment for the benefit of creditors or the admission by such Person of his or its inability to pay his or its debts generally as they come due, or the taking of any corporate or other action by such Person in furtherance of any such action; provided, in any event that the debtor's Partnership Interest in the Partnership must be subject to the bankruptcy or liquidation proceedings and not exempt from creditors.

         "Event of Dissolution" shall mean the liquidation, dissolution, removal for cause, or the occurrence of an Event of Bankruptcy with respect to a Partner or any successor.

         "General Partner" shall mean the person or persons designated as General Partner in the introductory paragraph hereof or any successor Person named as a General Partner according to the terms of this Agreement.

         "GP Excess Distributions" shall have the meaning assigned to such term in Section 6.1(b)(iv) hereof.

         "Independent Expert" shall mean a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership and who is qualified to perform such work.

         "Initial Limited Partner" shall mean AmREIT Realty Investment Corp.

         "Invested Capital" means the gross purchase price for his or her Unit(s) originally paid by a Limited Partner.

         "Investment in Properties" shall mean the amount of Capital Contributions actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Partnership (including the purchase of properties, working capital reserves allocable thereto except that working capital reserves in excess of 5% shall not be included and other cash payments such as interest and taxes).

         "IRS" means Internal Revenue Service.

         "Limited Partners" shall mean each Person admitted to the Partnership as a Limited Partner upon executing a Subscription Agreement and contributing capital to the Partnership in exchange for Units, the General Partner with respect to Units purchased by the General Partner and such successor or additional Persons admitted to the Partnership as Limited Partners according to the terms of this Agreement.

         "Limited Partner List" shall have the meaning assigned to such term in
Section 3.2(a) hereof.

         "Liquidating Distributions" shall mean the net cash proceeds received by the Partnership from (a) the sale, exchange, condemnation, eminent domain taking, casualty, or other disposition of substantially all of the assets of the Partnership or the last remaining assets of the Partnership or (b) a liquidation of the Partnership's assets in connection with a dissolution of the Partnership, after (i) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition or liquidation, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Partnership, (iii) any amounts used to restore any such assets of the Partnership, and (iv) any amounts set aside as reserves which the General Partner in its sole discretion may deem necessary or desirable.

         "Liquidator" shall have the meaning assigned to such term in Section 8.5(a) hereof.

         "LP Excess Distributions" shall mean cumulative distributions received by Limited Partners pursuant to Sections 6.1(a) and 6.1(b)(i) through (iii) in excess of such Limited Partners' Invested Capital.

         "Majority in Interest" shall mean a majority of the Units held by all Limited Partners.

         "Minimum Offering" shall mean the receipt and acceptance by the General Partner of subscriptions for Units aggregating at least $1,250,000 in offering proceeds.

         "Minimum Offering Expiration Date" shall mean the date occurring three
(3) months after the commencement of the Offering of the Units.

         "NASAA Guidelines" shall mean the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc. adopted on October 9 and 12, 1988, effective January 1, 1989, as amended.

         "Net Cash From Operations" shall mean Cash Flow, less the Repurchase Reserve and adequate cash reserves for other obligations of the Partnership for which there is no provision, if any.

         "Net Profits" and "Net Losses" shall mean the profits or losses, as the case may be, of the Partnership for federal income tax purposes for each Partnership Fiscal Year determined in accordance with the Code, the Regulations and the accounting method followed by the Partnership for such purposes.

         "Nonliquidating Net Sale Proceeds" shall mean the net cash proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership, which does not constitute substantially all of the remaining assets of the Partnership, after (a) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition, including real estate commissions, if applicable, (b) the payment of any outstanding indebtedness and other Partnership liabilities relating to such assets, (c) any amounts used to restore any such assets of the Partnership, and (d) any amounts set aside as reserves which the General Partner in its sole discretion may deem necessary or desirable.

         "Nonrecourse Deduction" shall have the meaning assigned to it in Regulations Section 1.704-2(c).

         "Notification" or "Notice" shall mean a writing containing the information required by this Agreement to be communicated to any Person in the manner provided in Section 13.1 hereof; provided, however, that any communication containing such information sent or delivered to such Person and actually received by such Person constitutes Notification for all purposes under this Agreement.

         "Offering" shall mean the offering and sale of Units to the public pursuant to the terms and conditions set forth in the Prospectus.

         "Offering Expiration Date" shall mean the date occurring two years after the commencement of the Offering of the Units.

         "Offering Period" shall mean the period beginning on the commencement of the Offering and ending on the Offering Expiration Date.

         "Organization and Offering Expenses" shall mean those expenses incurred in connection with organizing the Partnership, preparing the Partnership for registration and subsequently offering and distributing the Units to the public, including without limitation, legal and accounting fees, sales commissions paid to broker-dealers in connection with the distribution of the Units and all advertising expenses.

         "Partner" shall mean either the General Partner or a Limited Partner and "Partners" shall mean the General Partner and the Limited Partners, collectively.

         "Partner Nonrecourse Debt" shall have the meaning assigned to it in Regulations Section 1.704-2(b)(4).

         "Partner Nonrecourse Debt Minimum Gain" shall have the meaning assigned to it in Regulations Section 1.704-2(i)(2) and (3).

         "Partner Nonrecourse Deductions" shall have the meaning assigned to it in Regulations Section 1.704-2(i)(2).

         "Partnership" shall mean the limited partnership formed pursuant to the execution of this Agreement and the filing of the Certificate

         "Partnership Fiscal Year" shall mean the calendar year, unless otherwise determined by the Partnership's tax advisors and approved by the General Partner upon notice to the Limited Partners.

         "Partnership Minimum Gain" shall have the meaning set forth in Regulation ss. 1.704-2(b)(2) and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Fiscal Year shall be determined in accordance with the rules of Regulation ss. 1.704-2(d).

         "Partnership Interest," "Interest" or "Interest of a Partner" shall mean the particular Partner's interest in the Partnership including, without limitation, the Partner's Units and interest in the Partnership's Net Profits, Net Losses, income, gains, losses, deductions and distributions.

         "Partnership Property" or "Partnership Properties" shall mean any and all land and improvements purchased or constructed by the Partnership and all repairs, replacements or renewals thereof, together with all personal property acquired by the Partnership which is from time to time located thereon or specifically used in connection therewith.

         "Person" shall mean an individual, trust, estate, partnership, joint venture, company, corporation or other entity.

         "Prospectus" shall mean the prospectus used by the Partnership in connection with its offer and sale of Units pursuant to a Registration Statement filed under the Securities Act of 1933, as amended.

         "Purchase Price" shall mean the sum of the prices paid for all properties by the Partnership (including all fees, liens and mortgages on the properties, but excluding points and prepaid interest) plus all costs of improvements, if any, reasonably and properly allocable to the properties.

         "Qualified Organization" shall have the meaning set forth in Section 7.11.

         "Registration Statement" shall mean the registration statement filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public.

         "Regulations" shall have the meaning assigned to such term in Section
7.1 hereof.

         "Repurchase Reserve" shall mean the cash reserve established under
Section 4.10 hereof, which may be used to repurchase Units from the Limited

Partners in accordance with Section 4.10 hereof.

         "Retirement Plans" shall mean Individual Retirement Accounts established under Section 408 or Section 408A of the Code and Keogh or corporate pension or profit sharing plans established under Section 401(a) of the Code.

         "Roll-Up" shall mean any transaction or series of transactions that through acquisition or otherwise involves the combination, reorganization, merger, conversion or consolidation, either directly or indirectly, of the Partnership and either the offer, sale or issuance of securities of a Roll-Up Entity or the acquisition of the Roll-Up Entity's securities by the Partnership; provided, however, that such term does not include a transaction that (a) involves securities of the Partnership that have been listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or
(b) involves the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (i) Limited Partners' voting rights, (ii) the term of existence of the Partnership, (iii) compensation to the General Partner or its Affiliates, or (iv) the Partnership's investment objectives.

         "Roll-Up Entity" shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

         "Sponsor" shall mean any individual, partnership, corporation or other legal entity which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Partnership, (ii) will manage or participate in the management of the Partnership, and any Affiliate of any such Person, (iii) takes the initiative, directly or indirectly, in founding or organizing the Partnership, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Partnership, (vi) possesses significant rights to control Partnership Properties, (vii) receives fees for providing services to the Partnership which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Partnership on a basis which was not negotiated at arm's-length with the Partnership.

         "Subscription Agreements" shall mean the subscription agreements executed by the Limited Partners for Units.

         "Unit" shall mean an interest in the Partnership which is acquired by means of a Capital Contribution, in cash, to the Partnership. A qualified person may acquire more than one Unit and/or a fraction of a Unit upon approval of the General Partner.

         "Unreturned Invested Capital" means each Partner's Invested Capital less cumulative distributions to date made to the Partner which constitute a return of capital.


ARTICLE III

                                LIMITED PARTNERS

     3.1. No Management by Limited Partners. Limited Partners as such shall take no part in, or at any time interfere in any manner with, the management, conduct, or control of the Partnership's business and operations and shall have no right or authority to act or bind the Partnership in any manner whatsoever. Except as expressly provided for in this Agreement, the Limited Partners do not have the right to vote on or consent to any matter, nor is their vote or consent required for any action by the Partnership or the General Partner; provided, however, that the Limited Partners, upon the Consent of a Majority in Interest, shall have the right to:

     (a) Approve any amendment this Agreement, but not as to the matters specified in Section 5.2(b) hereof, which matters the General Partners alone may amend without vote of the Limited Partners;

     (b) Dissolve the Partnership;

     (c) Remove a General Partner or any successor General Partner in accordance with Section 9.2;

     (d) Elect a new General Partner or General Partners upon the removal of a General Partner or any successor General Partner, or upon the occurrence of an Event of Dissolution of a General Partner or any successor General Partner;

     (e) Approve or disapprove a transaction entailing the sale of all or substantially all of the real properties acquired by the Partnership, except in connection with the orderly liquidation and winding up of the business of the Partnership upon its termination and dissolution; and

     (f)  Change  the  business   purpose  or   investment   objectives  of  the
Partnership.

Notwithstanding this Section 3.1, this Agreement shall in no event be amended to change the limited liability of the Limited Partners without the vote or Consent of all of the Limited Partners, nor shall this Agreement be amended to diminish the rights or benefits to which any of the General Partner or Limited Partners are entitled under the provisions of this Agreement, without the Consent of a majority of the Units held by the Partners who would be adversely affected thereby, and in the case of the General Partner being singularly affected, then by the Consent of the General Partner.

     3.2. Access to Records. Every Limited Partner shall during reasonable business hours have access to the records of the Partnership subject to Article X and at its expense may inspect and copy any of them; provided that the Limited Partner exercising such right (including, without limitation, any right to access or receive the Limited Partner List, as defined below) shall not unreasonably interfere with or disrupt Partnership business. With respect to access of the Limited Partner List, the Partnership shall prepare and make available the Limited Partner List upon request as follows:

     (a) An alphabetical list of the names, addresses, and business telephone numbers of the Limited Partners of the Partnership along with the number of Units held by each of them (the "Limited Partner List") shall be maintained as a part of the books and records of the Partnership and shall be available for inspection by any Limited Partner or its designated agent at the home office of the Partnership upon the request of the Limited Partner;

     (b) The Limited Partner List shall be updated at least quarterly to reflect changes in the information contained therein;

     (c) A copy of the Limited Partner List shall be mailed to any Limited Partner requesting the Limited Partner List within ten days of the request (subject to Subsection (e) hereof). The copy of the Limited Partner List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership;

     (d) The purposes for which a Limited Partner may request a copy of the Limited Partner List must be for matters relating to the Limited Partner's voting rights under the Partnership Agreement and the exercise of the Limited Partner's rights under applicable proxy laws, and may not be for commercial purposes; and

     (e) The General Partner may require the Limited Partner requesting the Limited Partner List to represent that the list is not requested for a commercial purpose unrelated to the Limited Partner's interest in the Partnership.

     3.3. Liability. The Limited Partners shall be liable with respect to the Partnership only to the extent of the amount of the contributions to capital made by such Limited Partners as provided in Section 4.3. The Units shall be nonassessable.

     3.4. No Withdrawal or Dissolution. No Limited Partner shall at any time withdraw from the Partnership except as provided in this Agreement. No Limited Partner shall have the right to have the Partnership dissolved or to have his contribution to the capital of the Partnership returned except as provided in this Agreement. The death or bankruptcy of a Limited Partner shall not dissolve or terminate the Partnership.

     3.5. Consent. To the fullest extent permitted by law, each of the Limited Partners hereby Consents to the exercise by the General Partner of all the rights and powers conferred on the General Partner by this Agreement.

     3.6. Power of Attorney. Each Limited Partner, by becoming a Limited Partner and adopting this Agreement, constitutes and appoints the General Partner and any successor to the General Partner as his true and lawful attorney-in-fact, in his name, place and stead, from time to time:

     (a) To execute, acknowledge, swear to, file and/or record all agreements amending this Agreement that may be appropriate:

          (i) To reflect a change of the name or the location of the principal place of business of the Partnership;

          (ii) To reflect the disposal by any Limited Partner of his interest in the Partnership, or any Units constituting a part thereof, in any manner permitted by this Agreement, and any return of the Capital Contribution of a Limited Partner (or any part thereof) provided for by this Agreement;

          (iii) To reflect a Person's becoming a Limited Partner of the Partnership as permitted by this Agreement;

          (iv) To reflect a change in any provision of this Agreement or the exercise by any Person of any right or rights hereunder not requiring the consent of said Limited Partner;

          (v) To reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners;

          (vi) To add to the representations, duties or obligations of the General Partner or its Affiliates or surrender any right or power granted to the General Partner or its Affiliates herein for the benefit of the Limited Partners;

          (vii) To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with law or with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with law or with the provisions of this Agreement;

          (viii) To delete, add or modify any provision to this Agreement required to be so deleted, added or modified by the staff of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or by a State Securities Commissioner or similar such official, which addition, deletion or modification is deemed by such Commission or official to be for the benefit or protection of the Limited Partners;

          (ix) To make all filings as may be necessary or proper to provide that this Agreement shall constitute, for all purposes, an agreement of limited partnership under the laws of the State of Texas as they may be amended from time to time;

          (x) Upon notice to all Limited  Partners,  to amend the  provisions of
     Article VII of this Agreement, or any other related provision of this Agreement (provided, however, the General Partner shall first have received an opinion of counsel to the Partnership that such amendment will not materially adversely diminish the interests of the Limited Partners in the Partnership) to ensure that (A) the allocations and distributions contained in Article VII comply with Treasury Regulations relating to Section 704 of the Code, Section 514(c)(9)(E) of the Code or any other statute, regulation or judicial interpretation relating to such allocations, or (B) the periodic allocations set forth in Article VII will be respected under
     Section 706 of the Code or any other statute, regulation or judicial interpretation relating to such periodic allocations, or (C) the provisions of this Agreement will comply with any applicable federal or state legislation enacted after the date of this Agreement; to take such steps as the General Partner determines are advisable or necessary in order to preserve the tax status of the Partnership as an entity which is not taxable as a corporation for federal income tax purposes including, without limitation, to compel a dissolution and termination of the Partnership; to terminate the Offering of Units; to compel a dissolution and termination of the Partnership or to restructure the Partnership's activities to the extent the General Partner deems necessary (after consulting with counsel) to comply with any exemption in the "plan asset" regulations adopted by the Department of Labor in the event that either (I) the assets of the Partnership would constitute "plan assets" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (II) the transactions contemplated hereunder would constitute "prohibited transactions" under ERISA or the Code and an exemption for such transactions is not obtainable or not sought by the General Partner from the United States Department of Labor; provided, the General Partner is empowered to amend such provisions only to the minimum extent necessary (in accordance with the advice of accountants and counsel) to comply with any applicable federal or state legislation, rules, regulations or administrative interpretations thereof after the date of this Agreement, and that any such amendment(s) made by the General Partner shall be deemed to be made pursuant to the fiduciary obligations of the General Partner to the Partnership; and

          (xi) To eliminate or modify any restriction on substitution or assignment contained in Section 9.4 at such time as the restriction is no longer necessary as determined in the sole discretion of the General Partner.

     (b) To execute, acknowledge, swear to, file or record such certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction, or as may be appropriate for the Limited Partners to execute, acknowledge, swear to, file or record to reflect:

          (i) Any changes or amendments of this Agreement, the Certificate or pertaining to the Partnership, of any kind referred to in paragraph (a) of this Section 3.6; or

          (ii) Any other changes in, or amendments of, this Agreement, but only if and when the Consent of a Majority in Interest or other required percentage of the Limited Partners has been obtained.

         Each of such agreements, certificates, instruments and documents shall be in such form as the General Partner and legal counsel for the Partnership shall deem appropriate. Each Limited Partner hereby authorizes the General Partner to take any further action which the General Partner shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or convenient to be done in and about the foregoing as fully as said Limited Partner might or could do if personally present and hereby ratifies and confirms all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The power hereby conferred shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and shall survive the bankruptcy, death, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Units of such Person; provided, however, that in the event of the transfer by a Limited Partner of all of his Units, the foregoing power of attorney of a transferor Limited Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a substituted Limited Partner and all required documents and instruments shall have been duly executed, sworn to, filed and recorded to effect such substitution.

     3.7. Required Signatures. Any writing to amend this Agreement or the Certificate to reflect the addition of a Limited Partner need be signed only by a General Partner, by the Limited Partner who is disposing of his interest in the Partnership, if any, and by the Person to be substituted or added as a Limited Partner. The General Partner may sign for either or both of said Limited Partners as their attorney-in-fact pursuant to paragraph (a) of Section 3.6 hereof. Any writing to amend this Agreement to reflect the removal or withdrawal of a General Partner in the event the business of the Partnership is continued pursuant to the terms of this Agreement need be signed only by a remaining or a new General Partner.

     3.8. Additional Documents. Each Partner, upon the request of the others, agrees to perform any further acts and execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.

                                   ARTICLE IV

                 CAPITAL CONTRIBUTIONS, ACCOUNTS AND WITHDRAWALS

     4.1. General Partner's Capital Contribution. The General Partner shall contribute $1,000 to the capital of the Partnership for its interest in the Partnership as a General Partner. The General Partner shall also purchase at least 250 Units in exchange for cash in the amount of at least $250,000, which Capital Contribution shall be made in cash in full prior to or contemporaneously with the Capital Contribution by the first Limited Partner pursuant to Section
4.3 below. The General Partner may, in its discretion, make additional Capital Contributions to the capital of the Partnership in exchange for the purchase of additional Units. Any General Partner who purchases Units shall continue, in all respects, to be treated as a General Partner but shall receive the income, losses and cash distributions with respect to any Units purchased by such General Partner on the same basis as other Limited Partners may receive with respect to their Units.

     4.2. Initial Limited Partner Capital Contributions. Upon the admission of additional Limited Partners, the Interest of the Initial Limited Partner shall be repurchased in full, and it is recognized and acknowledged that the capital of $200 contributed by the Initial Limited Partner will be returned at that time.

     4.3. Limited Partner Capital Contributions. The General Partner is authorized and directed to raise capital for the Partnership as provided in the Prospectus by offering and selling not more than an aggregate of 25,000 Units as follows:

     (a) Each Unit shall be issued for a purchase price of $1,000.00 less any discounts authorized in the Prospectus.

     (b) Except as set forth below, the minimum purchase of either class or combination of Units shall be 5 Units (or such greater minimum number of Units as may be required under applicable state or federal laws). In addition, after subscribers have satisfied the minimum purchase requirements, the minimum additional investment in the Partnership shall not be less than [_____] Units. Fractional Units may be sold at the discretion of the General Partner. Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Distribution Reinvestment Plan described in Section 4.15 hereof. The suitability standards set forth in the Prospectus will not be decreased with respect to any investment in Units of the Partnership.

     (c) The General Partner may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever. Subscriptions shall be so accepted or rejected by the General Partner within 30 days of their receipt. If rejected, all funds will be returned to the subscriber within ten business days. Once accepted, such subscription amounts shall be deposited in escrow within 48 hours or deposited to the Partnership's account, as may then be appropriate under this Agreement.

     (d) Each Unit sold to a subscriber shall be fully paid and nonassessable.

     4.4. Additional Capital Contributions. Except as otherwise provided in Sections 4.1, 4.2 and 4.3, no Partner shall be obligated to make any additional Capital Contributions to the capital of the Partnership.

     4.5. Admission of Limited Partners. No action or consent by any Limited Partners shall be required for the admission of additional Limited Partners to the Partnership, provided that the Partnership may not issue more than 25,000 Units. Funds of subscribers for Units shall be held in the escrow account described in Section 4.7 below. Such funds shall not be released from escrow, and no subscribers for Units shall be admitted to the Partnership unless and until the receipt and acceptance by the Partnership of the Minimum Offering. At any time thereafter, the Capital Contributions of such subscribers may be released directly to the Partnership, provided that such subscribers shall be admitted to the Partnership within 15 days after such release. Subscriptions from subsequent subscribers shall be accepted or rejected within 30 days of receipt by the Partnership, and if rejected, all funds shall be returned to such subscribers within 10 business days. Subsequent subscribers shall be deemed admitted as Limited Partners of the Partnership on the day on which the subscriptions from such Persons are accepted by the Partnership. No Person (other than the Initial Limited Partner and the General Partner in connection with its purchase of Units) shall be admitted as a Limited Partner who has not executed and delivered to the Partnership the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the General Partner may deem necessary or desirable to effect such admission, including, but not limited to, the written acceptance and agreement by such Person to be bound by the terms and conditions of this Agreement.

     4.6. Minimum Capitalization. The Offering will terminate if the Partnership has not received and accepted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.

     4.7. Escrow. Until subscriptions for the Minimum Offering are received and accepted by the General Partner, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds and invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date without any dissipation of the subscription proceeds invested, all in the discretion of such escrow agent or agents appointed by the General Partner. All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection. If subscriptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date shall be returned to the subscribers, together with any interest earned thereon after deducting escrow expenses (except for Maine, Minnesota, Missouri, Ohio and Pennsylvania residents). Notwithstanding the above, subscriptions from residents of New York and Pennsylvania may not be released from escrow to the Partnership until the receipt and acceptance by the General Partner of subscriptions from all sources for not less than 2,500 Units.

     4.8. Public Offering. Except as otherwise provided in this Agreement, the General Partner shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and is hereby authorized and directed to do all things which it deems to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to, the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the General Partner shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Units, all on such basis and upon such terms as the General Partner shall determine.

     4.9. Return and Withdrawal of Capital.

     (a) No Partner, including a withdrawing Partner, shall have any right to withdraw or make a demand for withdrawal of any such Partner's Capital
Contribution (or the capital interest reflected in such Partner's Capital Account) until the full and complete winding up and liquidation of the business of the Partnership unless such withdrawal is provided for herein.

     4.10. Repurchase of Units. After two years following the termination of the Offering of Units, the Partnership shall have the right, in the sole discretion of the General Partner, to use funds held in the Repurchase Reserve to purchase Units upon written request of a Limited Partner. The establishment of a Repurchase Reserve is in the sole discretion of the General Partner, and if established, the Repurchase Reserve may be terminated and/or reestablished at any time in the sole discretion of the General Partner.

     (a) In no event shall the Repurchase Reserve exceed 5% of the Cash Flow in any given year.

     (b) A Limited Partner wishing to have his Units repurchased must mail or deliver a written request to the Partnership (executed by the trustee or authorized agent in the case of Retirement Plans) indicating his desire to have such Units repurchased. Such requests will be considered by the General Partner in the order in which they are received.

     (c) In the event that the General Partner decides to honor a request, it will notify the requesting Limited Partner in writing of such fact, of the purchase price for the repurchased Units and of the effective date of the repurchase transaction (which shall be not less than 60 nor more than 75 calendar days following the receipt of the written request by the Partnership) and will forward to such Limited Partner the documents necessary to effect such repurchase transaction.

     (d) Fully executed documents to effect the repurchase transaction must be returned to the Partnership at least 30 days prior to the effective date of the repurchase transaction.

     (e) The purchase price for the repurchased Units shall be established by the Partnership no more often than on a quarterly basis.

     (f) The purchase price for each repurchased Unit will be equal to the product obtained by the following formula: (i) $1,000.00, plus an amount equal to 2% per annum uncompounded on the Unreturned Invested Capital with respect to such Unit, minus (ii) cumulative distributions from all sources actually made with respect to such Unit. Notwithstanding the foregoing, the purchase price for each Unit shall not be less than zero.

     (g) Only amounts then held in the Repurchase Reserve may be used to repurchase Units.

     (h) Upon receipt of the required documentation, the Partnership will, on the effective date of the repurchase transaction, repurchase the Units of the requesting Limited Partner, provided that, if sufficient amounts are not then available in the Repurchase Reserve to repurchase all of such Units, only a portion of such Units will be repurchased; and provided further, that the Partnership may not repurchase any Units of such Limited Partner if, as a result thereof, such Limited Partner would own less than the minimum investment. Units repurchased by the Partnership pursuant to this Section 4.10 shall be promptly canceled.

     (i) In the event that insufficient funds are available in the Repurchase Reserve to repurchase the Units of a requesting Limited Partner, such Limited Partner will be deemed to have priority for subsequent Partnership repurchases over Limited Partners who subsequently request repurchases.

     (j) Repurchases of Units out of the Repurchase Reserve shall be subject to the restrictions set forth in Section 9.4(g) hereof.

     (k) In addition to the restrictions set forth in Section 9.4(g) hereof, (i) repurchases out of the Repurchase Reserve may not exceed in the aggregate more than 2% of the total interests in Partnership capital or profits during any taxable year of the Partnership and (ii) not more than 2% of the outstanding

Units may be purchased in any taxable year of the Partnership; unless the General Partner in its sole discretion determines such repurchase or transfer will be deemed a transfer described in Regulations Section 1.7704-1(e), (f) or
(g); and provided in each case that the Partnership has sufficient cash to make the purchase and that the purchase will not be in violation of any other applicable legal requirements."

     (l) Except as expressly provided in this Agreement, Units owned by the General Partner or its Affiliates shall not be repurchased by the Partnership.

     4.11. No Interest on Capital Contributions. No interest shall be paid by the Partnership to any Partner on any Capital Contribution. The distributions to which a Partner is entitled pursuant to this Agreement shall not be construed as interest and shall not be restricted by the previous sentence. Except as provided in this Agreement, no Partner will have the right to demand or receive the return of all or any part of his capital or to receive property other than cash from the Partnership.

     4.12. Liability Limited to Capital Contributed. The liability of Limited Partners shall be limited to the amount of Capital Contributions which Limited Partners are required to make in accordance with the provisions of Section 4.3 of this Agreement. Limited Partners shall not have any further personal liability to contribute money to the Partnership with respect to the liabilities or obligations of the Partnership, nor shall the Limited Partners be personally liable for any obligations of the Partnership. However, if any distribution or distributions constituting a return of capital shall have been made to a Limited Partner, then such Limited Partner may, to the extent provided by the Act, be obligated to repay all or part of any such distributions. Any repayment of distributions shall be made to the Partnership within 30 days after the General Partner shall have delivered to such Limited Partner written Notice asserting such repayment, together with a statement of the amount chargeable to such Limited Partner to be repaid and an explanation of the reasons for such repayment.


     4.13. Ownership by Limited Partner of Interest in Affiliates of General Partner. No Limited Partner (other than a General Partner, in the event that it is also a Limited Partner) shall at any time, either directly or indirectly, own any stock or other interest in any Affiliate of any General Partner if such ownership, by itself or in conjunction with the stock or other interest owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners and prospective Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section 4.13.

     4.14. Distribution Reinvestment Plan.

     (a) A Limited Partner who acquired his Units in the Offering may elect to participate in a program for the reinvestment of his distributions (the "Distribution Reinvestment Plan") and have his distributions of Net Cash From Operations reinvested in Units of the Partnership during the Offering Period. A Limited Partner who acquired his Units by transfer from a former Limited Partner is not eligible to have his distributions of Net Cash From Operations reinvested in Units of the Partnership. Limited Partners participating in the Distribution Reinvestment Plan may purchase fractional Units and shall not be subject to minimum investment requirements, although the General Partner may, at its option, impose certain minimum investment requirements or restrictions with respect to purchases of Units pursuant to the Distribution Reinvestment Plan. Each Limited Partner electing to have such distributions of Net Cash From Operations reinvested will receive, with each confirmation of distributions, a notice advising such Limited Partner that he is entitled to change his election with respect to subsequent distributions by return of a notice to the Partnership by a date to be specified by the General Partner.

     (b) If a Limited Partner withdraws from participation in the Distribution Reinvestment Plan, such withdrawal shall be effective only with respect to distributions made more than 30 days following receipt by the General Partner of written notice of such withdrawal. In the event a Limited Partner transfers his Units, such transfer shall terminate the Limited Partner's participation in the plan as of the first day of the quarter in which such transfer is effective.

     (c) Each Limited Partner electing to participate in the Distribution Reinvestment Plan hereby agrees that if, at any time, he fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the Prospectus, his Subscription Agreement or herein, he will promptly notify the General Partner in writing.

     (d) The General Partner may, at its option, elect not to provide the Distribution Reinvestment Plan or terminate any such plan at any time without notice to the Limited Partners.

                                   ARTICLE V

               DUTIES AND POWERS OF PARTNERS, PARTNERSHIP EXPENSES

     5.1. General Partner. The General Partner is AmREIT Fidelity Corporation, a Texas corporation, whose address is 8 Greenway Plaza, Suite 824, Houston, Texas 77046. The General Partner shall conduct the business of the Partnership, devoting such time thereto as it, in its sole discretion, shall determine to be necessary to manage Partnership business and affairs in an efficient manner.

     5.2. Powers of the General Partner. The General Partner shall have full charge of overall management, conduct and operation of the Partnership, and shall have the authority to act on behalf of the Partnership in all matters respecting the Partnership, its business and its property, and, without limiting in any manner the foregoing, authority:

     (a) To do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper or desirable to carry out the Partnership's business, including, but not limited to, the right, power and authority: (i) to execute all agreements and other documents necessary to implement the purposes of the Partnership, to take such action as may be necessary to consummate the transactions contemplated hereby and by the Prospectus, and to make all reasonably necessary arrangements to carry out the Partnership's obligations in connection therewith; (ii) to employ, oversee and dismiss from employment any and all employees, agents, independent contractors, real estate managers, contractors, engineers, architects, developers, designers, brokers, attorneys and accountants; (iii) to sell, exchange or grant an option for the sale of all or substantially all (subject to the requirement to obtain the Consent of a

Majority in Interest of the Limited Partners pursuant to Section 3.1 hereof with respect to a sale of all or substantially all of the real properties acquired by the Partnership) or any portion of the real and personal property of the Partnership, at such price or amount, for cash, securities or other property and upon such other terms as the General Partner, in its sole discretion, deems proper; (iv) to let or lease all or any portion of the Partnership Properties for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of the termination of the Partnership and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others; (v) to create, by grant or otherwise, easements and servitudes; (vi) to borrow money and incur indebtedness; provided, however, the Partnership shall not be permitted to incur any indebtedness except as authorized in Section 5.3(d) hereof; (vii) to draw, make, accept, endorse, sign and deliver any notes, drafts or other negotiable instruments or commercial paper; (viii) to execute such agreements and instruments as may be necessary, in their discretion, to operate, manage and promote the Partnership assets and business; (ix) to construct, alter, improve, repair, raze, replace or rebuild all or any portion of the Partnership Properties; (x) to submit to arbitration any claim, liability or dispute involving the Partnership (provided that such claims will be limited to actions against the Partnership not involving securities claims by the Limited
Partners);  (xi) to compromise  any claim or liability  due to the  Partnership;
(xii) to execute, acknowledge or verify and file any notification, application, statement and other filing which the General Partner considers either required or desirable to be filed with any state or federal securities administrator or commission; (xiii) to make any tax elections to be made by the Partnership;
(xiv) to place record title to any of its assets in the name of a nominee, agent or a trustee; (xv) to do any or all of the foregoing, discretionary or otherwise, through agents selected by the General Partner, whether compensated or uncompensated by the Partnership; (xvi) to execute and file of record all instruments and documents which are deemed by the General Partner to be necessary to enable the Partnership properly and legally to do business in the State of Texas or any other jurisdiction deemed advisable; (xvii) to monitor the transfer of Partnership interests to determine if such interests are being traded on "an established securities market or a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code, and take (and cause Affiliates to take) all steps reasonably necessary or appropriate to prevent any such trading of interests, including without limitation, voiding transfers if the General Partner reasonably believes such transfers will cause the Partnership to be treated as a "publicly traded partnership" under the Code or Treasury Regulations thereunder; (xviii) at the appropriate time, to register the Units with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934; and (xix) to do any or all of the foregoing for such consideration and upon such other terms or conditions as the General Partner, in its discretion, determines to be appropriate

     (b) Notwithstanding anything contained herein to the contrary, subject to the provisions contained in Section 3.1 hereof, to amend this Agreement without the Consent or vote of any of the Limited Partners: (i) to reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners; (ii) to add to the representations, duties or obligations of the General Partner or its Affiliates or surrender any right or power granted herein to the General Partner or its Affiliates for the benefit of the Limited Partners; (iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this

Agreement; (iv) to delete or add any provision from or to this Agreement requested to be so deleted or added by the staff of the Securities and Exchange Commission or by the staff of any state regulatory agency, the deletion or addition of which provision is deemed by the staff of any such regulatory agency to be for the general benefit or protection of the Limited Partners; and (v) to attempt to have the provisions of this Agreement comply with federal income tax law and regulations thereunder.

     (c) To possess and exercise, as may be required, all of the rights and powers of general partners as more particularly provided by the Act, except to the extent that any of such rights may be limited or restricted by the express provisions of this Agreement.

     (d) To execute, acknowledge and deliver any and all instruments and take such other steps as are necessary to effectuate the foregoing. Any such instruments may be executed on behalf of the Partnership by the General Partner.

     5.3. Limitations on Powers of the General Partner. The General Partner shall observe the following policies in connection with Partnership operations:

     (a) Pending initial investment of its funds, or to provide a source from which to meet contingencies, including, without limitation, the working capital reserve and Repurchase Reserve, the Partnership may temporarily invest its funds in short-term, highly liquid investments where there is appropriate safety of principal, such as government obligations, bank or savings and loan association certificates of deposit, short-term debt obligations and interest- bearing accounts; provided that, following one year after the commencement of the operations of the Partnership, no more than 45% of the value (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended) of the Partnership's total assets (exclusive of government securities and cash items) will consist of, and no more than 45% of the Partnership's net income after taxes (for any four consecutive fiscal quarters combined) will be derived from, securities other than (i) government securities; (ii) securities issued by majority owned subsidiaries of the Partnership which are not investment companies; and (iii) securities issued by companies, which are controlled primarily by the Partnership, through which the Partnership engages in a business other than that of investing, reinvesting, owning, holding or trading in securities, and which are not investment companies.

     (b) All real property acquisitions must be supported by an appraisal or a valuation prepared at the direction of the General Partner, utilizing the same methodologies and assumptions as are common and consistent in the industry.

     (c) The General Partner shall not have the authority to incur indebtedness which is secured by the Partnership Properties or assets, except as specifically authorized pursuant to Section 5.3(e) below.

     (d) The General Partner shall have the authority to borrow funds (i) for Partnership operating purposes in the event of unforeseen or unexpected circumstances in which the Partnership's available cash resources are deemed insufficient for the maintenance and repair of Partnership Properties or for the protection or replacement of the Partnership's assets, (ii) in order to finance the acquisition of any Partnership Property, and (iii) in order to finance improvement of and improvements to Partnership Properties at such time as the General Partner may deem such improvements to be necessary or appropriate to protect capital previously invested in such Partnership Properties, to protect the value of the Partnership's investment in a particular Partnership Property, or to make a particular Partnership Property more attractive for sale or lease; provided, however, that the aggregate amount of Partnership borrowings shall at no time exceed 75% of the total market value of all Partnership Properties. The Partnership may borrow such funds from the General Partner, its Affiliates or others, provided that if any such borrowing is from the General Partner or its Affiliates, (i) such borrowing may not constitute a "financing" as that term is defined under the NASAA Guidelines (i.e., all indebtedness encumbering Partnership Properties or incurred by the Partnership, "the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50 percent of the principal amount of which is scheduled to be paid during the first 24 months"); (ii) interest and other financing charges or fees charged on any such borrowing may not exceed amounts which would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as the Partnership's principal place of business; and (iii) no prepayment charge or penalty shall be required with respect to any such borrowing.

     (e) The General Partner shall exercise its fiduciary duty for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.

     (f) The Partnership may, in the sole discretion of the General Partner, maintain reasonable reserves for normal repairs, replacements and contingencies or for specified or unspecified tenant improvements or leasing commissions relating to Partnership Properties, in such amounts as the General Partner in its sole and absolute discretion determines from time to time to be adequate, appropriate or advisable in connection with the operations of the Partnership. In the event expenditures are made from any such reserves, future operating revenues may be allocated to such reserve to the extent deemed necessary by the General Partner for the maintenance of reasonable reserves. In addition, two years after the termination of the Offering, the Partnership may at the sole discretion of the General Partner maintain a Repurchase Reserve of up to 5% of Cash Flow in any year. Such funds may be used to repurchase Units as described in Section 4.10 hereof.

     (g) The Partnership shall not own or lease property jointly or in partnership with unrelated entities except in limited partnerships or joint ventures which own and operate one or more particular properties, unless (i) such unrelated entity has substantially identical investment objectives as those of the Partnership; (ii) the management of such partnership or joint ownership is under the control of the Partnership in that the Partnership or an Affiliate of the Partnership possesses the power to direct or to cause the direction of the management and policies of any such partnership or joint venture; (iii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iv) the joint ownership or partnership does not authorize or require the Partnership to do anything as a partner or joint venturer with respect to the property which the Partnership or the General Partner could not do directly because of this Agreement; and (v) the General Partner and its Affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under this Agreement.

     (h) The completion of improvements which are to be constructed or are under construction on Partnership Property shall be guaranteed at the price contracted either by an adequate completion bond or by other satisfactory assurances; provided, however, that such other satisfactory assurances shall include at least one of the following: (i) a written personal guarantee of one or more of the general contractor's principals accompanied by the financial statements of such guarantor indicating a substantial net worth; (ii) a written fixed price contract with a general contractor that has a substantial net worth; (iii) a retention of a reasonable portion of the Purchase Price as a potential offset to such Purchase Price in the event the seller does not perform in accordance with the purchase and sale agreement; or (iv) a program of disbursements control which provides for direct payments to subcontractors and suppliers.

     (i) The Partnership shall make no construction loans to builders of Partnership Properties and shall make no periodic progress or other advance payments to such builders unless the Partnership has first received an architect's certification as to the percentage of the project which has been completed and as to the dollar amount of the construction then completed.

     (j) The Partnership shall not acquire property in exchange for Units.

     (k) The Partnership shall not obtain nonrecourse financing from a Limited Partner or any party affiliated with a Limited Partner.

     (l) The Partnership shall not purchase a Partnership Property if (i) the acquisition price of such Partnership Property is not a fixed amount determined as of the date of acquisition; or (ii) any amount payable in connection with such acquisition or the time for making payments thereunder is dependent, in whole or in part, upon revenues, income or profits derived from the Partnership Property.

     (m) The Partnership's business purposes and objectives, as set forth in Sections 1.2 and 1.3, shall not be changed unless Consented to by a Majority in Interest.

     (n) The Partnership shall not invest in junior trust deeds and other similar obligations.

     (o) The General Partner shall not have the authority on behalf of the Partnership to: (i) list, recognize or facilitate the trading of Units (or any interest therein) on any "established securities market (or the equivalent thereof)" within the meaning of Section 7704 of the Code, or permit any of its Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a "publicly traded partnership;" or (ii) create for the Units (or any interest therein) a "secondary market (or the equivalent thereof)" within the meaning of Section 7704 of the Code or otherwise permit, recognize or facilitate the trading of any such Units (or any interest therein) on any such market or permit any of its Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a "publicly traded partnership."

     (p) The funds of the Partnership shall not be commingled with the funds of any other Person, except in the case of making capital contributions to a joint venture or partnership permitted pursuant to the provisions of Section 5.3(g) above.

     (q) The General Partner hereby agrees that it shall not initiate a transaction wherein the Partnership is merged or consolidated with another partnership or corporation, and the General Partner shall not be authorized to merge or consolidate the Partnership with any other partnership or corporation or to convert the Partnership to a real estate investment trust unless first obtaining the Consent of a Majority in Interest of the Limited Partners to any such transaction. In addition, the General Partner shall not be authorized to enter into or effect any Roll-Up unless such Roll-Up complies with the following terms and conditions:

          (i) An appraisal of all assets of the Partnership shall be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering. The assets of the Partnership shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information and shall indicate the current value of the Partnership's assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Partnership's assets over a 12 month period, shall consider other balance sheet items, and shall be net of the assumed cost of sale. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with the proposed Roll-Up.

          (ii) In connection with the proposed Roll-Up, the person sponsoring the Roll-Up shall provide each Limited Partner with a document which instructs the Limited Partner on the proper procedure for voting against or dissenting from the Roll-Up and shall offer to Dissenting Limited Partners the choice of: (A) accepting the securities of the Roll-Up Entity offered in the proposed Roll- Up which have substantially the same terms and conditions as the security originally held, provided that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly through acquisition or otherwise involves future contributions or reorganizations involving the Roll-Up Entity; or (B) one of the following: (I) remaining as Limited Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously, or (II) receiving cash in an amount equal to the Limited Partners' pro rata share of the appraised value of the net assets of the Partnership.

          (iii) Securities of the Roll-Up Entity received in the Roll-Up will be considered to have the same terms and conditions as the security originally held if: (A) there is no material adverse change to Dissenting Limited Partners' rights, including but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation and liquidation policies of the Roll-Up Entity; and (B) the Dissenting Limited Partners receive the same preferences, privileges and priorities as they had pursuant to the security originally held.

          (iv) The Partnership may not participate in any proposed Roll-Up in which the General Partner converts an equity interest in the Partnership for which consideration was not paid and which was not otherwise provided for in this Agreement and disclosed to the Limited Partners, into a voting interest in the Roll-Up Entity.

          (v) The Partnership may not participate in any proposed Roll-Up in which the General Partner does not utilize an independent third party to receive and tabulate all votes and dissents, and require that the third party make the tabulation available to the General Partner and any Limited Partner upon request at any time during and after voting occurs.

          (vi) The Partnership may not participate in any proposed Roll-Up which would result in the Limited Partners having (A) voting rights which do not generally follow the voting rights of the Limited Partners pursuant to this Agreement or (B) democracy rights in the Roll-Up Entity which are less than those provided for under Sections VII.A. and VII.B. of the NASAA Guidelines. If the Roll-Up Entity is a corporation, the voting rights shall correspond to the voting rights provided for in the NASAA Guidelines to the greatest extent possible.

          (vii) The Partnership may not participate in any proposed Roll-Up which includes provisions which would otherwise materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership may not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of his securities in the Roll-Up Entity on the basis of the limited partnership interests or other indicia of ownership held by that Limited Partner.

          (viii) The Partnership may not participate in any proposed Roll-Up in which the Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under Section VII.D. of the NASAA Guidelines.

          (ix) The Partnership may not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the proposed Roll-Up is not approved by a Majority in Interest.

          (x) The Partnership may not participate in any proposed Roll-Up in which the rights of Limited Partners are not protected as to fees of the General Partner. The rights of Limited Partners shall be presumed not to be protected as to fees of the General Partner if: (A) the General Partner is not prevented from receiving both unearned management fees discounted to a present value, if those fees were not previously provided for in this Agreement and disclosed to Limited Partners, and new asset-based fees; (B) property management fees and other management fees are not appropriate, not reasonable and greater than what would be paid to third parties for performing similar services; or (C) changes in fees which are substantial and adverse to Limited Partners are not approved by an independent committee according to the facts and circumstances of each transaction. For purposes of this provision, "management fee" means a fee paid to the General Partner, its Affiliates, or other persons for management and administration of the limited partnership Roll-Up Entity.

          (xi) The Person proposing a Roll-Up shall pay all solicitation expenses related to the transaction, including all preparatory work related thereto, in the event the Roll-Up is not approved. For purposes of this provision, "solicitation expenses" include direct marketing expenses such as telephone calls, broker-dealer fact sheets, legal and other fees related to the solicitation, as well as direct solicitation compensation to brokers and dealers.

          (xii) The Partnership may not participate in any proposed Roll-Up in which a broker or dealer receives compensation for soliciting votes or tenders from Limited Partners in connection with the Roll-Up unless that compensation: (A) is payable and equal in amount regardless of whether the Limited Partner votes affirmatively or negatively in the proposed Roll-Up;
     (B) in the aggregate, does not exceed 2% of the exchange value of the newly created securities; and (C) is paid regardless of whether the Limited Partners reject the proposed Roll- Up.

     (r) Notwithstanding any other provision in this Agreement to the contrary, the General Partner shall not, without the express vote or prior written consent of each Limited Partner affected by such action, do any of the following:

          (i) perform any act in contravention of this Agreement which would make it impossible to carry on the business of the Partnership;

          (ii) perform any act which would subject the Limited Partners to liability as general partners in any jurisdiction; or

          (iii) amend this Agreement to (A) convert the interest of a Limited Partner into that of a general partner; (B) adversely affect the limited liability of a Limited Partner; (C) alter the interests of the Partners in distributions; or (D) adversely affect the status of the Partnership as a partnership for federal income tax purposes.

     5.4. Liability. The General Partner, its Affiliates, employees and agents shall not be liable, responsible or accountable in damages or otherwise to any Partner for any act or omission performed or omitted by the General Partner or its duly authorized Affiliates, employees or agents in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of the authority granted by this Agreement and in the best interests of the Partnership, except for gross negligence, willful misconduct or any breach of fiduciary duty of the General Partner with respect to such actions or omissions.

     5.5. Outside Activities of the General Partner. The General Partner and its Affiliates, during the term of this Partnership, may engage in and possess an interest for their own account in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage, investment in and development of real estate; and neither the Partnership nor any Partner, by virtue of this Agreement shall have any right in and to said independent ventures or any income or profits derived therefrom. With respect to activities permitted by the preceding sentence, the General Partner and its Affiliates may engage in such ownership, businesses and activities in direct competition with the Partnership without having or incurring any obligation to offer any such interest in such properties, business or activities to the

Partnership or the Limited Partners, and no other provision of this Agreement shall be deemed to prohibit the General Partner or its Affiliates from conducting such businesses and activities. The General Partner shall not be required under this Agreement to devote its financial capabilities or means, personnel and other resources exclusively for the benefit or exclusively on behalf of the Partnership or on activities in which the Partnership is participating or will participate, but rather shall only be required to devote so much of such resources as may be necessary to promote in good faith the business of the Partnership and to exercise their responsibilities in a fiduciary manner. Neither the General Partner nor any Affiliate of the General Partner shall have any obligation to allow the Partnership or the Limited Partners to invest in any property of the General Partner or any Affiliate of the General Partner.

     5.6. Indemnification and Liability of General Partner.

     (a) Neither the General Partner nor any of its Affiliates (hereinafter, an "Indemnified Party") shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as "Indemnitors") for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as "Liabilities" for the remainder of this Section) which may be imposed on, incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of any action or inaction on the part of the Partnership or on the part of such Indemnified Party in connection with services to or on behalf of the Partnership (and with respect to an Indemnified Party which is an Affiliate of the General Partner for an act which the General Partner would be entitled to indemnification if such act were performed by it) which such Indemnified Party in good faith determined was in the best interest of the Partnership. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor any Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities which resulted from such Indemnified Party's (i) own fraud, gross negligence, willful misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of this Agreement, materially harmful to the Partnership, regardless of whether or not any such act was first determined by the Indemnified Party, in good faith, to be in the best interest of the Partnership. If any action, suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of Section 5.6(b) below), separate counsel of such Indemnified Party's choice in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

     (b) Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the

Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under
Section 5.6(a) above. If advances are permissible under this Section 5.6(b), the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Section 5.6(a) above. The Partnership shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received. In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within 60 days of such final determination.

     (c) Notwithstanding anything to the contrary contained in Section 5.6(a) above, neither the General Partner nor any of its Affiliates nor any Person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking court approval for indemnification, the General Partner shall undertake to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission, the California Commissioner of the Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Nebraska Bureau of Securities, the Oklahoma Department of Securities, the Pennsylvania Securities Commission, the Tennessee Securities Division and the Texas State Securities Board and any applicable state securities commission, division or board with respect to indemnification for securities violations.

     (d) The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

     (e) For purposes of this Section 5.6, an Affiliate of the General Partner shall be indemnified by the Partnership only in circumstances where the Affiliate has performed an act on behalf of the Partnership or the General Partner within the scope of the authority of the General Partner and for which the General Partner would have been entitled to indemnification had such act been performed by it.

     5.7. Partnership Expenses. All of the Partnership's expenses will be paid by the Partnership. Reimbursements to the General Partner or any Affiliate shall not exceed such Person's actual cost for the service, goods or materials used for or by the Partnership.

     5.8. Compensation. Compensatory arrangements between the Partnership and the General Partner and its Affiliates shall be subject to the following.

     (a) Asset Management Fees. The General Partner or its Affiliates may provide asset management services in exchange for fees equal to 1% of aggregate Capital Contributions.

     (b) Development Fees. The General Partner or its Affiliates may provide customary development services for Partnership Properties in exchange for development fees equal to up to 6% of the total costs of Partnership Properties developed by the Partnership.

     (c) Property Leasing Commissions. The General Partner or its Affiliates may provide leasing services in connection with Partnership Properties in exchange for commissions equal to between 2% and 6% of base rent.

     (d) Property Management Fees. The General Partner or its Affiliates may provide property management services in connection with the Partnership Properties in exchange for fees equal to 4% of gross rents on multi-tenant property.

     (e) Brokerage Commissions. The General Partner or its Affiliates may provide real estate brokerage services in connection with Partnership Properties in exchange for commissions equal to between 3% and 6% of the sales price.

     (f) Debt Placement Fees. The General Partner or its Affiliates may provide debt placement services in connection with the Partnership Properties in exchange for fees equal to 1.5% of the amounts financed.

     (g) Other Services. The General Partner or its Affiliates may provide any other necessary and appropriate services to the Partnership under terms and conditions (including, without limitation, compensation and fee arrangements) which are not less favorable to the Partnership than those available for comparable services from unrelated parties.

     (h) Financing. The General Partner or an Affiliate may, but is not obligated to, provide Partnership Properties or investment financing to the Partnership at rates not in excess of then prevailing market rates available from unrelated institutional lenders.

     (i) Reimbursements. The General Partner and/or its Affiliates shall be reimbursed by the Partnership for their costs in performing acquisition, development, management and administrative functions for the Partnership.

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

                                   ARTICLE VI

                                  DISTRIBUTIONS

     6.1. Share of Distributions.

     (a) Partnership distributions for years 2002 through 2008 shall be made to the Partners as follows:

          (i) First, distributions will be made 1% to the General Partner and 99% to the Limited Partners until such time as the Limited Partners have received cumulative distributions from all sources equal to an amount equal to the Applicable Percentage per annum uncompounded on their Unreturned Invested Capital;

          (ii) Second, distributions will be made 1% to the General Partner and 99% to the Limited Partners until such time as the Limited Partners have received cumulative distributions from all sources equal to 100% of their Unreturned Invested Capital; and

          (iii) Thereafter, distributions will be made in the manner and order provided in Section 6.1(b) below.

     (b) Partnership distributions for years after 2008 shall be made to the Partners as follows:

          (i) First, distributions will be made 1% to the General Partner and 99% to the Limited Partners until such time as the Limited Partners have received cumulative distributions from all sources equal to 100% of their Unreturned Invested Capital plus an amount equal to 8% per annum uncompounded on their Adjusted Capital;

          (ii) Second, distributions will be made 90% to the Limited Partners and 10% to the General Partner until such time as the Limited Partners have received cumulative distributions (from all sources in excess of cumulative distributions to date which constitute a return of Invested Capital) in an amount equal to 12% per annum uncompounded on their Adjusted Capital (i.e. an additional 4% per annum on Adjusted Capital);

          (iii) Third, distributions will be made 80% to the Limited Partners and 20% to the General Partner until such time as the Limited Partners have received cumulative distributions (from all sources in excess of cumulative distributions to date which constitute a return of Invested Capital) in an amount equal to 15% per annum uncompounded on their Adjusted Capital (i.e. an additional 3% per annum on Adjusted Capital);

          (iv) Fourth, distributions will be made 100% to the General Partner until such time as the General Partner has received cumulative distributions from all sources (other than with respect to its Units) in excess of cumulative distributions to date which constitute a return of capital ("GP Excess Distributions") equal to 40% of all LP Excess Distributions made to Limited Partners pursuant to the preceding provisions of this Section 6.1; and

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

          (v) Thereafter, distributions will be made 40% to the General Partner and 60% to the Limited Partners, pro rata among them in proportion to the number of Units held by each Limited Partner as compared to the aggregate Units held by all Limited Partners.

     (c) In making distributions pursuant to the foregoing, no distinction shall be made by reason of the source of such funds.

     (d) Notwithstanding the foregoing, in no event will the General Partner be allocated or receive distributions in excess of the NASAA Guidelines Resale Proceeds Maximum Amount, as defined herein. It is the intent of the foregoing sentence that the General Partner receive no more of the net proceeds from the sale or financing of Partnership Properties than is allowed pursuant to Article IV, Section E.2.b. of the NASAA Guidelines, and in the event the allocations pursuant to this Article VI would otherwise result in the General Partner receiving any such excess distributions, such excess distributions otherwise distributable to the General Partner will instead be reallocated in favor of and distributed to the Limited Partners on a per Unit basis. As used herein, the term "NASAA Guidelines Resale Proceeds Maximum Amount" means an amount equal to 15% of aggregate Nonliquidating Net Sale Proceeds and Liquidating Distributions remaining after payments to all Limited Partners from such proceeds of amounts equal to 100% of their Net Capital Contributions plus amounts equal to a 6% per annum return on their Net Capital Contributions, calculated on a cumulative (noncompounded) basis.

     6.2. Liquidation or Dissolution.

     (a) In the event the Partnership is liquidated or dissolved, the assets of the Partnership shall be distributed to the Partners in accordance with Section 8.5(d), but only after the payment of Partnership debts and the establishment of reasonable reserves for anticipated contingencies, if any.

     (b) No Partner with a negative balance in such Partner's Capital Account Balance at any time including following the distribution of liquidation proceeds shall be required to restore such balance to the Partnership.

     (c) Any Limited Partner who has a separate written obligation approved by the General Partner to make additional Capital Contributions to the Partnership which has not been paid at the date of liquidation shall pay such amount to the Partnership within ninety (90) days of the liquidation of the Partnership, or such obligation may be set off against any distributions to be made to such Limited Partner.

     6.3.  Amount  and Time of  Distributions.  Distributions  pursuant  to this
Article VI will be made at such times and in such amounts as the General Partner may, in its sole discretion, determine. The General Partner shall endeavor to make distributions pursuant to Section 6.1(a) on the 15th day of each month and shall further endeavor to distribute each Partnership Fiscal Year to each Limited Partner an amount at least equal to the Applicable Percentage per annum uncompounded on such Limited Partner's Unreturned Invested Capital. The Partnership may be restricted from making distributions under the terms of notes, mortgages or other debt obligations which it may obtain from lenders in connection with Partnership loans. Distributions may also be restricted or suspended whenever the General Partner, in its sole discretion, determines that such action is in the best interests of the Partnership. All distributions are subject to the payment of Partnership expenses, including maintenance of reasonable operating reserves. Notwithstanding anything herein to the contrary, in each fiscal year of the Partnership, the General Partner may, in its sole discretion, distribute to the Partners such amounts as the General Partner, in its sole discretion, determines are necessary to enable the Partners to pay the Federal income taxes on their distributive shares of the Partnership's taxable income (including separately stated items). The General Partner shall not incur any liability as a result of its determination to distribute Net Cash From Operations, even though such distribution may result in the Partnership's retaining insufficient funds for the operation of its business, provided its determination was made in good faith and not as a result of its gross negligence or willful misconduct.

                                  ARTICLE VII

                               PROFITS AND LOSSES

     7.1. Capital Account. A separate capital account shall be maintained for each Partner (a "Capital Account"). Each Partner's Capital Account shall be increased by (1) the amount of money contributed by it to the Partnership, (2) the fair market value of any property contributed by it to the Partnership (net of any liabilities securing such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code), and (3) allocations to it of income or gain (or items thereof), including income and gain exempt from tax, and income and gain described in paragraph (b)(2)(iv)(g) of Treasury Regulations (the "Regulations") Section 1.704-1, but excluding income and gain described in Regulations Section 1.704-1(b)(4)(i); and shall be decreased by (4) the amount of money distributed to it by the Partnership, (5) the fair market value of property distributed to it by the Partnership (net of liabilities securing such distributed property that such Partner is considered to assume or take subject to under Section 752 of the Code), (6) allocations to it of expenditures of the Partnership of the type described in Section 705(a)(2)(B) of the Code, and (7) allocations of deduction and loss, including items of loss and deduction described in Regulations Section 1.704-1(b)(2)(iv)(g), but excluding items described in (6) above and loss or deduction described in Regulations Sections 1.704-1(b)(4)(i) or 1.704-1(b)(4)(iii). For purposes of this Agreement, a Partner who has more than one interest in the Partnership shall have a single Capital Account that reflects all such interests, regardless of the class of interests owned by such Partner, and regardless of the time or manner in which such interests were acquired. All items of income exempt from federal income tax, and expenditures not deductible in computing federal income tax shall be allocated among the Partners in accordance with their allocable share of income, gain, deduction or losses (as the case may be). If the book values of Partnership assets are adjusted, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership recognized gain or loss equal to the amount of such aggregate net adjustment. Subject to Section 8.5, if any assets of the Partnership are to be distributed in kind, such assets shall be distributed on the basis of their fair market value as determined by an Independent Expert after the Partners' Capital Accounts have been adjusted to reflect the manner in which any unrealized gain and loss with respect to such assets (that have not been reflected in their Capital Accounts previously) would be allocated among the Partners if there were a taxable disposition of the property for its fair market value. It is the intent of the Partnership that the

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
Capital Accounts of all Partners be determined and maintained in accordance with the principles of Regulations Section 1.704-1 at all times throughout the full term of the Partnership, and this Section 7.1 shall be so interpreted and applied.

     7.2. Deficit Capital Account Balances. The Limited Partners shall not be required to reimburse the Partnership or any other Partner for deficiencies in their Capital Accounts. In addition, except as may be required under state law, the General Partner shall not be required to reimburse the Partnership or the Limited Partners for deficiencies in its Capital Account.

     7.3. Allocations.

     (a) Allocations Of Net Income And Net Loss. After giving effect to the special allocations set forth in Sections 7.3(b), (c), (d), (e), (f), (g), (h),
(i), and (j), Net Profit and Net Loss will be allocated 99% to the Limited Partners and 1% to the General Partner.

     (b) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 7.3 if there is a net decrease in Partnership Minimum Gain during any taxable year or other period for which allocations are made, prior to any other allocation under this Agreement, each Partner will be specially allocated items of Partnership income and gain for that period (and, if necessary, subsequent periods) in proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain during such year determined in accordance with Regulations Section 1.704-2(g)(2). The items to be allocated will be determined in accordance with Regulations Section 1.704-2(g). This Section 7.3(b) is intended to comply with the partnership minimum gain chargeback requirements of the Regulations, will be interpreted consistently with the Regulations and will be subject to all exceptions provided therein.

     (c) Partner Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Section 7.3 (other than Section 7.3(b) which shall be applied first), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain with respect to a Partner Nonrecourse Debt during any taxable year or other period for which allocations are made, any Partner with a share of such Partner Nonrecourse Debt Minimum Gain (determined under Regulations Section 1.704-2(i)(5)) as of the beginning of the year will be specially allocated items of Partnership income and gain for that period (and, if necessary, subsequent periods) in an amount equal to such Partner's share of the net decrease in the Partner Nonrecourse Debt Minimum Gain during such year determined in accordance with Regulations Section 1.704-2(g)(2). The items to be so allocated will be determined in accordance with Regulations Section 1.704-2(g). This Section 7.3(c) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirements of the Regulations, will be interpreted consistently with the Regulations and will be subject to all exceptions provided therein.

     (d) Qualified Income Offset. A Partner who unexpectedly receives any adjustment, allocation or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) will be specially allocated items of Partnership income and gain in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Partner as quickly as possible.

     (e) Nonrecourse Deductions. Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated 1% to the General Partner and 99% to the Limited Partners.

     (f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which the Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

     (g) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset under Sections 734(b) or 743(b) of the Code is required to be taken into account in determining Capital Accounts under Regulations Section 1.704-1(b)(2)(iv)(m), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and the gain or loss will be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Regulations Section 1.704-1(b)(2)(iv)(m).

     (h) Interest in Partnership. Notwithstanding any other provision of this Agreement, no allocation of Net Profit, Net Loss or item of income, gain, loss or deduction will be made to a Partner if the allocation would not have "economic effect" under Regulations Section 1.704-1(b)(2)(ii) or otherwise would not be in accordance with the Partner's interest in the Partnership within the meaning of Regulations Section 1.704-1(b)(3) or 1.704-1(b)(4)(iv). The General Partner will have the authority to reallocate any item in accordance with this
Section 7.3(h). Notwithstanding the authority granted to make such allocations as may be appropriate to accomplish the purposes of this Section 7.3(h), no allocation under this Section 7.3(h) will affect or otherwise alter the amount of any distribution to which a Partner would otherwise be entitled pursuant to any provision of this Agreement.

          (i) Return Allocation. Subject to Section 7.11, (i) to the extent any amount is distributed pursuant to Sections 6.1(b)(ii), (iii), (iv) or (v), after giving effect to all preceding special allocations in Sections 7.3(b), (c), (d), (e), (f), (g), and (h), all or a portion of the remaining items of Partnership income or gain for the fiscal year, if any, will be specially allocated to the Partners in proportion to the cumulative distributions each Partner has received pursuant to Sections 6.1(b)(ii),
     (iii), (iv) or (v) from the formation of the Partnership to a date 75 days after the end of such fiscal year until the aggregate amounts of income or gain allocated to each such Partner pursuant to this Section 7.3(i) for the fiscal year in question and all prior years is equal to the cumulative amount of such distributions pursuant to Sections 6.1(b)(ii), (iii), (iv) or (v) received by such Partner, and (ii) to the extent any amount would be distributable pursuant to Section 8.5(d) upon the happening of an event specified in Section 8.2 which absent the occurrence of such event would otherwise be distributable pursuant to any of Sections 6.1(b)(ii), (iii),
     (iv) or (v), after giving effect to all preceding special allocations in Sections 7.3(b), (c), (d), (e), (f), (g), and (h), all or a portion of the remaining items of Partnership income or gain for the fiscal year, if any, will be specially allocated to the General Partner until the General Partner has been allocated income and gain in an amount up to the amount necessary to produce final Capital Account balances of the Partners that will permit liquidating distributions under Section 8.5(d) to be made in a manner identical to the order of priorities set forth in Section 6.1(b).

     (j) Curative Allocations. The allocations set forth in subsection (b), (c),
(d), (e), (f), (g), and (h), (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2. The Regulatory Allocations may effect results which would not be consistent with the manner in which the Partners intend to divide Partnership distributions. Accordingly, the General Partner is authorized to divide other allocations of Net Profits, Net Losses, and other items among the Partners so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions would be divided among the Partners under Section 8.5. In general, the reallocation will be accomplished by specially allocating other Net Profits, Net Losses and items of income, gain, loss and deduction, to the extent they exist, among the Partners so that the net amount of the Regulatory Allocations and the special allocations to each Partner is zero. The General Partner will have discretion to accomplish this result in any reasonable manner that is consistent with Code Section 704 and the related Regulations.

     7.4. Taxable Gain On Exchange. Any taxable gain incurred by the Partnership as a result of receiving taxable "boot" in an otherwise tax-deferred exchange of a Partnership property shall be allocated to the Partners receiving said funds and other consideration as said allocation is provided in Sections 704(a) and 704(b) of the Code, but only to the extent that the total gain so allocated does not exceed the amount of gain that would be allocated to the Partner had the property been sold outright for all cash by the Partnership for the net amount credited to the Partnership in the exchange. Any such excess shall be allocated to the remaining Partners in the same ratio that total gain would have been allocated had the property been sold outright for all cash by the Partnership for the net amount credited to the Partnership in the exchange.

     7.5. Depreciation Recapture. To the extent possible, if taxable gain to be allocated includes income resulting from the sale or disposition of Partnership property which is treated as ordinary income (or unrecaptured section 1250 gain under the Code) for income tax purposes, such gain so treated as ordinary income (or unrecaptured section 1250 gain) shall be allocated to and reported by each Partner in proportion to allocations received by that Partner of the items that gave rise to such ordinary income (or section 1250 gain) recapture, and the Partnership shall keep records of such allocations.

     7.6. Allocations in Respect to Transferred Units. If any Units are transferred during any fiscal year, all items attributable to such Units for such year shall be allocated between the transferor and the transferee by taking into account their varying interests during the year in accordance with Section 706(d) of the Code, utilizing any conventions permitted by law and selected by the General Partner, in its sole and absolute discretion. Solely for purposes of making such allocations, the Partnership shall recognize the transfer of such Units as of the end of the calendar quarter during which it receives written notice of such transfer, provided that if the Partnership does not receive a written notice stating the date such Units were transferred and such other information as may be required by this Agreement or as the General Partner may reasonably require within 30 days after the end of the year during which the transfer occurs, then all such items shall be allocated to the Person who, according to the books and records of the Partnership, on the last day of the year during which the transfer occurs, was the owner of the Units. The General Partner and the Partnership shall incur no liability for making allocations in accordance with the provisions of this Section 7.6, whether or not the General Partner or the Partnership has knowledge of any transfer of ownership of any Units.

     7.7. Allocations in Respect to Repurchased Units. If any Units are repurchased pursuant to Section 4.10 hereof during any fiscal year, all items attributable to such Units for such year shall be determined by the General Partner (a) pro rata with respect to the number of months such Units were outstanding during such year, (b) on the basis of an interim closing of the Partnership books, or (c) in accordance with any other method established by the General Partner in accordance with applicable provisions of the Code.

     7.8. Express Consent to Allocations.  The allocations  which are to be made pursuant to this Agreement, including allocations of distributions, are expressly consented to by each Partner and each Partner hereby agrees to file its tax returns consistent therewith.

     7.9. Adjustments to Gain and Loss. For purposes of computing gain or loss on the disposition of Partnership property, or for purposes of determining the cost recovery, depreciation or amortization deduction with respect to any asset, the Partnership shall use such property's book value, as determined in accordance with Regulations Section 1.704-1(b). Consequently, such property's book value shall be equal to its adjusted basis for federal income tax purposes, except as follows:

     (a) The initial book value of the property shall be the fair market value net of encumbrances on such property.

     (b) The book values of all Partnership properties may be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a capital contribution of $1,000.00; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property other than money; (iii) the termination of the Partnership for federal income tax purposes pursuant to
Section 708(b)(1)(B) of the Code; and (iv) the liquidation of any Partner's interest or portion thereof (other than a de minimis amount) in the Partnership.

     (c) If the book value of property has been determined pursuant to subsection 7.9(a) or 7.9(b), such book value shall thereafter be adjusted by depreciation or amortization, if any, taken into account with respect to such property for purposes of computing income, gain or loss.

     7.10. Tax Allocations: Code Section 704(c). In accordance with Section 704(c) of the Code and the Regulations, income, gain, loss and deductions with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take into account any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial book value (computed in accordance with Section 7.9). If the book value of any Partnership property is adjusted pursuant to Section 7.9, subsequent allocations of income, gain, loss and deductions with respect to such asset shall take into account any variation between the adjusted basis of such property for federal income tax purposes and its book value in the same manner as under Section 704(c) of the Code and the Regulations. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 7.10 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account Balance.

     7.11. Fractions Rule. The Partners intend that the foregoing allocation provisions of this Article VII shall be made in such a manner as to have "substantial economic effect" pursuant to Regulations Section 1.704-1(b), and enable each Limited Partner which is a qualified organization under Section 514 of the Code ("Qualified Organization") to meet the requirements of Section 514(c)(9)(E) of the Code. To the extent such foregoing allocation provisions do not have "substantial economic effect," or cause a Limited Partner which is a Qualified Organization to be unable to meet the requirements of Section 514(c)(9)(E) of the Code, such provisions shall be amended by the General Partner if and to the extent necessary to produce such result; provided, however, that no such adjustment that has a material adverse effect upon any Partner shall be made without the General Partner having received from counsel an opinion that such adjustments are necessary for a Limited Partner which is a Qualified Organization to comply with the requirements of Section 514(c)(9)(E) of the Code. This Section 7.11 shall control notwithstanding any other provision of this Agreement or the reallocation or adjustment of taxable income, taxable loss or items thereof by the IRS or any other taxing authority.


                                  ARTICLE VIII

                 TERMINATION AND DISSOLUTION OF THE PARTNERSHIP

     8.1. No Termination by Admission or Incapacity of Limited Partners. Neither the admission to the Partnership of any additional Limited Partner, nor the transfer of an Interest nor any Event of Dissolution with respect to any of the Limited Partners will affect the Partnership's existence in any manner whatsoever.

     8.2. Termination of the Partnership. The Partnership shall be dissolved upon the happening of any of the following events, whichever shall first occur:

     (a) an Event of Dissolution with respect to any General Partner, unless the Partnership is continued in accordance with the provisions of Section 8.4 of this Agreement;

     (b) the sale, exchange, condemnation or other disposition of all or substantially all of the assets of the Partnership, unless such sale, exchange or other disposition is financed by the Partnership in the form of an installment sale or by any other form of seller financing, or unless the Partnership takes advantage of the provisions of Sections 1031 or 1033 of the Code and acquiring replacement property thereunder;

     (c) by the General Partner at any time after the seventh anniversary of the prospectus;

     (d) upon the Consent of a Majority in Interest of the Limited Partners pursuant to Section 3.1;

     (e) upon the expiration of the term provided for in Section 1.5 of this Agreement; or

     (f) upon the election of the General Partner to terminate the Partnership, without the consent of any Limited Partner, in the event that either (i) the Partnership's assets constitute "plan assets," as such term is defined for purposes of ERISA, or (ii) any of the transactions contemplated by this Agreement constitute a "prohibited transaction" under ERISA or the Code and no exemption for such transaction is obtainable from the United States Department of Labor or the General Partner determines in its discretion not to seek such an exemption.

     8.3. Proxy to Liquidate. At any time commencing eight years after the commencement of the Offering , upon receipt by the General Partner of written requests from Limited Partners holding 10% or more of the outstanding Units (the "Proxy Request") directing that the General Partner formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated (the "Proxy to Liquidate"), the General Partner shall send a Proxy to Liquidate to each Limited Partner within 60 days of receipt of the Proxy Request, or as soon as reasonably practicable thereafter following the receipt of independent appraisals of Partnership Properties which the Partnership shall obtain as part of this proxy process, and the filing and review of such Proxy to Liquidate by the Securities and Exchange Commission. The General Partner shall not be required to send Proxies to Liquidate to Limited Partners more frequently than once during every two (2) year period. To insure that Limited Partners are adequately informed when casting their votes, the Proxy to Liquidate furnished to each Limited Partner shall include financial information setting forth per Unit pro forma tax and financial projections which assume that all Partnership Properties will be sold immediately at prices consistent with their appraised values, or such other information as the General Partner deems appropriate and informative, provided in all such cases that the furnishing of such information to Limited Partners shall not contravene applicable law or applicable rules and regulations of the Securities and Exchange Commission regarding the solicitation of proxies. The Proxy to Liquidate shall contain a 45 day voting deadline, and the actual voting results shall be tabulated by the Partnership's independent accountants who will receive the votes directly from the Limited Partners. The General Partner shall disclose the complete voting results for the Proxy to Liquidate in the Partnership's next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners for the period following the date on which voting was completed. If a Majority in Interest of the Limited Partners vote in favor of a liquidation of the Partnership, the assets of the Partnership shall be fully liquidated within 30 months from the close of the voting deadline applicable to the Proxy to Liquidate.

     8.4. Continuation of Partnership Upon Certain Events.

     (a) Upon the occurrence of any event or events provided in Section 8.2(a) of this Agreement with respect to less than all the General Partner(s) (if there is then more than one General Partner), the remaining General Partner(s) shall immediately send Notice of such event to the Limited Partners, and such remaining General Partner(s) may then elect, within 30 days after the occurrence of such event, to continue the business of the Partnership in accordance with the terms of this Agreement. If the remaining General Partner(s) does not so elect, the Limited Partners may Consent, within sixty (60) days after receipt of Notice of such event, to reconstitute the Partnership and continue its business in accordance with the terms of this Agreement and with a new General Partner(s) or the remaining General Partner(s) selected by the Limited Partners.

     (b) Upon the occurrence of any event or events provided in Section 8.2(a) of this Agreement with respect to a sole General Partner, the Limited Partners shall have the right to continue the business of the Partnership in accordance with the terms of this Agreement upon the selection, by a Majority in Interest of the Limited Partners within ninety (90) days of such occurrence, of a substitute General Partner and upon such substitute General Partner executing this Agreement an amendment to the Certificate and agreeing to be bound by all of the terms and provisions hereof.

     8.5. Dissolution. Upon dissolution, the Partnership shall proceed to liquidate its assets as follows:

     (a) Upon the termination of the Partnership, and absent any continuation of the Partnership pursuant to Section 8.4, the Partnership's affairs shall be wound up and the Partnership shall be dissolved as soon as practicable thereafter by the General Partner or its designee, or, if there is no General Partner then remaining, by such other person designated by a Majority in Interest of the Limited Partners (the "Liquidator"). In winding up the affairs of the Partnership, the Liquidator shall proceed to liquidate the assets of the Partnership in such manner as it shall determine, allowing a reasonable time thereafter to minimize losses attendant upon a liquidation.

     (b) Upon the liquidation of its assets, the proceeds, if any, from such liquidation shall be applied and distributed first, to the payment of the expenses or other charges incurred in connection with such liquidation; second, to the payment of all debts and liabilities of the Partnership; third, to the establishment of such reserves which the Liquidator shall deem reasonably necessary to provide for contingent and unforeseen liabilities or obligations of the Partnership; and fourth, to the Partners in the manner and order provided in subsection (d) below.

     (c) The General Partner shall not be personally liable for the repayment of the Capital Contributions made by the Limited Partners or any portion thereof. Any repayment will be made solely from the assets of the Partnership available for such repayment. The General Partner shall not be liable to the Partnership on account of a Capital Account Deficit of any Partner; provided, however, that the General Partner shall not be relieved of any obligation to pay liabilities to third parties incurred in its capacity as General Partner.

     (d) Distributions in connection with the dissolution of the Partnership shall be made in accordance with the Partners' respective positive Capital Accounts after they have been adjusted to reflect the allocations of Net Profits, Net Losses, income, gain, losses and deductions as set forth in Section
7.3. [In the event that a portion of the Partnership's property is itself distributed to the General Partner on dissolution and termination of the Partnership without a sale of such property having occurred, an independent appraisal of the fair market value of each such asset as of a date reasonably close to the date of the Partnership's liquidation shall be obtained by the Liquidator at the expense of the Partnership. Any unrealized appreciation or depreciation with respect to such assets shall be allocated among the Partners in accordance with Section 7.3, assuming the assets were sold for their appraised value. Distribution of any such asset in kind to the General Partner shall be considered a distribution of an amount equal to the asset's appraised fair market value.]

     (e) Final Capital Account Balances. The parties intend that the allocation provisions of Section 7.3 shall produce final Capital Account balances of the Partners that will permit liquidating distributions under Section 8.5(d) to be made in a manner identical to the order of priorities set forth in Section 6.1(b). To the extent that the allocation provisions of Section 7.3 would fail to produce such final Capital Account balances, (i) such provisions shall be amended by the General Partner if and to the extent necessary to produce such result, and (ii) profits and losses of the Partnership for prior open years (or items of gross income, gain, loss and deduction of the Partnership for such years) shall be reallocated by the General Partner among the Partners to the extent it is not possible to achieve such result with allocations of items of income (including gross income and gain), deduction and loss for the current year and future years. This Section 8.5(e) shall control notwithstanding any other provision of this Agreement, other than Section 7.11 and the reallocation or adjustment of taxable income, taxable loss or items thereof by the IRS or any other taxing authority.


                                   ARTICLE IX

                       WITHDRAWAL AND TRANSFER BY PARTNERS

     9.1. Voluntary Withdrawal or Assignment by the General Partner. The General Partner shall not resign, retire or withdraw as a general partner from the Partnership, or at any time assign, transfer, or otherwise dispose of all or any part of its Partnership Interest, unless; (i) (A) any remaining General Partner and a Majority in Interest of the Limited Partners shall have Consented after being given 90 days Notice or (B) such General Partner shall have provided an additional or successor General Partner satisfactory to a Majority in Interest of the Limited Partners; and (ii) the Partnership shall have received advice of its counsel to the effect that such resignation, withdrawal, assignment or transfer would not subject the Partnership to federal income taxation as an association taxable as a corporation and not as a partnership.

     9.2. Involuntary Withdrawal and Transfer of a General Partner's Interest.

     (a) A General Partner may be removed for cause or without cause as a general partner of the Partnership upon the Consent of a Majority in Interest of the Limited Partners; provided, however, that if such General Partner is the last remaining General Partner, such removal shall not be effective until 90 days after the notice of removal has been sent to such General Partner. In the event of the removal of the last remaining General Partner, the Limited Partners may by Consent of a Majority in Interest elect a new General Partner at any time prior to the effective date of the removal of said last remaining General Partner. For purposes of the foregoing, "cause" shall mean the occurrence of an Event of Bankruptcy or an Event of Dissolution with respect to the General Partner, the commission by the General Partner of an intentional material breach of this Agreement or conduct of the General Partner constituting gross negligence or willful misconduct materially harmful to the Partnership.

     (b) In the event that a Majority in Interest of the Limited Partners vote to remove the General Partner for cause, the General Partner shall have an additional thirty (30) business days from the date of the notice of removal from such Majority in Interest of the Limited Partners in which to cure or otherwise resolve the matter(s) resulting in the notice to remove to the reasonable satisfaction of such Majority in Interest of the Limited Partners. Such Majority in Interest of the Limited Partners shall not unreasonably withhold approval of the cure accomplished by the General Partner. If the General Partner is removed for cause (and does not cure or otherwise resolve the matters resulting in the Notice to remove pursuant to Section 9.2(b)(1)), it hereby agrees to convert its General Partner's Interest into that of a Limited Partner. Pursuant to such conversion, the General Partner shall be issued 1 Unit. If the General Partner is removed for cause, the Partnership must (i) either refinance all existing Partnership indebtedness upon which the General Partner or any Affiliate thereof has liability so that the General Partner and any Affiliate thereof are no longer liable on such indebtedness or obtain a release of liability for the General Partner and its Affiliates upon such indebtedness and (ii) either obtain releases from all other creditors of the Partnership to which the General Partner or any Affiliate thereof would have any liability or indemnify the General Partner and its Affiliates from any liability for which a release may not be reasonably obtained.

     (c) Upon the removal of a General Partner without cause, the Partnership shall be required to pay such General Partner any amounts then accrued and owing to such General Partner under this Agreement. The method of payment to any such General Partner must be fair and must protect the solvency and liquidity of the Partnership. In addition, the Partnership shall have the right, but not the obligation, to terminate any such General Partner's Interest (other than its interest in Units as a limited partner) in Partnership income, losses, distributions and capital upon payment to him of an amount equal to the value of his interest in Partnership income, losses, distributions and capital on the date of such removal. Such interest shall be computed taking into account the General Partner's economic interest in the Partnership under Articles VI and VII hereof, and shall be based upon the market value of the assets of the Partnership determined as if such assets were sold on the date of such removal. In the event such General Partner (or his representative) and the Partnership cannot mutually agree upon such value within 90 days following such removal, such value shall be determined by arbitration before a panel of three appraisers, one of whom shall be selected by such General Partner (or his representative) and one by the Partnership, and the third of whom shall be selected by the two appraisers so selected by the parties. Such arbitration shall take place in Houston, Texas and shall be in accordance with the rules and regulations of the American Arbitration Association then in force and effect. The expense of arbitration shall be borne equally by such General Partner and the Partnership. Payment to such General Partner of the value of his interest in Partnership income, losses, distributions and capital shall be made by the delivery of a promissory note, with the last payment coming due upon the earlier to occur of (i) the seventh anniversary of the Offering or (ii) five years from the date of the note and bearing interest at the rate of 9% per annum, with principal and interest payable annually in equal installments. In addition, within 120 days after the determination of the fair market value of the former General Partner's interest, upon the Consent of a Majority in Interest, the Partnership may sell such interest to one or more Persons who may be Affiliates of the remaining General Partner and admit such Person or Persons to the Partnership as a substitute General Partner or Partners; provided, however, that the purchase price to be paid to the Partnership for the Partnership interest of the former General Partner shall not be less than its fair market value as determined by the appraisal described above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above. As a condition to any purchase or other termination of the General Partner's Interest pursuant to this Section 9.2(c), which condition must be satisfied on or before such purchase or other termination, the Partnership must
(i) either refinance all existing Partnership indebtedness upon which the General Partner or an Affiliate thereof has liability so that the General Partner or an Affiliate thereof is no longer liable on such indebtedness or obtain a release of liability for the General Partner and its Affiliates upon such indebtedness, (ii) either obtain releases from all other creditors of the Partnership to which the General Partner or an Affiliate thereof would have any liability or indemnify the General Partner and its Affiliates from any liability for which a release may not be reasonably obtained, and (iii) indemnify the General Partner for all liabilities and losses arising from incidents or transactions occurring after the closing. In the event that such General Partner's Interest is not terminated by the Partnership pursuant to the provisions set forth above, such interest shall convert automatically to a special limited partnership Interest having the same interest in the Partnership's income, losses, distributions and capital as was attributable to such Interest as a General Partner. In either event, any such General Partner who has been removed shall have no further right to participate in the management of the Partnership.

     (d) The Limited Partners hereby agree to a conversion or transfer of the General Partner's Interest pursuant to this Section 9.2 and specifically authorize that the power of attorney provided for in their Subscription Agreements with the Partnership be utilized, if need be, on their behalf to effectuate fully the legal conversion or transfer, as the case may be, of the dissolved or removed General Partner's Interest hereunder.

     9.3. Transfer by Limited Partners.  Except as specifically provided in this
Article IX, none of the Limited Partners shall sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, all or any part of his or its Interest in the Partnership. No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void ab initio.

     9.4. Restrictions on Transfers.

     (a) No Unit may be transferred, sold, assigned or exchanged if the transfer or sale of such Unit, when added to the total of all other transfers or sales of Units within the period of 12 consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the Partnership, result in the termination of the Partnership under Section 708 of the Code unless the Partnership and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such termination.

     (b) No transfer or assignment may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his Units) will own fewer than the minimum number of Units required to be purchased under Section 4.3(b) hereof, unless such transfer is made on behalf of a Retirement Plan, or such transfer is made by gift, inheritance, intra-family transfer, family dissolution or to an Affiliate.

     (c) No transfer or assignment of any Unit may be made if counsel for the Partnership is of the opinion that such transfer or assignment would be in violation of any state securities or "Blue Sky" laws (including investment suitability standards) applicable to the Partnership.

     (d) All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such Units shall bear, the following legend condition: "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

     (e) No transfer or assignment of any interest in the Partnership shall be made (i) in the case of Units subject to Section 9.4(d) hereof, unless the transferor shall have obtained, if necessary, the consent of the California Commissioner of the Department of Corporations to such transfer, (ii) unless the transferee shall have paid or, at the election of the General Partner, obligated himself to pay, all reasonable expenses connected with such transfer, substitution and admission, including, but not limited to, the cost of preparing an appropriate amendment to this Agreement to effectuate the transferee's admission as a substituted Limited Partner pursuant to Section 9.5 hereof, or
(iii) where the assignor and Assignee agree in connection therewith that the assignor shall exercise any residual powers remaining in him as a Limited Partner in favor of or in the interest or at the direction of the Assignee.

     (f) With the exception of intra-family transfers or transfers made by gift, inheritance or family dissolution, no transfer or assignment of any interest in the Partnership shall be made unless the transferee has either (i) a net worth of at least $45,000 and an annual gross income of at least $45,000 or (ii) a net worth of at least $150,000 or (iii) satisfied any higher suitability standards that may apply in the transferee's state of primary residence. For purposes of the foregoing standards, net worth is computed exclusive of home, furnishings and automobiles. Each transferee will be required to represent that he complies with the applicable standards, that he is purchasing in a fiduciary capacity for a Person meeting such standards, or that he is purchasing with funds directly or indirectly supplied by a donor who meets such standards. No transfer may be made to any Person who does not make such representation.

     (g) No Limited Partner may transfer or assign any Units or beneficial ownership interests therein (whether by sale, exchange, repurchase, redemption, pledge, hypothecation or liquidation), and any such purported transfer shall be void ab initio and shall not be recognized by the Partnership or be effective for any purpose unless (i) the General Partner determines, in its sole discretion, that the Partnership (A) would be able to satisfy any of the secondary market safe harbors contained in Treasury Regulations Section 1.7704-1 (or any other applicable safe harbor from publicly traded partnership status which may be adopted by the IRS) for the Partnership's taxable year in which such transfer otherwise would be effective and (B) would not be treated as an association taxable as a corporation as a result of such transfer or assignment, or (ii) the Partnership has received an opinion of counsel satisfactory to the General Partner or a favorable IRS ruling that any such transfer will not result in the Partnership's being classified as a publicly traded partnership for federal income tax purposes. The Limited Partners agree to provide all information with respect to a proposed transfer that the General Partner deems necessary or desirable in order to make such determination, including but not limited to, information as to whether the transfer occurred on a secondary market (or the substantial equivalent thereof).

     (h) No transfer or assignment may be made if such transfer or assignment would cause the Units to fail to fall within the insignificant investment exclusion from the definition of plan assets contained in Section 2510.3 101(f) of Title 29 of the Code of Federal Regulations.

     (i) No sale, transfer, assignment or substitution by a Limited Partner shall be effective as against the Partnership until the purchaser, transferee, Assignee or substitute Limited Partner, and all the Partners perform all such acts which the General Partner deems necessary or appropriate to constitute such purchaser, transferee or Assignee as a substitute Limited Partner and to preserve the limited liability status of the Limited Partners in the Partnership after the completion of such sale, transfer, assignment or substitution under the laws of each jurisdiction in which the Partnership is doing business. The Limited Partners agree upon request of the General Partner to execute such certificates or other documents and perform such other acts as may be reasonably requested by the General Partner in this regard.

     (j) Notwithstanding anything contained in this Agreement to the contrary, the General Partner may require, as a condition to any transfer or assignment, a determination by counsel in form and substance satisfactory to the Partnership that (i) registration is not required under the Securities Act of 1933, as amended; (ii) such assignment or transfer does not violate any applicable federal or state securities, real estate syndication or comparable laws; (iii) such assignment or transfer would not cause a termination of the Partnership for federal income tax purposes; (iv) such assignment or transfer is not effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704(b) of the Code; (v) such assignment or transfer would not result in the Partnership being treated as a publicly traded partnership within the meaning of Section 7704 of the Code; and (vi) such assignment or transfer would not violate any loan documents or other agreements to which the Partnership is a party or by which the Partnership is bound.


     (k) Any purported transfer or assignment not satisfying all of the foregoing conditions shall be void ab initio, and no purported transfer or assignment shall be of any effect unless all of the foregoing conditions have been satisfied.

     9.5. Substituted Limited Partners. Except as otherwise provided in this Agreement, an Assignee of the whole or any portion of a Limited Partner's Interest in the Partnership shall not have the right to become a substituted Limited Partner in place of his assignor unless (a) the assignment instrument shall have been in form and substance satisfactory to the General Partner; (b) the assignor and Assignee named therein shall have executed and acknowledged such other instrument or instruments as the General Partner may deem necessary or desirable to effectuate such admission, including but not limited to, the Assignee's agreement in writing that he will not, directly or indirectly, create for the Partnership, or facilitate the trading of such interest on, a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code; and (c) the Assignee shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended. Assignees of Units will be recognized by the Partnership as substituted Limited Partners as of the commencement of the first fiscal quarter of the Partnership following the fiscal quarter which includes the effective date of the assignment and in which the foregoing conditions are satisfied, notwithstanding the time consumed in preparing the documents necessary to effectuate the substitution.

     9.6. Assignment of Limited Partnership Interest Without Substitution. Subject to the transfer restrictions of Section 9.4, a Limited Partner shall have the right to assign all or part of such Limited Partner's interest in Units by a written instrument of assignment. The assigning Limited Partner shall deliver to the General Partner a written instrument of assignment in form and substance satisfactory to the General Partner, duly executed by the assigning Limited Partner or his personal representative or authorized agent, including an executed acceptance by the Assignee of all the terms and provisions of this Agreement and the representations of the assignor and Assignee that the assignment was made in accordance with all applicable laws and regulations
(including investment suitability requirements). Said assignment shall be accompanied by such assurance of genuineness and effectiveness and by such consents or authorizations of any governmental or other authorities as may be reasonably required by the General Partner. The Partnership shall recognize any such assignment not later than the last day of the calendar month following receipt of notice of the assignment and all required documentation, and an Assignee shall be entitled to receive distributions and allocations from the Partnership attributable to the Partnership interest acquired by reason of any such assignment from and after the first day of the fiscal quarter following the fiscal quarter in which the assignment of such interest takes place. The Partnership and the General Partner shall be entitled to treat the assignor of such Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership and recorded on its books.

     9.7. Withdrawal of Limited Partner. Except as otherwise specifically permitted by this Agreement, no Limited Partner shall be entitled to withdraw or retire from the Partnership.

     9.8. Death, Legal Incompetency or Dissolution of Limited Partner. Upon the death, legal incompetency or dissolution of a Limited Partner, the estate, personal representative, guardian or other successor in interest of such Limited Partner shall have all of the rights and be liable for all the obligations of the Limited Partner in the Partnership to the extent of such Limited Partner's interest therein, subject to the terms and conditions of this Agreement, and, with the prior written consent of the General Partner, which may be withheld at its sole discretion, may be substituted for such Limited Partner.

     9.9. Elimination or Modification of Restrictions. Notwithstanding any of the foregoing provisions of this Article IX, the General Partner may in its sole discretion amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary.

     9.10. Forfeiture of General Partner's Units. If on or within a reasonable time after the seventh anniversary of the commencement of the Offering, the General Partner has not caused the Partnership to take affirmative steps to begin the liquidation process of the Partnership Properties, the General Partner will forfeit to the Partnership the 250 Units it obtained in connection with its initial Capital Contribution for consideration in the amount of $100.

                                   ARTICLE X

                          BOOKS, RECORDS AND ACCOUNTING

     10.1. Books and Records.

     (a) The Partnership shall keep and maintain the following records in its principal office or make them available in that office within five days after the date of receipt of a written request under subsection (d) below:

          (i) a current list that states:

               (A) the name and mailing address of each partner, separately identifying in alphabetical order the General Partner and the Limited Partners;

               (B) the last known street address of the business or residence of the General Partner; and

               (C) the Units in the Partnership owned by each Partner.

          (ii) copies of the Partnership's federal, state, and local information or income tax returns for each of the Partnership's six most recent tax years;

          (iii) copies of the Agreement and the Certificate, and all amendments thereto;

          (iv) unless contained in this Agreement, a written statement of:

               (A) the amount of the cash contribution and a description and statement of the agreed value of any other contribution made by each Partner, and the amount of the cash contribution and a description and statement of the agreed value of any other contribution that the Partner has agreed to make in the future as an additional contribution;

               (B) events requiring the Partnership to be dissolved and its affairs wound up;

               (C) the date on which each Partner in the Partnership became a Partner; and

               (D) books and records of account of the Limited Partners.

     (b) The Partnership shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

     (c) The Partnership shall keep in its registered office in Texas, and make available to Partners on reasonable request, the street address of its principal United States office in which the records required by this section are maintained or will be available.

     (d) A Partner or an Assignee of a Partnership Interest, on written request stating the purpose, may examine and copy, in person or by the Partner's or Assignee's representative, at any reasonable time, for any proper purpose, and at the Partner's expense, records required to be kept under this section and other information regarding the business, affairs, and financial condition of the Partnership as is just and reasonable for the person to examine and copy.

     (e) On the written request by any Partner or an Assignee of a Partnership Interest made to the person and address designated in this Agreement or, if there is no designation, to the General Partner at the Partnership's principal United States office, the Partnership shall provide to the requesting Partner or Assignee without charge, true copies of:

     (i) this Agreement and all amendments or restatements;

     (ii) the Certificate, and all amendments or restatements; and

     (iii) any of the tax returns  described in  Subdivision  (ii) of Subsection
(a) above.

     10.2. Accounting Method. The Partnership shall adopt the cash method of accounting unless the General Partner determines, in the interest of the Partnership, that a different method should be adopted.

     10.3. Reports.

     (a) Annual Report. Within 120 days after the end of each fiscal year, an annual report shall be sent to all the Limited Partners and Assignees which shall include (i) a balance sheet as of the end of such fiscal year, together with a profit and loss statement, a statement of cash flows and a statement of Partners' capital for such year, which financial statements shall be prepared in accordance with generally accepted accounting principles and shall be accompanied by an auditor's report containing an opinion of the independent certified public accountant for the Partnership; (ii) a Cash Flow statement (which need not be audited); (iii) a report of the activities of the Partnership for such year; (iv) a report on the distributions from (A) Cash Flow during such period, (B) Cash Flow from prior periods, (C) proceeds from the disposition of Partnership Property and investments, (D) reserves from the proceeds of the Offering of Units, and (E) lease payments on net leases with builders and sellers; and (v) a report setting forth the compensation paid to the General Partner and its Affiliates during such year and a statement of the services performed in consideration therefor. In addition, commencing eight years after termination of the Offering, such annual report shall include a notification to the Limited Partners of their right pursuant to Section 8.3 hereof to request that the General Partner formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated. Such annual report shall also include such other information as is deemed reasonably necessary by the General Partner to advise the Limited Partners of the affairs of the Partnership.

     (b) Quarterly Reports. If and for as long as the Partnership is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report for a quarter shall be sent to the Limited
Partners within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each Limited Partner will be furnished within 60 days after the end of each of the first three quarters of each Partnership fiscal year an unaudited financial report for that quarter including a profit and loss statement, a balance sheet and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the General Partner to advise the Limited Partners of the affairs of the Partnership.

     (c) Report of Fees. The Partnership's annual and quarterly reports on Form 10-K and 10-Q for any period during which the General Partner or any of its Affiliates receive fees for services from the Partnership shall set forth (i) a statement of the services rendered, and (ii) the amount of fees received.

     (d) Tax Information. Within 75 days after the end of each fiscal year (in the event that the fiscal year of the Partnership remains on a calendar year basis, and within 120 days after the end of each fiscal year in the event that the General Partner causes, in its sole discretion, the Partnership's fiscal year to be changed to some annual period other than a calendar year), there shall be sent to all the Limited Partners and Assignees all information necessary for the preparation of each Limited Partner's federal income tax return and state income and other tax returns in regard to jurisdictions where Partnership Properties are located.

     (e) Annual Statement of Estimated Unit Value. The General Partner shall furnish each Limited Partner an annual statement of estimated Unit value. Such annual statement shall report the value of each Unit based upon the General Partner's estimate of the amount a Unit holder would receive if Partnership Properties were sold at their fair market values as of the close of the Partnership's fiscal year and the proceeds therefrom (without reduction for selling expenses), together with other funds of the Partnership, were distributed in a liquidation of the Partnership (provided that, with respect to the first three full fiscal years following termination of the Offering, the value of a Unit shall be deemed to be $1,000.00). In connection with their annual valuations, the General Partner shall obtain the opinion of an independent third party that its estimate of Unit value is reasonable and was prepared in accordance with appropriate methods for valuing real estate. The estimated Unit value shall be reported to the Limited Partners in the next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners following the completion of the valuation process.

     (f) Performance Reporting. The Partnership's annual and quarterly reports on Form 10-K and 10-Q shall set forth the year-to-date amount of cash flow available for distribution, as such term is generally defined in existing Guidelines for Partnership Agreement Provisions issued by the International Association for Financial Planning, and shall contain a detailed reconciliation of the Partnership's net income for financial reporting purposes to the Partnership's cash flow available for distribution for the periods covered by the report. In addition, the notes to the Partnership's financial statements included in its annual reports on Form 10-K shall contain a detailed reconciliation of the Partnership's net income for financial reporting purposes to net income for tax purposes for the periods covered by the report.

     (g) Expense Reporting. The notes to the Partnership's financial statements included in its annual reports on Form 10-K shall contain a category-by-category breakdown of the general and administrative expenses incurred by the

Partnership for the periods covered by the report. This breakdown shall reflect each type of general and administrative expense incurred by the Partnership (e.g. investor relations, independent accountants, salaries, rent, utilities, insurance, filing fees, legal fees, etc.) and the amount charged to the Partnership for each category of expense incurred.

     (h) Other Reports. The General Partner shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then currently applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Limited Partner shall be provided with a copy of any such report upon request without expense to him.

     (i) Cessation of Reports. In the event the Securities and Exchange Commission promulgates rules that allow a reduction in reporting requirements, the Partnership may cease preparing and filing certain of the above reports if the General Partner determines such action to be in the best interests of the Partnership; provided, however, that the Partnership will continue to file any reports mandated under state law.

10.4. Bank Accounts. The General Partner shall maintain on behalf of the Partnership a bank account or accounts with such depositories as it shall determine, in which all monies received by or on behalf of the Partnership shall be deposited. All withdrawals from such accounts shall be made upon the signature of such Person or Persons as the General Partner may from time to time designate.


                                   ARTICLE XI

                               SPECIAL TAX MATTERS

     11.1. Tax Elections. All elections required or permitted to be made by the Partnership under the Code shall be made by the General Partner in the manner as will, in its opinion, be most advantageous to the Partners. Notwithstanding the provisions of this Article XI, if any Partner transfers all or part of his/her Interest in this Partnership, any basis adjustment attributable to such transfer, whether made under Section 754 of the Code or otherwise, shall be allocated solely to the transferee of such Interest. No Partner shall take or refuse to take any action which would cause the Partnership to lose the benefits of any tax election made or to be made. The General Partner shall designate the "Tax Matters Partner" and the "Notice Partner" for the Partnership within the meaning of the Code. For all purposes with respect to the Code, the General Partner appoints itself the "Tax Matters Partner" and the "Notice Partner," as applicable, to serve in such capacity until its resignation or replacement is appointed.

     11.2. Tax Audit Expenses. In the event the Partnership is audited by the IRS, the Partnership shall pay all of the costs incurred in defending the Partnership's tax position, including the cost of third party professionals engaged to assist in preparing for and representing the Partnership in such an audit. In the event the Partnership does not have funds available to pay such costs; the General Partner may advance such sums or may loan sufficient funds to the Partnership to cover such costs, in accordance with Section 5.3(d) herein. The General Partner shall be solely responsible for determining when and to what extent to compromise, defend, or otherwise pursue the Partnership's position with respect to the treatment of any item of Partnership income, expense, deduction, or allocation with respect to such an audit.

     11.3. Taxation as Partnership. The General Partner, while serving as such, agrees to use its best efforts to cause compliance at all times with the conditions to the continued effectiveness of any opinion of counsel obtained by the Partnership to the effect that the Partnership will be classified as a partnership for federal income tax purposes.

                                  ARTICLE XII

                MEETINGS OF, OR ACTIONS BY, THE LIMITED PARTNERS

     12.1. General. Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by any General Partner and shall be called by the General Partner upon the written request of Limited Partners holding 10% or more of the outstanding Units by delivering written notice within ten days after receipt of such written request, either in person or by certified mail, to the Limited Partners entitled to vote at such meeting to the effect that a meeting will be held at a reasonable time and place convenient to the Limited Partners and which is not less than 15 days nor more than 60 days after the receipt of such request; provided, however, that such maximum periods for the giving of notice and the holding of meetings may be extended for an additional 60 days if such extension is necessary to obtain qualification or clearance under any applicable securities laws of the matters to be acted upon at such meeting or clearance by the appropriate governing agency of the solicitation materials to be forwarded to the Limited Partners in connection with such meeting. The General Partners agree to use their best efforts to obtain such qualifications and clearances. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording on any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Partnership.

     12.2. Votes. A Limited Partner shall be entitled to cast one vote for each Unit that he owns. Attendance by a Limited Partner at any meeting and voting in person shall revoke any written proxy submitted with respect to action proposed to be taken at such meeting. Any matter as to which the Limited Partners are authorized to take action under this Agreement or under law may be acted upon by the Limited Partners without a meeting and any such action shall be as valid and effective as action taken by the Limited Partners at a meeting assembled, if written consents to such action by the Limited Partners are signed by the Limited Partners entitled to vote upon such action at a meeting who hold the number of Units required to authorize such action and are delivered to the General Partner.

     12.3. Records. The General Partner shall be responsible for enacting all needed rules of order for conducting all meetings and shall keep, or cause to be kept, at the expense of the Partnership, an accurate record of all matters discussed and action taken at all meetings or by written consent. The records of all said meetings and written consents shall be maintained at the principal place of business of the Partnership and shall be available for inspection by any Partner at reasonable times.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     13.1. Notices. All Notices, demands, or other communications hereunder shall be in writing and shall be deemed to have been given when the same are (a) deposited in the United States mail and sent by certified or registered mail, postage prepaid, return receipt requested, or (b) delivered, in each case to the parties at the addresses set forth below or at such other addresses as such parties may designate by written notice to the Partnership

     (a) if to the Partnership, the General Partner or the Initial Limited Partner, at the principal office of the Partnership; and

     (b) if to the Limited Partners, at the addresses set forth in their respective Subscription Agreements or any written notice of change of address received by the General Partner.

     13.2. Further Assurances. The Partners will execute and deliver such further instruments and do such further acts or forbear from such action and things, as may be required to carry out the intent and purpose of this Agreement.

     13.3. Survival of Representations and Agreements. All representations and agreements herein shall survive until the dissolution and final liquidation of the Partnership, except to the extent that a representation or agreement expressly provides otherwise.

     13.4. Amendment. Except as specifically provided herein, following the admission of Additional Limited Partners to the Partnership, this Agreement may be amended, modified and changed only after obtaining the Consent of a Majority in Interest. When voting on whether to approve or reject proposed changes to this Agreement, Limited Partners shall be permitted to vote separately on each significant proposed change.

     13.5. Agreement in Counterparts. This Agreement may be executed in counterparts and all so executed shall constitute one agreement binding on all parties hereto notwithstanding that all the parties hereto are not signatories to the original or to the same counterpart.

     13.6. Captions and Context. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof. The use of a masculine pronoun shall be deemed interchangeable with a feminine or neuter pronoun as the content would require; likewise singular nouns shall be interchangeable with plural as the content requires.

     13.7. Construction. The title of the Articles and Sections in this Agreement have been inserted as a matter of convenience of reference only and do not affect the meaning or construction of any of the provisions in this Agreement.

     13.8. Governing Law; Successors. This Agreement and the rights and obligations of the Partners shall be governed by and construed in accordance with the internal laws of the State of Texas. Except as otherwise expressly provided in this Agreement, all provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by or against, the heirs, successors, legal representatives and assigns of the parties hereto.

     13.9. Binding Effect. Subject to Section 13.11, this Agreement will inure to the benefit of and will be binding upon the Partners, their legal representatives, transferees, heirs, administrators, successors and assigns.

     13.10. Validity of Agreement. The invalidity of any portion of this Agreement shall not affect the validity of the remainder hereof. Should any portion of this Agreement be declared invalid and unenforceable, then such provisions shall automatically be struck from this Agreement and replaced with a provision as close in meaning to the original provision as possible while remaining valid and enforceable.

     13.11. Creditors Not Benefited. Nothing in this Agreement (including specifically Sections 4.7, 4.9, 4.12, 5.3(d), 6.2, and 11.2) is intended to benefit any creditor of (i) the Partnership or (ii) a Partner. No creditor of the Partnership or a Partner will be entitled to require the General Partner to solicit or accept any loan or additional capital contribution for the Partnership or to enforce any right which the Partnership or any Partner may have against a Partner, whether arising under this Agreement or otherwise.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the ______ day of __________________, 2002.


                               General Partner:

                               AMREIT FIDELITY CORPORATION



                               By:  -------------------------------------------
                               Name: ------------------------------------------
                               Title:------------------------------------------



                               Initial Limited Partner:

                               AMREIT REALTY INVESTMENT CORP.



                               By:  -------------------------------------------
                               Name: ------------------------------------------
                               Title:------------------------------------------